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                    WELLS FARGO ASSET SECURITIES CORPORATION


                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 30, 2001

                                 $650,242,573.26
                       Mortgage Pass-Through Certificates
                                 Series 2001-18




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

                                TABLE OF CONTENTS




                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions......................................................
Section 1.02   Acts of Holders..................................................
Section 1.03   Effect of Headings and Table of Contents.........................
Section 1.04   Benefits of Agreement............................................


                                   ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01   Conveyance of Mortgage Loans.....................................
Section 2.02   Acceptance by Trustee............................................
Section 2.03   Representations and Warranties of the Master Servicer
               and the Seller...................................................
Section 2.04   Execution and Delivery of Certificates...........................
Section 2.05   Designation of Certificates; Designation of Startup Day
               and Latest Possible Maturity Date................................
Section 2.06   Optional Substitution of Mortgage Loans..........................


                                   ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01   Certificate Account..............................................
Section 3.02   Permitted Withdrawals from the Certificate Account...............
Section 3.03   Advances by Master Servicer and Trustee..........................
Section 3.04   Trustee to Cooperate; Release of Owner Mortgage Loan
               Files............................................................
Section 3.05   Reports to the Trustee; Annual Compliance Statements.............
Section 3.06   Title, Management and Disposition of Any REO Mortgage
               Loan.............................................................
Section 3.07   Amendments to Servicing Agreements, Modification of
               Standard Provisions..............................................
Section 3.08   Oversight of Servicing...........................................
Section 3.09   Termination and Substitution of Servicing Agreements.............
Section 3.10   Application of Net Liquidation Proceeds..........................
Section 3.11   Act Reports......................................................


                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                       PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01   Distributions....................................................
Section 4.02   Allocation of Realized Losses....................................
Section 4.03   Paying Agent.....................................................
Section 4.04   Statements to Certificateholders; Reports to the
               Trustee, and the Seller..........................................
Section 4.05   Reports to Mortgagors and the Internal Revenue Service...........
Section 4.06   Calculation of Amounts; Binding Effect of
               Interpretations and Actions of Master Servicer...................
Section 4.07   Determination of LIBOR...........................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates.................................................
Section 5.02   Registration of Certificates.....................................
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates................
Section 5.04   Persons Deemed Owners............................................
Section 5.05   Access to List of Certificateholders' Names and
               Addresses........................................................
Section 5.06   Maintenance of Office or Agency..................................
Section 5.07   Definitive Certificates..........................................
Section 5.08   Notices to Clearing Agency.......................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01   Liability of the Seller and the Master Servicer..................
Section 6.02   Merger or Consolidation of the Seller or the Master
               Servicer.........................................................
Section 6.03   Limitation on Liability of the Seller, the Master
               Servicer and Others..............................................
Section 6.04   Resignation of the Master Servicer...............................
Section 6.05   Compensation to the Master Servicer..............................
Section 6.06   Assignment or Delegation of Duties by Master Servicer............
Section 6.07   Indemnification of Trustee and Seller by Master Servicer


                                   ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default................................................
Section 7.02   Other Remedies of Trustee........................................
Section 7.03   Directions by Certificateholders and Duties of Trustee
               During Event of Default..........................................
Section 7.04   Action upon Certain Failures of the Master Servicer and
               upon Event of Default............................................
Section 7.05   Trustee to Act; Appointment of Successor.........................
Section 7.06   Notification to Certificateholders...............................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01   Duties of Trustee...............................................
Section 8.02   Certain Matters Affecting the Trustee...........................
Section 8.03   Trustee Not Required to Make Investigation......................
Section 8.04   Trustee Not Liable for Certificates or Mortgage Loans...........
Section 8.05   Trustee May Own Certificates....................................
Section 8.06   The Master Servicer to Pay Fees and Expenses....................
Section 8.07   Eligibility Requirements........................................
Section 8.08   Resignation and Removal.........................................
Section 8.09   Successor.......................................................
Section 8.10   Merger or Consolidation.........................................
Section 8.11   Authenticating Agent............................................
Section 8.12   Separate Trustees and Co-Trustees...............................
Section 8.13   Appointment of Custodians.......................................
Section 8.14   Tax Matters; Compliance with REMIC Provisions...................
Section 8.15   Monthly Advances................................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01   Termination upon Purchase by the Seller or Liquidation
               of All Mortgage Loans...........................................
Section 9.02   Additional Termination Requirements.............................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Amendment.......................................................
Section 10.02  Recordation of Agreement........................................
Section 10.03  Limitation on Rights of Certificateholders......................
Section 10.04  Governing Law; Jurisdiction.....................................
Section 10.05  Notices.........................................................
Section 10.06  Severability of Provisions......................................
Section 10.07  Special Notices to Rating Agencies..............................
Section 10.08  Covenant of Seller..............................................
Section 10.09  Recharacterization..............................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01  Class A Fixed Pass-Through Rate.................................
Section 11.02  Cut-Off Date....................................................
Section 11.03  Cut-Off Date Aggregate Principal Balance........................
Section 11.04  Original Class A Percentage.....................................
Section 11.05  Original Principal Balances of the Classes of Class A
               Certificates....................................................
Section 11.05(a)Original Notional Amount.......................................
Section 11.06  Original Class A Non-PO Principal Balance.......................
Section 11.07  Original Subordinated Percentage................................
Section 11.08  Original Class B-1 Percentage...................................
Section 11.09  Original Class B-2 Percentage...................................
Section 11.10  Original Class B-3 Percentage...................................
Section 11.11  Original Class B-4 Percentage...................................
Section 11.12  Original Class B-5 Percentage...................................
Section 11.13  Original Class B-6 Percentage...................................
Section 11.14  Original Class B Principal Balance..............................
Section 11.15  Original Principal Balances of the Classes of Class B
               Certificates....................................................
Section 11.16  Original Class B-1 Fractional Interest..........................
Section 11.17  Original Class B-2 Fractional Interest..........................
Section 11.18  Original Class B-3 Fractional Interest..........................
Section 11.19  Original Class B-4 Fractional Interest..........................
Section 11.20  Original Class B-5 Fractional Interest..........................
Section 11.21  Closing Date....................................................
Section 11.22  Right to Purchase...............................................
Section 11.23  Wire Transfer Eligibility.......................................
Section 11.24  Single Certificate..............................................
Section 11.25  Servicing Fee Rate..............................................
Section 11.26  Master Servicing Fee Rate.......................................

                                    EXHIBITS
                                    --------


EXHIBIT A-1       -     Form of Face of Class A-1 Certificate
EXHIBIT A-2       -     Form of Face of Class A-2 Certificate
EXHIBIT A-3       -     Form of Face of Class A-3 Certificate
EXHIBIT A-4       -     Form of Face of Class A-4 Certificate
EXHIBIT A-5       -     Form of Face of Class A-5 Certificate
EXHIBIT A-6       -     Form of Face of Class A-6 Certificate
EXHIBIT A-7       -     Form of Face of Class A-7 Certificate
EXHIBIT A-8       -     Form of Face of Class A-8 Certificate
EXHIBIT A-9       -     Form of Face of Class A-9 Certificate
EXHIBIT A-10      -     Form of Face of Class A-10 Certificate
EXHIBIT A-11      -     Form of Face of Class A-11 Certificate
EXHIBIT A-12      -     Form of Face of Class A-12 Certificate
EXHIBIT A-13      -     Form of Face of Class A-13 Certificate
EXHIBIT A-14      -     Form of Face of Class A-14 Certificate
EXHIBIT A-15      -     Form of Face of Class A-15 Certificate
EXHIBIT A-16      -     Form of Face of Class A-16 Certificate
EXHIBIT A-PO      -     Form of Face of Class A-PO Certificate
EXHIBIT A-R       -     Form of Face of Class A-R Certificate
EXHIBIT A-LR      -     Form of Face of Class A-LR Certificate
EXHIBIT B-1       -     Form of Face of Class B-1 Certificate
EXHIBIT B-2       -     Form of Face of Class B-2 Certificate
EXHIBIT B-3       -     Form of Face of Class B-3 Certificate
EXHIBIT B-4       -     Form of Face of Class B-4 Certificate
EXHIBIT B-5       -     Form of Face of Class B-5 Certificate
EXHIBIT B-6       -     Form of Face of Class B-6 Certificate
EXHIBIT C         -     Form of Reverse of Series 2001-18 Certificates
EXHIBIT D         -     Reserved
EXHIBIT E         -     Custodial Agreement
EXHIBIT F-1       -     Schedule of Type 1 Mortgage Loans Serviced by WFHM
EXHIBIT F-2       -     Schedule of Type 2 Mortgage Loans Serviced by WFHM
EXHIBIT F-3       -     Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G         -     Request for Release
EXHIBIT H         -     Affidavit Pursuant to Section 860E(e)(4) of the
                        Internal Revenue Code of 1986, as amended, and for
                        Non-ERISA Investors
EXHIBIT I         -     Letter from Transferor of Residual Certificates
EXHIBIT J         -     Transferee's Letter (Class [B-4][B-5][B-6]
                        Certificates)
EXHIBIT K         -     Reserved
EXHIBIT L         -     Servicing Agreements
EXHIBIT M         -     Form of Special Servicing Agreement
SCHEDULE I        -     Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of August 30, 2001 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.


                                WITNESSETH THAT:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      SECTION 1.01 DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Accretion Termination Date: For (a) the Class A-5 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-6 Certificates has been reduced to zero or (ii) the Subordination Depletion Date and (b) the Class A-12 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-11 Certificates has been reduced to zero or (ii) the Subordination Depletion Date.

            Accrual Certificates:  The Class A-5 and Class A-12 Certificates.

            Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date and any Class of Accrual Certificates, an amount equal to the sum of (i) the Class A Interest Percentage of such Class of Accrual Certificates of the Current Class A Interest Distribution Amount and
(ii) the Class A Interest Shortfall Percentage of such Class of Accrual Certificates of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date, zero.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

            Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Class A Certificates.

            Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Non-PO Principal Balance: With respect to any Distribution Date, the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance as of such Distribution Date.

            Agreement:   This  Pooling  and   Servicing   Agreement   and  all
amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $156,564.22 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Subordination Depletion Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in
Section 5.02.  The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates Class A-16 Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-5, Class A-10, Class A-12 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a)(i). As to the Accrual Certificates, (a) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-10 Certificates, the amount distributable to such Class pursuant to Paragraphs first and second of Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

            Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class A Certificates with respect to such Distribution Date.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of Interest Accrual Amount).

            Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i), including, in the case of a Class of Accrual Certificates prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

            Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

            Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Accrual Certificates, the Class A-8 Certificates, Class A-9 Certificates and the Class A-PO Certificates) and Components and (ii) with respect to each Class of Accrual Certificates, the lesser of the Principal Balance of such Class of Accrual Certificates and the Original Principal Balance of such Class of Accrual Certificates.

            Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-8, Class A-9 and Class A-PO Certificates) or Component then outstanding, the percentage calculated by dividing the Principal Balance of such Class or Component (or, in the case of a Class of Accrual Certificates, the Original Principal Balance of such Class, if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates or Component not then outstanding), in each case determined as of the preceding Determination Date.

            Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

            Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

      (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class A Prepayment Percentage of the Non-PO Recovery for such Distribution Date.

            Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

            Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

            Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

            Class A Pass-Through Rate: As to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-R and Class A-LR Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-7 Certificates, 6.100% per annum. As to the Class A-8 Certificates, 5.850% per annum. As to the Class A-9 Certificates, the Class A-9 Pass-Through Rate. As to the Class A-10 Certificates, the Class A-10 Pass-Through Rate. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

            Class A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in August 2006, 100%. As to any Distribution Date subsequent to August 2006 to and including the Distribution Date in August 2007, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2007 to and including the Distribution Date in August 2008, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2008 to and including the Distribution Date in August 2009, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2009 to and including the Distribution Date in August 2010, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to August 2010, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to the Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the August preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). No reduction in the Class A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the current Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed
(1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including September 2006 and August 2007, (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including September 2007 and August 2008, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including September 2008 and August 2009, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including September 2009 and August 2010, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after September 2010. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of a Class of Accrual Certificates prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

            Class A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

            Class A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

            Class A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

            Class A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

            Class A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

            Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

            Class A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

            Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

            Class A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

            Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

            Class A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

            Class A-8 Certificateholder: The registered holder of a Class A-8 Certificate.

            Class A-9 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

            Class A-9 Certificateholder: The registered holder of a Class A-9 Certificate.

            Class A-9 Pass-Through Rate: With respect to the Distribution Date occurring in September 2001, 4.300% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the applicable Rate Determination Date, equal to 0.450% plus LIBOR subject to a minimum rate of 0.450% and a maximum rate of 8.500%.

            Class A-10 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

            Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

            Class A-10 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class A-10 Certificates and (B) the Notional Amount as of such Distribution Date minus (ii) the Class A Interest Percentage of the Class A-10 Certificates of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Subordination Depletion Date pursuant to Section 4.02(e).

            Class A-10 Pass-Through Rate: With respect to the Distribution Date occurring in September 2001, 4.200% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the applicable Rate Determination Date, equal to 8.050% minus LIBOR subject to a minimum rate of 0.000% and a maximum rate of 8.050%

            Class A-11 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

            Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

            Class A-12 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

            Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

            Class A-13 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

            Class A-13 Certificateholder: The registered holder of a Class A-13 Certificate.

            Class A-14 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

            Class A-14 Certificateholder: The registered holder of a Class A-14 Certificate.

            Class A-15 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

            Class A-15 Certificateholder: The registered holder of a Class A-15 Certificate.

            Class A-16 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit C hereto.

            Class A-16 Certificateholder: The registered holder of a Class A-16 Certificate.

            Class A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L7 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L8 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L9 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit C hereto.

            Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

            Class A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause
(B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Subordination Depletion Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

      (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Scheduled Principal Balance of each Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II)  the Class A-PO Recovery for such Distribution Date.

            Class A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

            Class A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Pass-Through Rate: As to any Distribution Date, 6.750% per annum.

            Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

            Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-1 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

            Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-2 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

            Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-3 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

            Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a)(i).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-4 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

            Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth and nineteenth of Section 4.01(a)(i).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-5 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

            Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-6 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

            Class B-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Clearing  Agency:  An  organization   registered  as  a  "clearing
agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the lesser of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans for such Distribution Date, (b) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (c) the Available Master Servicing Compensation for such Distribution Date.

            Component:  Any Class A-8 or Class A-9 Component.

            Co-op  Shares:   Shares  issued  by  private   non-profit  housing
corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this instrument, is located at 401 South Tryon Street, Charlotte, North Carolina 28288.

            Corresponding Upper-Tier Class or Classes: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes as follows:

Uncertificated Lower-Tier Interest    Corresponding Upper-Tier Class or Classes
----------------------------------    -----------------------------------------

      Class A-L1 Interest             Class A-1 Certificates, Class A-2
                                      Certificates, Class A-3 Certificates,
                                      Class A-4 Certificates, Class A-5
                                      Certificates, Class A-6 Certificates,
                                      Class A-11 Certificates, Class A-12
                                      Certificates, Class A-13 Certificates,
                                      Class A-14 Certificates, Class A-15
                                      Certificates and Class A-16 Certificates

      Class A-L7 Interest             Class A-7 Certificates

      Class A-L8 Interest             Class A-8 Certificates

      Class A-L9 Interest             Class A-9 Certificates and Class A-10
                                      Certificates

      Class A-LPO Interest            Class A-PO Certificates

      Class A-LUR Interest            Class A-R Certificate

      Class B-L1 Interest             Class B-1 Certificates

      Class B-L2 Interest             Class B-2 Certificates

      Class B-L3 Interest             Class B-3 Certificates

      Class B-L4 Interest             Class B-4 Certificates

      Class B-L5 Interest             Class B-5 Certificates

      Class B-L6 Interest             Class B-6 Certificates

            Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Certificates pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in
Section 11.03.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates:  As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-10 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-10 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Notional Amount.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

      (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

      (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

      (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

      (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

      (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

      (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

      (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

      (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder:  As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default:  Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of
(a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Special Hazard Loss.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond:  As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to
Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Class A Certificates (other than the Class A-6 Certificates) is September 25, 2031, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended. The Final Scheduled Maturity Date for the Class A-6 Certificates is April 25, 2015.

            Fitch:  Fitch, Inc., or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.750%,
(b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.750%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $13,004,851.47 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Subordination Depletion or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Holder:  See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured  Expenses:   Expenses  covered  by  any  Insurance  Policy
covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-10 and Class A-PO Certificates),
(i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Subordination Depletion Date pursuant to Section 4.02(e). As to any Distribution Date and the Class A-9 Certificates, the Class A-9 Interest Accrual Amount. As to any Distribution Date and the Class A-10 Certificates, the Class A-10 Interest Accrual Amount. The Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one month U.S. dollar deposits, as determined by the Trustee on the related Rate Determination Date in accordance with Section 4.07.

            LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England, the City of New York and Charlotte, North Carolina.

            LIBOR Certificates: Any of the Class A-9 and Class A-10
Certificates.

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 4.01(a)(ii).

            Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate:  As set forth in Section 11.26.

            MERS:  As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Month End Interest:  As defined in each Servicing Agreement.

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of August 30, 2001 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

      (i)    the Mortgage Loan identifying number;

      (ii)   the city, state and zip code of the Mortgaged Property;

      (iii)  the type of property;

      (iv)   the Mortgage Interest Rate;

      (v)    the Net Mortgage Interest Rate;

      (vi)   the Monthly Payment;

      (vii)  the original number of months to maturity;

      (viii) the scheduled maturity date;

      (ix)   the Cut-Off Date Principal Balance;

      (x)    the Loan-to-Value Ratio at origination;

      (xi)   whether such Mortgage Loan is a Subsidy Loan;

      (xii)  whether  such  Mortgage  Loan  is  covered  by  primary   mortgage
      insurance;

      (xiii) the applicable Servicing Fee Rate;

      (xiv)  the Master Servicing Fee Rate;

      (xv)   Fixed Retained Yield Rate, if applicable; and

      (xvi) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 or 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor:  The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder:  As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Mortgage Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.750%.

            Non-PO Recovery: As to any Distribution Date, the amount of all Recoveries received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class A-PO Recovery for such Distribution Date.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer or delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            Non-U.S. Person:  As defined in Section 4.01(g).

            Notional Amount: As to any Distribution Date, an amount equal to the Principal Balance of the Class A-9 Certificates.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-R and Class A-LR Certificates, as set forth in Section 11.06.

            Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.20.

            Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Notional Amount: The Original Notional Amount, as set forth in Section 11.05(a).

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Principal Balances of the Class A-8A Component, the Class A-8B Component, the Class A-9A Component, Class A-9B Component as set forth in
Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

            Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            Other Servicer:  Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any of the Mortgage Loans, if any, identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate (other than Class A-10 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class A-10 Certificate, the undivided percentage interest obtained by dividing the original notional amount evidenced by such Certificate by the Original Notional Amount of such Class. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan:  As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Class A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

      (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

      (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

      (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

      (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

      (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

      (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Mortgage Loan substituted for a Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Mortgage Loan;

      (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

      (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

      (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses
(a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

      (j)    Liquidation Profits;

      (k)    Month End Interest; and

      (l)    all amounts reimbursable to a Servicer for PMI Advances.

            Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

                                                                  Prepayment
                                                                     Shift
  Distribution Date Occurring In                                  Percentage
  ------------------------------                                  ----------
  September 2001 through August 2006............................         0%
  September 2006 through August 2007.............................       30%
  September 2007 through August 2008.............................       40%
  September 2008 through August 2009.............................       60%
  September 2009 through August 2010.............................       80%
  September 2010 and thereafter..................................      100%

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-8, Class A-9 and Class A-10 Certificates) and Component, the Original Principal Balance of such Class or Component. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates (other than the Class A-8, Class A-9 and Class A-PO Certificates) and Component, the Original Principal Balance of such Class or Component (increased in the case of a Class of Accrual Certificates by the Accrual Distribution Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates) less the sum of
(a) all amounts previously distributed in respect of such Class or Component on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a)(i), (ii) as a result of a Principal Adjustment and (iii), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class or Component pursuant to Section 4.02(b). After the Subordination Depletion Date, each such Principal Balance of a Class of Class A Certificates (other than the Class A-8, Class A-9 and Class A-PO Certificates) and Component will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class or Component and the difference, if any, between (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            The Class A-10 Certificates are interest only Certificates and have no Principal Balance.

            As of any Determination Date, the Principal Balance of the Class A-8 Certificates will equal the sum of the Principal Balances of the Class A-8A Component and the Class A-8B Component. As of any Determination Date, the Principal Balance of the Class A-9 Certificates will equal the sum of the Principal Balances of the Class A-9A Component and the Class A-9B Component.

            Notwithstanding the foregoing, no Principal Balance of a Class or Component will be increased on any Determination Date such that the Principal Balance of such Class or Component exceeds its Original Principal Balance (plus any Accrual Distribution Amounts previously added to the Principal Balance of a Class of Accrual Certificates) less all amounts previously distributed in respect of such Class or Component on prior Distribution Dates pursuant to Paragraph third clause (A) of Section 4.01(a)(i), Paragraph third clause (B) of
Section 4.01(a)(i), or Paragraphs seventh, tenth, thirteenth, sixteenth, nineteenth or twenty-second of Section 4.01(a)(i).

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class A-1 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage,
(2) the Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

            Priority Percentage: The Principal Balance of the Class A-1 Certificates divided by the Aggregate Non-PO Principal Balance.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated August 22, 2001 as supplemented by the prospectus supplement dated August 22, 2001, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rate Determination Date: As to any Distribution Date and any Class of LIBOR Certificates, the second LIBOR Business Day preceding the 25th day of the month preceding the month in which such Distribution Date occurs.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are Fitch and S&P. The Rating Agency for the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1 in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of Fitch and S&P, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Reference Banks: Initially, the Reference Banks shall be Deutsche Bank International, Bank of America, N.A., Citibank, N.A., and The Fuji Bank, Limited. If any of these banks are not available, the Trustee shall select from one of the following banks a substitute Reference Bank: Credit Suisse First Boston Corporation, Westdeutsche Landesbank Girozentrale, The Chase Manhattan Bank or National Westminster Bank Plc. If any of these banks are not available, the Trustee shall in its discretion select another Reference Bank.

            Relevant Anniversary:  See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date:  As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

            Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(i) and Iy(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Class A Percentage.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller:   Wells  Fargo  Asset  Securities   Corporation,   or  its
successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, National City Mortgage Co., HomeSide Lending, Inc., SunTrust Mortgage, Inc., Old Kent Mortgage Company, Colonial Savings, F.A., Chase Manhattan Mortgage Corporation, Washington Mutual Bank, F.A., HSBC Mortgage Corporation (USA) and The Huntington Mortgage Company, as a Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in Section 11.25.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

  Distribution Date Occurring In                                      Shift
                                                                    Percentage
  September 2001 through August 2006............................         0%
  September 2006 and thereafter..................................      100%

            Similar Law:  As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in
Section 11.24.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $6,502,425.73 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and after the Subordination Depletion Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day:  As defined in Section 2.05.

            Subordinated   Percentage:   As  to  any  Distribution  Date,  the
percentage which is the difference between 100% and the Class A Percentage for such date.

            Subordinated  Prepayment Percentage:  As to any Distribution Date,
the  percentage  which  is  the  difference   between  100%  and  the  Class A
Prepayment Percentage for such date.

            Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan:  As defined in Section 2.02.

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Type 1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Type 2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Prior Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Uncertificated Lower-Tier Interest: Any of the Class A-L1 Interest, the Class A-L7 Interest, the Class A-L8 Interest, the Class A-L9 Interest, the Class A-LPO Interest, the Class A-LUR Interest, the Class B-L1 Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(ii) and Iy(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Class A Prepayment Percentage.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

            Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person:  As defined in Section 4.01(g).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class A-10 Certificates will each be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 Mortgage Loans and Type 2 Mortgage Loans initially by WFHM.

      SECTION 1.02 ACTS OF HOLDERS.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

      SECTION 1.03 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

      SECTION 1.04 BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

      SECTION 2.01 CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trustee on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of the initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

      SECTION 2.02 ACCEPTANCE BY TRUSTEE.

            The Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee, in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

      SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

      (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this
Agreement:

         (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

         (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

         (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

         (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

         (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

      It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

      (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

         (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

         (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

         (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

         (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

         (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

         (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

         (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

         (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

         (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

         (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

         (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

         (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

         (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

         (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable,
   (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan,
   (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

         (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

         (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

         (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

         (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

         (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

         (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

         (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

         (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

         (xxv) In the event that the Mortgagor is an inter vivos "living" trust,
   (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

         (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

      (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

      SECTION 2.04 EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

      SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L7 Interest, Class A-L8 Interest, Class A-L9 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is September 25, 2031 for purposes of Code Section 860G(a)(1).

      SECTION 2.06 OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in
Section 2.02, shall be deposited in the Certificate Account.

                                  ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

      SECTION 3.01 CERTIFICATE ACCOUNT.

      (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

      (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

         (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

         (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to
   Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

      (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

      (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

      SECTION 3.02 PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

      (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

         (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to
   Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

         (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

         (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

         (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

         (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of
   Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

         (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

         (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

         (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

         (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

         (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

         (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

         (xii) to clear and terminate the Certificate Account pursuant to
   Section 9.01; and

         (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

      (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

      SECTION 3.03 ADVANCES BY MASTER SERVICER AND TRUSTEE.

      (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a), and
(iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

      (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

      (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

      (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

      SECTION 3.04 TRUSTEE TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.


            SECTION 3.05 REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of a REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07 AMENDMENTS TO SERVICING AGREEMENTS, MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c) (i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08 OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided, however, that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09 TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the WFHM Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10 APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11 ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01 DISTRIBUTIONS.

            (a) (i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

               first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class of Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

               second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to each Class of Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

               third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or
        Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

               fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

               fifth, to the Class B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

               sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

               seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

               eighth, to the Class B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

               ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

               tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

               eleventh, to the Class B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

               twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

               thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

               fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

               fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

               sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

               seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

               eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

               nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

               twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

               twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

               twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

               twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class A-R or Class A-LR Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-10 and Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest (or in the case of the Class A-L1 Interest, with respect to the Accrual Certificates, shall have such amounts added to its Principal Balance) in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

            The pass-through rate with respect to the Class A-L1 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 6.750% per annum. The pass-through rate with respect to the Class A-L7 Interest shall be 6.100% per annum. The pass-through rate with respect to the Class A-L8 Interest shall be 5.850% per annum. The pass-through rate with respect to the Class A-L9 Interest shall be 8.500% per annum. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) The Class A-10 Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

            On each Distribution Date prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount will be allocated and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Principal Balance of the Class A-PO Certificates) sequentially, as follows:

               I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-5 Certificates, the Accrual Distribution Amount for the Class A-5 Certificates will be allocated sequentially to the Class A-6 and Class A-5 Certificates.

               II. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-12 Certificates, the Accrual Distribution Amount for the Class A-12 Certificates will be allocated sequentially as follows:

               first, concurrently, as follows:

                      (A) 11.8229645306% to the Class A-11 Certificates;

                      (B) 76.7356088379%, sequentially, to the Class A-13 and Class A-14 Certificates; and

                      (C) 11.4414266314%, sequentially, to the Class A-15 and Class A-16 Certificates; and

               second, to the Class A-12 Certificates.

               III. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) sequentially as follows:

               first, concurrently, to the Class A-R and Class A-LR Certificates, pro rata;

               second, to the Class A-1 Certificates, up to the Priority Amount for such Distribution Date;

               third, concurrently, as follows:

                      (A) 61.5157040431%, sequentially, as follows:

                             (a) concurrently, as follows:

                                    (i) 78.8585786073% to the Class A-2
                             Certificates; and

                                    (ii) 21.1414213927%, sequentially, as
                             follows:

                                            (I) concurrently, to the Class A-7
                                    Certificates and the Class A-8A and Class
                                    A-9A Components, pro rata; and

                                            (II) concurrently, to the Class A-8B
                                    and Class A-9B Components, pro rata; and

                             (b) sequentially, to the Class A-3, Class A-4,
                      Class A-6 and Class A-5 Certificates; and

                      (B) 38.4842959569%, sequentially, as follows:

                             (a) concurrently, as follows:

                                    (i) 11.8229645306%, to the Class A-11
                        Certificates;

                                    (ii) 76.7356088379%, sequentially, to the
                        Class A-13 and Class A-14 Certificates; and

                                    (iii) 11.4414266314%, sequentially, to the
                        Class A-15 and Class A-16 Certificates; and

                             (b) to the Class A-12 Certificates; and

               fourth, to the Class A-1 Certificates.

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

             (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

             (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

             (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in
Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

             In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-10, Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero or, in the case of the Class A-10 Certificates, the Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

             (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

             SECTION 4.02 ALLOCATION OF REALIZED LOSSES.

             (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

         first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

         second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

         third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

         fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

         fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

         sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

         seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

             This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

             (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-8, Class A-9 and Class A-PO Certificates) and Components and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Class A Certificates (other than the Class A-8, Class A-9 and Class A-PO Certificates) and Components in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

             (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

             (d) [Intentionally Left Blank]

             (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on each Class's Class A Interest Percentage. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

             (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

             (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above. (h) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

             SECTION 4.03 PAYING AGENT.

             (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

             The Master Servicer may, at any time, remove or replace the Paying Agent.

             The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

             (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

             (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

             (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

             (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

             SECTION 4.04 STATEMENTS TO CERTIFICATEHOLDERS; REPORTS TO THE TRUSTEE, AND THE SELLER.

             Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

             (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

             (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class A Certificates for such Distribution Date;

             (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

             (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

             (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

             (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

             (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

             (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

             (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

             (x) the Class A Percentage for such Distribution Date;

             (xi) the Class A Prepayment Percentage for such Distribution Date;

             (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for such Distribution Date;

             (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for such Distribution Date;

             (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

             (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

             (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

             (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

             (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

             (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

             (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

             (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

             (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

             (xxiii) in the case of the Class A-10 Certificates, the Notional Amount, if any;

             (xxiv) in the case of each Class of LIBOR Certificates, the applicable Class A Pass-Through Rate;

             (xxv) the Class A-PO Deferred Amount, if any;

             (xxvi) the amount of PMI Advances made by a Servicer, if any; and

             (xxvii) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

             In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificates with a $50 Denomination.

             Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

             Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

             In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

             SECTION 4.05 REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE
SERVICE.

             The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

             SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

             The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

             SECTION 4.07 DETERMINATION OF LIBOR.

             On each Rate Determination Date, the Trustee shall determine LIBOR for the Distribution Date occurring in the succeeding month on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Bridge Telerate Service.

             If on any Rate Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates that the Reference Banks are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or
(b) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the Reference Banks are quoting on such Rate Determination Date to leading European banks.

             If on any Rate Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 3.85000%.

             The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Class A Pass-Through Rates of the LIBOR Certificates for the related Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Trustee at (704) 383-5272 and make a request therefor during normal working hours on any Business Day.

                                   ARTICLE V

                                THE CERTIFICATES

             SECTION 5.01 THE CERTIFICATES.

             (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-10, Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-10, Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-PO, A-R, A-LR, B-1, B-2, B-3,
B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

             Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

             "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

             (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

             (i) the provisions of this Section 5.01(b) shall be in full force and effect;

             (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

             (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

             (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

             (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

             For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

             Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

             SECTION 5.02 REGISTRATION OF CERTIFICATES.

             (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

             Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

             At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

             No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

             All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

             (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or
(ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

             (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) if such transferee is an insurance company,
(A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificate is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B-4, Class B-5 or Class B-6 Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

             (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

             The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

             Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

             SECTION 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

             If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

             SECTION 5.04 PERSONS DEEMED OWNERS.

             Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

             SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

             (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

             (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

             (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

             SECTION 5.06 MAINTENANCE OF OFFICE OR AGENCY.

             The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

             SECTION 5.07 DEFINITIVE CERTIFICATES.

             If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

             SECTION 5.08 NOTICES TO CLEARING AGENCY.

             Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

             SECTION 6.01 LIABILITY OF THE SELLER AND THE MASTER SERVICER.

             The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

             SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

             Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

             The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

             SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

             Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including, without limitation, any legal action against the Trustee in its capacity as Trustee hereunder, other than any loss, liability or expense (including, without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

             SECTION 6.04 RESIGNATION OF THE MASTER SERVICER.

             The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

             SECTION 6.05 COMPENSATION TO THE MASTER SERVICER.

             The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

             SECTION 6.06 ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

             The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.


             SECTION 6.07 INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER SERVICER.

             The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

             SECTION 7.01 EVENTS OF DEFAULT.

             In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

                (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

                (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

                (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

                (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

                (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

                (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

             SECTION 7.02 OTHER REMEDIES OF TRUSTEE.

             During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

             SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

             During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

             SECTION 7.04 ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND UPON EVENT OF DEFAULT.

               In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

             SECTION 7.05 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

             When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

             SECTION 7.06 NOTIFICATION TO CERTIFICATEHOLDERS.

             Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

             SECTION 8.01 DUTIES OF TRUSTEE.

             The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

             The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

             No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

               (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

             None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

             SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE.

             Except as otherwise provided in Section 8.01:

               (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

               (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to
          Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

               (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

             SECTION 8.03 TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.

             Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee shall be repaid by the Master Servicer upon demand.

             SECTION 8.04 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

             The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

             SECTION 8.05 TRUSTEE MAY OWN CERTIFICATES.

             The Trustee, and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

             SECTION 8.06 THE MASTER SERVICER TO PAY FEES AND EXPENSES.

             The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

             SECTION 8.07 ELIGIBILITY REQUIREMENTS.

             The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in

             Section 8.08. SECTION 8.08 RESIGNATION AND REMOVAL.

             The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

             If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

             The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

             Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

             SECTION 8.09 SUCCESSOR.

             Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

             Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

             SECTION 8.10 MERGER OR CONSOLIDATION.

             Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

             SECTION 8.11 AUTHENTICATING AGENT.

             The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

             Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

             The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

             The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

             SECTION 8.12 SEPARATE TRUSTEES AND CO-TRUSTEES.

               The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

             Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

               (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

               (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

               Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

               Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

             No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

             The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

             The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

             SECTION 8.13 APPOINTMENT OF CUSTODIANS.

             The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

             SECTION 8.14 TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

             (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs, or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-PO and Class A-R Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L7, Class A-L8, Class A-L9, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code
Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons for the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

             In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of either REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of either REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

             (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this

             Section 8.14. SECTION 8.15 MONTHLY ADVANCES.

             In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

PICK-UP HERE

                                   ARTICLE IX

                                   TERMINATION

             SECTION 9.01 TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

             Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

             The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

               Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Seller is exercising its right to purchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

               Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

               In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders. The Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

               SECTION 9.02 ADDITIONAL TERMINATION REQUIREMENTS.

               In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

               (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

               SECTION 10.01 AMENDMENT.

               (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Lower-Tier Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier or Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

               This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

               Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

               Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

               It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

               (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of

           (a) changing the Applicable Unscheduled Principal Receipt Period for Type 2 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

           (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

               A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

               SECTION 10.02 RECORDATION OF AGREEMENT.

               This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

               SECTION 10.03 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

               The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

               Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               SECTION 10.04 GOVERNING LAW; JURISDICTION.

               This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

               SECTION 10.05 NOTICES.

               All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and (iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice; provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

               For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

               SECTION 10.06 SEVERABILITY OF PROVISIONS.

               If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

               SECTION 10.07 SPECIAL NOTICES TO RATING AGENCIES.

               (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

               (i) any amendment to this Agreement pursuant to Section 10.01(a);

               (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

               (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

               (iv) any resignation of the Master Servicer pursuant to Section 6.04;

               (v) the occurrence of any of the Events of Default described in
      Section 7.01;

               (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

               (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

               (viii) the making of a final payment pursuant to Section 9.01.

               (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

               (i) the appointment of a Custodian pursuant to Section 2.02;

               (ii) the resignation or removal of the Trustee pursuant to
      Section 8.08;

               (iii) the appointment of a successor trustee pursuant to Section 8.09; or (

               iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

               (c) The Master Servicer shall deliver to each Rating Agency:

               (i) reports prepared pursuant to Section 3.05; and

               (ii) statements prepared pursuant to Section 4.04.

               SECTION 10.08 COVENANT OF SELLER.

               The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

               SECTION 10.09 RECHARACTERIZATION.

               The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

               SECTION 11.01 CLASS A FIXED PASS-THROUGH RATE.

               The Class A Fixed Pass-Through Rate is 6.750% per annum.

               SECTION 11.02 CUT-OFF DATE.

               The Cut-Off Date for the Certificates is August 1, 2001.

               SECTION 11.03 CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

               The Cut-Off Date Aggregate Principal Balance is $650,242,573.26.

               SECTION 11.04 ORIGINAL CLASS A PERCENTAGE.

               The Original Class A Percentage is 96.89709336%.

               SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES.

               As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                      Original
                          Class                   Principal Balance
                          -----                   -----------------
                        Class A-1                   $62,949,000.00
                        Class A-2                  $219,700,000.00
                        Class A-3                   $13,588,000.00
                        Class A-4                   $41,060,000.00
                        Class A-5                    $6,110,000.00
                        Class A-6                    $9,154,300.00
                        Class A-7                   $15,312,500.00
                        Class A-8                   $25,028,302.00
                        Class A-9                   $18,559,198.00
                        Class A-11                  $25,100,000.00
                        Class A-12                   $5,731,000.00
                        Class A-13                 $142,504,000.00
                        Class A-14                  $20,404,700.00
                        Class A-15                  $15,100,000.00
                        Class A-16                   $9,190,000.00
                        Class A-PO                     $593,468.05
                        Class A-R                           $50.00
                        Class A-LR                          $50.00

               SECTION 11.05(A) ORIGINAL NOTIONAL AMOUNT.

               The Original Notional Amount is $18,559,198.00.

               SECTION 11.06 ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

               The Original Class A Non-PO Principal Balance is $629,491,100.00.

               SECTION 11.07 ORIGINAL SUBORDINATED PERCENTAGE.

               The Original Subordinated Percentage is 3.10290664%.

               SECTION 11.08 ORIGINAL CLASS B-1 PERCENTAGE.

               The Original Class B-1 Percentage is 1.60147992%.

               SECTION 11.09 ORIGINAL CLASS B-2 PERCENTAGE.

               The Original Class B-2 Percentage is 0.60047801%.

               SECTION 11.10 ORIGINAL CLASS B-3 PERCENTAGE.

               The Original Class B-3 Percentage is 0.35034297%.

               SECTION 11.11 ORIGINAL CLASS B-4 PERCENTAGE.

               The Original Class B-4 Percentage is 0.20026196%.

               SECTION 11.12 ORIGINAL CLASS B-5 PERCENTAGE.

               The Original Class B-5 Percentage is 0.15008102%.

               SECTION 11.13 ORIGINAL CLASS B-6 PERCENTAGE.

               The Original Class B-6 Percentage is 0.20026276%.

               SECTION 11.14 ORIGINAL CLASS B PRINCIPAL BALANCE.

               The Original Class B Principal Balance is $20,158,005.21.

               SECTION 11.15 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.

               As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                              Original
               Class                     Principal Balance
               -----                     -----------------
               Class B-1                  $10,404,000.00
               Class B-2                   $3,901,000.00
               Class B-3                   $2,276,000.00
               Class B-4                   $1,301,000.00
               Class B-5                     $975,000.00
               Class B-6                   $1,301,005.21

               SECTION 11.16 ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

               The Original Class B-1 Fractional Interest is 1.50142671%.

               SECTION 11.17 ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

               The Original Class B-2 Fractional Interest is 0.90094870%.

               SECTION 11.18 ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

               The Original Class B-3 Fractional Interest is 0.55060573%.

               SECTION 11.19 ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

               The Original Class B-4 Fractional Interest is 0.35034377%.

               SECTION 11.20 ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

               The Original Class B-5 Fractional Interest is 0.20026275%.

               SECTION 11.21 CLOSING DATE.

               The Closing Date is August 30, 2001.

               SECTION 11.22 RIGHT TO PURCHASE.

               The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $65,024,257.33 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

               SECTION 11.23 WIRE TRANSFER ELIGIBILITY.

               With respect to the Class A (other than the Class A-10, Class A-R and Class A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-10 Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R and Class A-LR Certificates are not eligible for wire transfer.

               SECTION 11.24 SINGLE CERTIFICATE.

               A Single Certificate for each Class of Class A Certificates (other than the Class A-3, Class A-10, Class A-PO, Class A-R and Class A-LR Certificates) represents a $25,000 Denomination. A Single Certificate for the Class A-3 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-10 Certificates represents a $18,559,198 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $50 Denomination. A Single Certificate for the Class A-PO, Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. SECTION 11.25 SERVICING FEE RATE.

               The rate used to calculate the Servicing Fee for each Mortgage Loan is 0.250% per annum. SECTION 11.26 MASTER SERVICING FEE RATE.

               The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

               IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                            WELLS FARGO ASSET SECURITIES
                                            CORPORATION
                                               as Seller



                                               By: _____________________________
                                                   Name:   Alan S. McKenney
                                                   Title:    Vice President




                                            WELLS FARGO BANK MINNESOTA, NATIONAL
                                            ASSOCIATION
                                               as Master Servicer



                                               By: _____________________________
                                                   Name:   Nancy E. Burgess
                                                   Title:    Vice President




                                            FIRST UNION NATIONAL BANK
                                               as Trustee



                                               By:______________________________
                                                   Name:
                                                   Title:


Attest:
By:_________________________________
Name:_______________________________
Title:______________________________

STATE OF MARYLAND            )
                             )   ss.:
COUNTY OF FREDERICK          )



               On this 30th day of August, 2001, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides in McLean, Virginia; that he is a Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND            )
                             )   ss.:
COUNTY OF FREDERICK          )


               On this 30th day of August, 2001, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides in Frederick, Maryland; that she is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA             )
                                    )   ss.:
COUNTY OF                           )


               On this 30th day of August, 2001, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT A-1

                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
           THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
  REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-18, CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AA 2                   First Distribution Date: September 25,
                                         2001

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
           THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
  REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-18, CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AB 0                   First Distribution Date: September 25,
                                         2001

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
          THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
          IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-18, CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AC 8                  First Distribution Date: September 25,
                                        2001

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
           THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
          IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-18, CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AD 6                   First Distribution Date: September 25,
                                         2001

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
           THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
         IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-18, CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AE 4                   First Distribution Date: September 25,
                                         2001

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-5 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
          THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
         IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-18, CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AF 1                  First Distribution Date: September 25,
                                        2001

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  April 25, 2015

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
          THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
         IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-18, CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AG 9                   First Distribution Date: September 25,
                                         2001

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.100% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
           THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
         IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-18, CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AH 7                   First Distribution Date: September 25,
                                         2001

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions in reduction of Principal Balance, the Class A-8 Certificates consist of two components (each, a "Component" and individually, the "Class A-8A Component" and the "Class A-8B Component"). The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 5.850% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
           THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
          IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-18, CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AJ 3                  First Distribution Date: September 25,
                                        2001

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions in reduction of Principal Balance, the Class A-9 Certificates consist of two components (each, a "Component" and individually, the "Class A-9A Component" and the "Class A-9B Component"). The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in September 2001 will be 4.300% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 0.450% plus LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.450% and a maximum rate of 8.500%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-18, CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED.

Certificate No.                          Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AK 0                   First Distribution Date: September 25,
                                         2001

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-10 Certificates are not entitled to distributions in respect of principal. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in September 2001 will be 4.200% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 8.050% minus LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.000% and a maximum rate of 8.050%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
           THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
          IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-18, CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AL 8                   First Distribution Date: September 25,
                                         2001

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
          THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
         IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-18, CLASS A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AM 6                   First Distribution Date: September 25,
                                         2001

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-12 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-13
                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
          THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
          IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-18, CLASS A-13

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AN 4                   First Distribution Date: September 25,
                                         2001

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of the Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-14
                    [FORM OF FACE OF CLASS A-14 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
           THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
          IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-18, CLASS A-14

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AP 9                   First Distribution Date: September 25,
                                         2001

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of the Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-15
                    [FORM OF FACE OF CLASS A-15 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
           THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
          IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-18, CLASS A-15

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AQ 7                   First Distribution Date: September 25,
                                         2001

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of the Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-16
                    [FORM OF FACE OF CLASS A-16 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
          THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
          IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
   ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-18, CLASS A-16

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AR 5                   First Distribution Date: September 25,
                                         2001

Percentage Interest evidenced            Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-16 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of the Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-16 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-18, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may
              include loans secured by shares issued by cooperative
                              housing corporations,
                                     sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AS 3           First Distribution Date: September 25, 2001

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:  September 25,
                                 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee

                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee

By:____________________________
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-18, CLASS A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AT 1                    First Distribution Date: September 25,
                                          2001

Percentage Interest evidenced             Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee


                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-18, CLASS A-LR

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AU 8                    First Distribution Date: September 25,
                                          2001

Percentage Interest evidenced             Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to the Holder of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee


                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-18, CLASS B-1

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AV 6             First Distribution Date: September 25,  2001
Percentage Interest evidenced      Denomination:  $
by this Certificate: %
Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee


                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-18, CLASS B-2

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AW 4                    First Distribution Date: September 25,
                                          2001

Percentage Interest evidenced             Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee


                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-18, CLASS B-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  August 1, 2001
CUSIP No.: 94977H AX 2              First Distribution Date: September 25, 2001
Percentage Interest evidenced       Denomination:  $
by this Certificate: %
Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT _______________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee


                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-18, CLASS B-4

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AY 0                    First Distribution Date: September 25,
                                          2001

Percentage Interest evidenced             Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee


                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                   [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-18, CLASS B-5

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H AZ 7                    First Distribution Date: September 25,
                                          2001

Percentage Interest evidenced             Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 2001-18, CLASS B-6

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  August 1, 2001

CUSIP No.: 94977H BA 1                    First Distribution Date: September 25,
                                          2001

Percentage Interest evidenced             Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  September 25, 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee


                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                    EXHIBIT C

                [Form of Reverse of Series 2001-18 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2001-18

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

Social Security or other Identifying Number of Assignee:

Dated:



                                    -----------------------------------
                                    Signature by or on behalf of assignor



                                     -----------------------------------
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________________________________ for the
account of _______________________________________________ account number
_____________, or, if mailed by check, to
_______________________________________________________. Applicable statements should be mailed to ______________________
----------------------------------------------------------------.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                           W I T N E S S E T H   T H A T

            WHEREAS, the Seller, the Master Servicer and the Trustee, have entered into a Pooling and Servicing Agreement dated as of August 30, 2001 relating to the issuance of Mortgage Pass-Through Certificates, Series 2001-18 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                          Custody of Mortgage Documents

            Section 1.1 Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 1.2 Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 1.3 Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

            Section 1.4 Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

            Section 1.5 Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to
Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 1.6 Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                            Concerning the Custodian

            Section 1.7 Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 1.8 Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 1.9 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 1.10 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 1.11 Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 1.12 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 1.13 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                            Miscellaneous Provisions

            Section 1.14 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 1.15 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 1.16 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 1.17 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 1.18 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                   FIRST UNION NATIONAL BANK

401 South Tryon Street                     By:
Charlotte, North Carolina, 28202           Name:
                                           Title:

Address:                                   WELLS FARGO ASSET SECURITIES
                                           CORPORATION

7485 New Horizon Way
Frederick, Maryland 21703                  By:
                                           Name:
                                           Title:

Address:                                   WELLS FARGO BANK MINNESOTA, NATIONAL
                                           ASSOCIATION

7485 New Horizon Way
Frederick, Maryland 21703                  By:
                                           Name:
                                           Title:

                                           [CUSTODIAN]

Address:
                                           By:
                                           Name:
                                           Title:

STATE OF                )
                        )  ss.:
COUNTY OF               )




            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                       ---------------------------------------
                                       Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                       ---------------------------------------
                                       Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                         ---------------------------------------
                                         Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 20 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                       ---------------------------------------
                                       Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT F-1

                       [Schedule of Type 1 Mortgage Loans]



WFMBS
WFMBS   2001-18 EXHIBIT F-1
30 YEAR FIXED RATE NON-RELOCATION  LOANS


(i)            (ii)                                             (iii)         (iv)           (v)             (vi)          (vii)
--------       --------------------------    -----    -----     --------      --------       --------        ----------    --------
                                                                                             NET
MORTGAGE                                                                      MORTGAGE       MORTGAGE        CURRENT       ORIGINAL
LOAN                                                  ZIP       PROPERTY      INTEREST       INTEREST        MONTHLY       TERM TO
NUMBER         CITY                          STATE    CODE      TYPE          RATE           RATE            PAYMENT       MATURITY
--------       --------------------------    -----    -----     --------      --------       --------        ----------    --------
4211954        FREMONT                        CA      94538      SFD            7.500           6.750        $2,055.69        360
4211978        KEY WEST                       FL      33040      SFD            7.875           6.750        $2,610.25        360
4213330        SAN MATEO                      CA      94404      LCO            7.750           6.750        $2,464.46        360
4214823        FRISCO                         TX      75034      SFD            7.750           6.750        $2,167.15        360
4237617        BELMONT                        CA      94002      SFD            7.500           6.750        $3,555.51        360
4237636        SPRINGFIELD                    VA      22152      SFD            6.875           6.608        $2,254.58        360
4237648        ALEXANDRIA                     VA      22309      SFD            7.500           6.750        $2,833.85        360
4237689        PENNGROVE                      CA      94591      SFD            7.500           6.750        $3,188.42        360
4237744        FOND DU LAC                    WI      54935      SFD            7.125           6.750        $2,882.50        360
4237917        GILROY                         CA      95020      SFD            7.250           6.750        $1,978.32        360
4238160        HAMPTON                        NJ      08827      SFD            7.500           6.750        $3,272.33        360
4238339        CORAL SPRINGS                  FL      33071      SFD            7.375           6.750        $2,154.91        360
4238619        UNVERSITY PARK                 TX      75225      SFD            7.250           6.750        $3,410.88        360
4238856        SAN CARLOS                     CA      94070      SFD            8.250           6.750        $3,696.24        360
4239056        FOSTER CITY                    CA      94404      PUD            8.250           6.750        $2,178.68        360
4239165        GAITHERSBURG                   MD      20878      SFD            7.375           6.750        $2,942.28        360
4239376        MALVERN                        PA      19301      SFD            7.750           6.750        $3,364.28        360
4239394        MILLBRAE                       CA      94030      SFD            7.250           6.750        $2,558.17        360
4239490        DULUTH                         GA      30097      SFD            7.250           6.750        $2,363.74        360
4239594        PASADENA                       CA      91103      SFD            7.125           6.750        $4,977.10        360
4239613        LEESBURG                       VA      20176      SFD            7.500           6.750        $2,866.78        360
4239655        JOHNSTON                       IA      50131      SFD            7.375           6.750        $2,149.73        360
4239756        MOUNT VERNON                   NY      10550      SFD            7.625           6.750        $2,873.65        360
4239784        DIX HILLS                      NY      11746      SFD            7.500           6.750        $2,726.94        360
4239858        CORTE MADERA                   CA      94925      SFD            7.875           6.750        $7,250.70        360
4240104        CHARLOTTESVILLE                VA      22903      LCO            7.375           6.750        $2,375.93        360
4240401        CHASKA                         MN      55318      SFD            7.375           6.750        $2,417.37        360
4240879        WHEATLEY HEIGHTS               NY      11746      SFD            7.500           6.750        $2,171.06        360
4241031        SOUTH ORANGE                   NJ      07079      SFD            7.250           6.750        $3,581.43        360
4241060        RICHMOND                       CA      94803      SFD            7.875           6.750        $2,283.97        360
4241079        HUNTINGTON BEACH               CA      92649      SFD            7.750           6.750        $4,133.70        360
4241286        RENO                           NV      89511      SFD            7.500           6.750        $3,788.10        360
4241336        REDWOOD CITY                   CA      94061      SFD            7.250           6.750        $3,438.17        360
4241478        FAIRFIELD                      CT      06430      SFD            7.375           6.750        $2,762.71        360
4241531        PLANO                          TX      75025      SFD            7.750           6.750        $2,137.06        360
4241692        SUPERIOR                       CO      80027      SFD            7.500           6.750        $2,932.16        360
4241828        AVON                           NC      27915      SFD            7.250           6.750        $2,101.11        360
4241995        LOS ALTOS                      CA      94024      SFD            7.500           6.750        $4,160.33        360
4242388        MCLEAN                         VA      22102      SFD            7.750           6.750        $4,900.26        360
4242492        SOUTHBOROUGH                   MA      01772      SFD            7.500           6.750        $2,307.41        360
4242584        SAN JOSE                       CA      95120      SFD            7.375           6.750        $4,144.06        360
4243164        LAUREL HOLLOW                  NY      11791      SFD            7.500           6.750        $4,544.20        360
4243340        CLIFTON                        VA      20124      SFD            6.875           6.608        $2,548.89        360
4243437        SAN JOSE                       CA      95130      SFD            7.000           6.733        $2,428.35        360
4243476        OAK HILL                       VA      20171      SFD            7.250           6.750        $2,564.99        360
4243641        HIGHLANDS RANCH                CO      80129      SFD            7.500           6.750        $2,165.82        360
4243727        GREAT NECK                     NY      11023      SFD            7.500           6.750        $3,705.84        360
4243833        IPSWICH                        MA      01938      SFD            7.375           6.750        $2,859.40        360
4243917        MERRICK                        NY      11566      SFD            7.500           6.750        $2,464.73        360
4243933        NEW YORK                       NY      10025      LCO            7.500           6.750        $2,737.42        360
4244282        HARWOOD                        MD      20776      SFD            7.375           6.750        $4,333.99        360
4244702        NORCO                          CA      92880      SFD            7.250           6.750        $2,200.02        360
4244966        OMAHA                          NE      68114      SFD            7.750           6.750        $2,607.74        360
4245354        SANTA BARBARA                  CA      93103      SFD            7.250           6.750        $2,174.44        360
4245580        STEVENSON RANCH                CA      91381      SFD            7.375           6.750        $2,061.67        360
4245615        SANTA BARBARA                  CA      93111      SFD            7.000           6.733        $2,534.81        360
4245992        LAKE WYLIE                     SC      29710      SFD            7.000           6.733        $2,095.71        360
4246148        ENGLEWOOD                      FL      34223      SFD            7.500           6.750        $4,195.29        360
4246160        RALEIGH                        NC      27615      SFD            7.000           6.733        $2,568.07        360
4246285        ISLAMORADA                     FL      33036      SFD            7.250           6.750        $2,899.25        360
4246396        NAPA                           CA      94558      SFD            7.875           6.750        $3,498.46        360
4246463        DELRAY BEACH                   FL      33446      SFD            7.500           6.750        $3,649.55        360
4246717        FRISCO                         TX      75034      SFD            7.000           6.733        $4,964.82        360
4246956        KEY LARGO                      FL      33037      SFD            7.875           6.750        $1,685.79        360
4247330        SEATTLE                        WA      98144      SFD            7.375           6.750        $2,044.40        360
4247396        BERKELEY                       CA      94707      SFD            7.250           6.750        $2,708.24        360
4247767        TOWNSHIP OF BRANCHBURG         NJ      08853      SFD            7.000           6.733        $2,494.88        360
4248161        FREEHOLD                       NJ      07728      SFD            7.250           6.750        $2,350.74        360
4248255        ROSLYN HEIGHTS                 NY      11577      SFD            7.500           6.750        $2,461.24        360
4248300        MISSION VIEJO                  CA      92692      PUD            7.500           6.750        $2,726.94        360
4248331        SAN JOSE                       CA      95132      SFD            7.500           6.750        $2,167.57        360
4248388        LA CRESCENTA                   CA      91214      SFD            7.500           6.750        $2,405.30        360
4248404        MOORPARK                       CA      93021      SFD            7.250           6.750        $2,271.65        360
4248438        LONG BEACH                     CA      90814      SFD            7.500           6.750        $2,643.04        360
4248452        FREMONT                        CA      94539      SFD            7.750           6.750        $3,374.30        360
4248470        LAGUNA NIGUEL                  CA      92677      SFD            7.875           6.750        $2,537.75        360
4248509        OREGON CITY                    OR      97045      SFD            7.500           6.750        $3,482.09        360
4248510        SANTA CLARA                    CA      95051      SFD            7.875           6.750        $2,827.78        360
4248540        SAN JOSE                       CA      95124      SFD            7.250           6.750        $3,240.34        360
4248565        MISSION VIEJO                  CA      92691      SFD            7.125           6.750        $2,048.11        360
4248620        PALOS VERDES ESTATES           CA      90274      SFD            7.125           6.750        $3,072.16        360
4248717        BELMONT                        CA      94002      SFD            7.000           6.733        $2,807.58        360
4248839        MALIBU                         CA      90265      SFD            7.375           6.750        $3,342.87        360
4249100        WEST BLOOMFIELD                MI      48323      SFD            7.500           6.750        $2,719.95        360
4249303        EL CERRITO                     CA      94530      SFD            7.625           6.750        $2,420.65        360
4249768        GLEN MILLS                     PA      19342      SFD            7.875           6.750        $2,737.86        360
4249890        LOS ANGELES                    CA      90064      SFD            7.250           6.750        $2,387.62        360
4249944        AVON                           NJ      07717      SFD            7.375           6.750        $3,315.25        360
4250027        FREMONT                        CA      94538      SFD            7.750           6.750        $2,253.12        360
4250359        WALNUT CREEK                   CA      94598      SFD            7.125           6.750        $2,970.43        360
4250477        SCOTTS VALLEY                  CA      95066      SFD            7.125           6.750        $4,042.32        360
4250595        HOUSTON                        TX      77024      SFD            7.250           6.750        $2,728.71        360
4250950        EDINA                          MN      55435      SFD            7.375           6.750        $2,590.04        360
4251332        MERRITT ISLAND                 FL      32952      SFD            7.375           6.750        $3,341.15        360
4251431        MAPLE GROVE                    MN      55311      SFD            7.250           6.750        $2,319.40        360
4251448        LAFAYETTE                      CA      94549      SFD            7.625           6.750        $2,477.28        360
4251615        COLLEYVILLE                    TX      76034      SFD            7.500           6.750        $3,294.70        360
4251637        WHITE PLAINS                   NY      10605      SFD            7.000           6.733        $2,860.81        360
4251782        CENTREVILLE                    VA      20120      SFD            7.375           6.750        $2,638.38        360
4251893        PLEASANTON                     CA      94566      SFD            7.250           6.750        $2,462.66        360
4252162        ROCKLIN                        CA      95765      SFD            7.625           6.750        $2,441.89        360
4252217        NORTHRIDGE                     CA      91325      SFD            7.250           6.750        $2,270.29        360
4252226        STATELINE                      NV      89449      SFD            7.000           6.733        $2,395.09        360
4252745        LOS ANGELES                    CA      90068      SFD            7.625           6.750        $3,015.21        360
4252818        LAFAYETTE HILLS                PA      19428      SFD            7.500           6.750        $4,353.42        354
4252869        SAN MATEO                      CA      94403      SFD            7.250           6.750        $2,428.55        360
4253834        MCLEAN                         VA      22101      SFD            7.250           6.750        $2,455.84        360
4253979        ALPHARETTA                     GA      30005      SFD            7.375           6.750        $2,319.98        360
4253987        ROSWELL                        GA      30075      SFD            7.375           6.750        $2,403.55        360
4254195        STERLING                       VA      20164      SFD            7.500           6.750        $2,726.94        360
4254217        POTOMAC                        MD      20854      SFD            7.500           6.750        $2,791.26        360
4254282        SANTA YNEZ                     CA      93460      SFD            7.250           6.750        $2,762.82        360
4254712        MASSAPEQUA                     NY      11758      SFD            7.750           6.750        $3,288.34        360
4254899        SAN JOSE                       CA      95125      SFD            7.375           6.750        $1,968.43        360
4254952        FAIRFAX                        VA      22032      SFD            7.500           6.750        $2,097.64        360
4254987        BETHESDA                       MD      20816      SFD            7.375           6.750        $2,106.56        360
4255016        SANTA CRUZ                     CA      95062      LCO            7.375           6.750        $2,099.65        360
4255219        SAN JOSE                       CA      95124      SFD            7.125           6.750        $1,911.34        360
4255308        ROCHESTER                      MI      48307      SFD            7.500           6.750        $2,576.43        360
4255370        JACKSONVILLE                   FL      32225      SFD            7.250           6.750        $3,451.81        360
4255788        WASHINGTON                     DC      20007      SFD            7.375           6.750        $3,923.03        360
4255830        JACKSONVILLE BEACH             FL      32250      HCO            7.250           6.750        $2,619.56        360
4255842        SHREWSBURY                     MA      01545      SFD            7.375           6.750        $1,959.49        360
4255869        ACTON                          MA      01720      SFD            7.375           6.750        $3,259.99        360
4255890        HOLLISTER                      CA      95023      SFD            7.375           6.750        $2,348.30        360
4255896        ARNOLD                         MD      21012      SFD            7.000           6.733        $3,752.31        360
4255916        ARLINGTON                      VA      22207      SFD            7.375           6.750        $2,574.15        360
4255932        FAIRFAX                        VA      22031      SFD            7.500           6.750        $2,412.29        360
4256062        WESTFORD                       MA      01886      SFD            7.500           6.750        $2,796.86        360
4256179        PAYSON                         AZ      85541      SFD            7.500           6.750        $3,496.08        360
4256454        LIVINGSTON                     NJ      07039      SFD            7.000           6.733        $2,328.56        360
4256705        SOQUEL                         CA      95073      SFD            7.250           6.750        $2,967.47        360
4256782        LA CRESCENTA                   CA      91214      SFD            7.375           6.750        $2,077.55        360
4256999        WHITEVILLE                     TN      38075      SFD            7.875           6.750        $1,297.88        360
4257072        DALLAS                         TX      75230      SFD            7.625           6.750        $2,618.84        360
4257240        LLOYD NECK                     NY      11743      SFD            7.625           6.750        $2,831.17        360
4257274        LA HABRA                       CA      90631      SFD            7.375           6.750        $2,659.10        360
4257298        MILPITAS                       CA      95035      SFD            7.625           6.750        $2,586.99        360
4257611        SARASOTA                       FL      34243      SFD            7.750           6.750        $2,722.37        360
4257681        MONTARA                        CA      94037      SFD            7.125           6.750        $2,014.42        360
4258258        OAKTON                         VA      22124      SFD            7.375           6.750        $2,375.92        360
4258319        SAN JOSE                       CA      95111      SFD            7.125           6.750        $1,980.73        360
4258382        IOWA CITY                      IA      52240      SFD            7.250           6.750        $2,542.25        360
4258397        CERRITOS                       CA      90703      SFD            7.250           6.750        $3,983.91        360
4258462        IRVINE                         CA      92620      SFD            7.375           6.750        $3,527.62        360
4258955        SAN MATEO                      CA      94403      SFD            7.625           6.750        $3,114.30        360
4259202        CORAL GABLES                   FL      33134      SFD            7.625           6.750        $3,731.49        360
4259411        WASHINGTON                     DC      20007      SFD            7.500           6.750        $2,167.56        360
4259430        ALEXANDRIA                     VA      22309      SFD            7.375           6.750        $2,637.69        360
4259462        ENGLEWOOD                      NJ      07631      SFD            7.375           6.750        $3,936.85        360
4259475        LOS ALTOS HILLS                CA      94022      SFD            7.625           6.750        $4,094.59        360
4259476        ANNAPOLIS                      MD      21401      SFD            7.125           6.750        $2,425.39        360
4259625        MONUMENT                       CO      80132      SFD            7.500           6.750        $3,373.71        360
4259758        ARLINGTON                      VA      22201      SFD            7.375           6.750        $2,784.11        360
4259865        LA HABRA HEIGHTS               CA      90631      SFD            7.625           6.750        $4,600.66        360
4259906        AUBURNDALE                     FL      33823      SFD            7.375           6.750        $3,453.38        360
4260852        WENATCHEE                      WA      98801      SFD            7.250           6.750        $2,967.47        360
4260893        SIMI VALLEY                    CA      93063      SFD            7.500           6.750        $1,971.78        360
4260906        ST LOUIS                       MO      63128      SFD            7.375           6.750        $2,444.99        360
4260932        SCOTTSDALE                     AZ      85251      SFD            7.250           6.750        $4,365.93        360
4261155        SAN DIEGO                      CA      92037      SFD            7.125           6.750        $3,173.22        360
4261166        NAPLES                         FL      34102      SFD            7.250           6.750        $3,997.56        360
4262593        BERKELEY                       CA      94708      SFD            7.375           6.750        $2,762.71        360
4262793        GOLETA                         CA      93117      MF2            7.750           6.750        $2,364.17        360
4262980        LOS ANGELES                    CA      90064      SFD            7.375           6.750        $6,906.76        360
4263190        SAN CLEMENTE                   CA      92672      SFD            7.875           6.750        $3,480.34        360
4263469        TARZANA                        CA      91356      SFD            8.250           6.750        $2,569.34        360
4263503        SAN JOSE                       CA      95138      SFD            7.250           6.750        $3,779.26        360
4263534        VIENNA                         VA      22182      SFD            7.375           6.750        $4,116.42        360
4263541        BOUNTIFUL                      UT      84010      SFD            7.250           6.750        $3,219.87        360
4263593        STERLING                       VA      20165      SFD            7.500           6.750        $2,957.68        360
4263635        APTOS                          CA      95003      SFD            7.375           6.750        $2,659.10        360
4263653        HOBOKEN                        NJ      07030      LCO            7.875           6.750        $2,088.20        360
4263675        BROOKLYN                       NY      11235      SFD            7.125           6.750        $2,452.34        360
4263697        WHITE PLAINS                   NY      10603      SFD            7.375           6.750        $2,741.99        360
4264490        FORT LAUDERDALE                FL      33312      SFD            8.000           6.750        $1,980.07        360
4265017        RYE                            NY      10580      SFD            7.500           6.750        $2,866.78        360
4265044        NEWPORT BEACH                  CA      92663      SFD            7.500           6.750        $4,544.90        360
4265051        BROOKFIELD                     CT      06804      SFD            7.625           6.750        $3,199.23        360
4265249        HERMOSA BEACH                  CA      90254      LCO            7.875           6.750        $2,755.26        360
4265291        LIVERMORE                      CA      94550      SFD            7.125           6.750        $1,913.37        360
4265368        BAYSIDE                        NY      11361      MF2            7.250           6.750        $2,728.71        360
4266697        BIRMINGHAM                     AL      35242      SFD            7.250           6.750        $2,625.02        360
4267619        BAYSIDE                        NY      11361      SFD            7.625           6.750        $2,123.38        360
4269602        HIGHLANDS RANCH                CO      80130      SFD            6.875           6.608        $2,299.26        360
4271469        HOUSTON                        TX      77056      PUD            7.250           6.750        $2,730.07        360
4272116        FREEHOLD                       NJ      07728      SFD            7.500           6.750        $2,036.12        360
4272251        SOUTHLAKE                      TX      76092      SFD            7.125           6.750        $2,614.03        360
4275158        DALLAS                         TX      75244      SFD            7.250           6.750        $2,387.62        360
4278138        ORANGEVALE                     CA      95662      SFD            7.625           6.750        $2,118.07        360
4278173        SEBASTOPOL                     CA      95472      SFD            7.750           6.750        $2,206.55        360
4278541        GRANITE BAY                    CA      95746      SFD            7.625           6.750        $3,221.88        360
4280722        SAN JOSE                       CA      95120      SFD            7.250           6.750        $3,482.51        360
4290582        WESTON                         FL      33332      SFD            7.375           6.750        $3,315.24        360
5791957        LAFAYETTE                      NJ      07848      SFD            7.500           6.750        $2,209.52        360
5793998        NEWTOWN                        PA      18940      SFD            7.500           6.750        $2,796.86        360
5830930        HONOLULU                       HI      96821      SFD            7.375           6.750        $4,144.05        360
5840286        AMBLER                         PA      19002      SFD            7.250           6.750        $2,746.75        360
5849602        SAN JOSE                       CA      95135      SFD            7.000           6.733        $2,315.26        360
5851055        EAST HAMPTON                   NY      11937      SFD            7.250           6.750        $2,046.53        360
5851271        BRIDGEHAMPTON                  NY      11932      SFD            8.000           6.750        $7,337.65        360
5855902        WELLESLEY                      MA      02181      SFD            7.875           6.750        $4,712.96        360
5857084        GAITHERSBURG                   MD      20878      SFD            7.500           6.750        $2,967.82        360
5861290        STEVENSON RANCH                CA      91381      SFD            8.125           6.750        $2,188.88        360
5874122        STERLING                       VA      20165      SFD            7.375           6.750        $2,092.40        360
5879004        GAITHERSBURG                   MD      20879      SFD            7.500           6.750        $2,656.32        360
5879006        GERMANTOWN                     MD      20874      SFD            7.875           6.750        $2,393.09        360
5880049        SCARSDALE                      NY      10583      SFD            7.500           6.750        $2,272.45        360
5884382        CLINTON                        NJ      08801      SFD            7.500           6.750        $2,307.41        360
5886951        CHESHIRE                       CT      06410      SFD            7.375           6.750        $3,142.58        360
5888007        OCEAN CITY                     NJ      08226      SFD            7.500           6.750        $2,192.74        360
5888760        GAITHERSBURG                   MD      20882      SFD            7.250           6.750        $2,674.14        360
5888802        AVONDALE                       PA      19311      SFD            7.625           6.750        $3,335.13        360
5894323        MILPITAS                       CA      95035      LCO            7.375           6.750        $1,947.71        360
5895555        NEW YORK                       NY      10019      COP            7.875           6.750        $2,864.02        360
5896005        OCONOMOWOC                     WI      53066      SFD            7.875           6.750        $3,625.35        360
5897492        MORRISTOWN                     NJ      07960      SFD            7.375           6.750        $3,004.44        360
5897761        MONTCLAIR                      NJ      07042      SFD            7.500           6.750        $3,006.63        360
5901322        SANTA ANA                      CA      92704      SFD            7.250           6.750        $1,279.09        360
5907030        GREAT NECK                     NY      11021      SFD            7.625           6.750        $4,246.76        360
5908067        NEW YORK                       NY      10023      LCO            7.375           6.750        $2,693.64        360
5909911        MANORVILLE                     NY      11941      SFD            8.250           6.750        $4,945.22        360
5912168        BYRON                          CA      94514      SFD            7.500           6.750        $4,356.11        360
5917179        ALISO VIEJO                    CA      92656      SFD            7.500           6.750        $2,399.01        360
5917211        CLAYTON                        MO      63105      SFD            7.500           6.750        $2,729.73        360
5919356        SCARSDALE                      NY      10583      SFD            7.000           6.733        $3,679.13        360
5921566        FALLS CHURCH                   VA      22046      SFD            7.375           6.750        $2,761.32        360
5923122        HIGHLANDS RANCH                CO      80129      SFD            8.500           6.750        $2,118.36        360
5923128        SHORT HILLS                    NJ      07078      SFD            7.250           6.750        $3,547.32        360
5925288        MASPETH                        NY      11378      MF2            7.500           6.750        $1,950.81        360
5925509        VALLEY STREAM                  NY      11580      SFD            7.375           6.750        $2,287.52        360
5925735        NEW YORK                       NY      10031      MF2            7.125           6.750        $2,762.25        360
5927778        MELVILLE                       NY      11747      SFD            7.500           6.750        $2,517.18        360
5928685        NYACK                          NY      10960      SFD            7.250           6.750        $3,376.78        360
5929119        FLUSHING                       NY      11358      SFD            7.500           6.750        $2,139.60        360
5929388        SAN DIEGO                      CA      92107      SFD            7.625           6.750        $2,491.44        360
5929920        SILVER SPRING                  MD      20906      SFD            7.500           6.750        $2,433.27        360
5930098        STAFFORD                       VA      22554      SFD            7.500           6.750        $3,070.96        360
5930663        CHULA VISTA                    CA      91911      SFD            7.500           6.750        $2,196.94        360
5931722        YORBA LINDA                    CA      92887      SFD            7.625           6.750        $2,753.32        360
5933105        BETHESDA                       MD      20816      SFD            7.500           6.750        $3,350.64        360
5933629        NEWTON                         MA      02460      SFD            7.250           6.750        $3,816.10        360
5934732        HERNDON                        VA      20171      SFD            7.750           6.750        $2,872.46        360
5935162        SAN DIEGO                      CA      92103      LCO            7.250           6.750        $2,217.08        360
5937827        CAMBRIDGE                      MA      02138      MF2            7.375           6.750        $4,351.26        360
5938355        WOODSTOCK                      MD      21163      SFD            7.250           6.750        $2,522.01        360
5938593        SKILLMAN                       NJ      08558      SFD            7.500           6.750        $3,083.54        360
5939165        TARZANA                        CA      91356      SFD            7.500           6.750        $3,153.81        360
5942952        EDINA                          MN      55424      SFD            7.250           6.750        $2,489.95        360
5943363        PORT WASHINGTON                NY      11050      SFD            7.375           6.750        $3,204.74        360
5943941        LOS ANGELES                    CA      91343      SFD            7.625           6.750        $2,032.08        360
5944708        FRANKTOWN                      CO      80116      SFD            7.125           6.750        $2,216.54        360
5945412        NEW YORK                       NY      10022      COP            7.625           6.750        $3,273.55        360
5945447        HIGHLAND                       MI      48356      SFD            8.000           6.750        $2,480.13        360
5946275        LOS ANGELES                    CA      90034      SFD            7.500           6.750        $2,041.71        360
5946627        NORTH READING                  MA      01864      SFD            7.500           6.750        $2,379.43        360
5946662        EAST SETAUKET                  NY      11733      SFD            7.125           6.750        $2,256.96        360
5947734        CLARKSVILLE                    MD      21029      SFD            7.750           6.750        $2,671.50        360
5948046        LAS VEGAS                      NV      89135      SFD            7.250           6.750        $2,558.17        360
5948356        EASTON                         CT      06612      SFD            7.625           6.750        $3,284.17        360
5949624        CORNWALL                       NY      12518      SFD            7.375           6.750        $2,362.11        360
5950744        EASTCHESTER                    NY      10709      PUD            7.625           6.750        $3,008.13        360
5951109        MISSION VIEJO                  CA      92691      SFD            7.875           6.750        $2,436.24        360
5951144        FULTON                         MD      20759      SFD            7.250           6.750        $2,046.53        360
5952374        NEW YORK                       NY      10011      HCO            7.500           6.750        $3,146.47        360
5952532        CARMEL                         NY      10512      SFD            7.500           6.750        $2,841.61        360
5952688        POTOMAC                        MD      20854      SFD            7.125           6.750        $4,382.54        360
5955203        SAN PEDRO                      CA      90732      SFD            7.250           6.750        $2,660.49        360
5955378        DAVIDSONVILLE                  MD      21035      SFD            7.375           6.750        $3,204.73        360
5955518        NEW YORK                       NY      10128      COP            7.625           6.750        $3,362.03        360
5955924        GLEN COVE                      NY      11542      SFD            7.000           6.733        $2,980.56        360
5955971        ATLANTIC CITY                  NJ      08401      SFD            7.625           6.750        $  987.73        360
5957432        WASHINGTON                     MO      63090      SFD            7.250           6.750        $3,410.88        360
5959477        HARTSDALE                      NY      10530      SFD            7.250           6.750        $2,271.65        360
5960210        NEEDHAM HEIGHTS                MA      02492      SFD            7.500           6.750        $2,447.26        360
5961025        WOODBURY                       NY      11797      SFD            7.625           6.750        $4,246.76        360
5961119        WEST LINN                      OR      97068      SFD            7.375           6.750        $2,175.63        360
5961894        WEST TISBURY                   MA      02575      SFD            7.375           6.750        $2,866.31        360
5961956        SANTA CLARITA                  CA      91351      SFD            7.750           6.750        $4,628.03        360
5962566        ELLICOTT CITY                  MD      21042      SFD            7.375           6.750        $2,193.59        360
5962699        MEDWAY                         MA      02053      SFD            7.500           6.750        $2,376.77        360
5964219        SCARSDALE                      NY      10583      SFD            7.375           6.750        $3,038.28        360
5965587        KATONAH                        NY      10536      SFD            7.250           6.750        $4,434.15        360
5966616        ROCHESTER                      MN      55902      SFD            7.250           6.750        $4,434.15        360
5967628        TRACY                          CA      95377      SFD            7.125           6.750        $1,984.11        360
5967894        CORTLANDT MANOR                NY      10567      SFD            7.500           6.750        $2,726.94        360
5967925        GLEN RIDGE                     NJ      07028      SFD            7.500           6.750        $2,272.45        360
5968390        LARCHMONT                      NY      10538      SFD            7.500           6.750        $3,377.21        360
5968800        MARLBORO                       NJ      07746      SFD            7.500           6.750        $2,078.77        360
5968842        SHERMAN OAKS                   CA      91423      SFD            7.125           6.750        $4,379.18        360
5969721        ORANGE PARK                    FL      32003      SFD            7.625           6.750        $2,158.78        360
5970597        CHARLOTTE                      NC      28211      SFD            7.125           6.750        $2,398.44        360
5970742        NEW YORK                       NY      10022      COP            7.750           6.750        $2,149.24        360
5970774        REDWOOD CITY                   CA      94062      SFD            7.375           6.750        $4,144.06        360
5971733        PHOENIX                        AZ      85054      SFD            7.125           6.750        $2,081.80        360
5971810        BROOKLYN                       NY      11218      COP            7.750           6.750        $2,206.55        360
5972267        ENOLA                          PA      17025      SFD            6.875           6.608        $2,012.18        360
5972545        UPPER BLACK EDDY               PA      18972      SFD            7.125           6.750        $4,143.37        360
5973138        SANTA ROSA BEACH               FL      32459      SFD            7.250           6.750        $2,936.05        353
5973143        SCOTTSDALE                     AZ      85262      SFD            7.500           6.750        $3,030.75        360
5973352        SEA ISLE CITY                  NJ      08243      SFD            6.500           6.233        $3,223.55        360
5974873        RANCHO SANTA MARGARITA         CA      92688      SFD            7.250           6.750        $2,636.96        360
5975058        SUMMERLAND KEY                 FL      33042      SFD            7.625           6.750        $3,680.53        360
5975136        LOS ANGELES                    CA      90067      LCO            7.250           6.750        $3,751.97        360
5975166        LEDGEWOOD                      NJ      07852      SFD            7.250           6.750        $2,444.97        360
5975570        PISCATAWAY                     NJ      08854      SFD            7.875           6.750        $2,639.25        360
5975655        CARLSBAD                       CA      92009      SFD            7.250           6.750        $3,751.97        360
5975921        CLARENDON HILLS                IL      60514      SFD            7.375           6.750        $4,454.86        360
5976011        CAMBRIDGE                      MA      02141      SFD            7.125           6.750        $2,223.28        360
5976154        CHARLOTTE                      NC      28277      SFD            7.000           6.733        $3,965.21        360
5976366        HAMPTON BAYS                   NY      11946      SFD            7.125           6.750        $2,560.14        360
5976765        GREENLAWN                      NY      11740      SFD            7.625           6.750        $1,663.32        360
5976994        RIVERDALE                      NY      10471      SFD            7.500           6.750        $2,371.74        360
5977099        AUSTIN                         TX      78731      SFD            7.250           6.750        $2,125.02        360
5977234        STAMFORD                       CT      06903      SFD            7.250           6.750        $2,408.09        360
5977650        WEST ISLIP                     NY      11795      SFD            7.250           6.750        $2,387.62        360
5977772        AMYRNA                         GA      30080      SFD            7.375           6.750        $3,038.97        360
5977879        SETAUKET                       NY      11733      SFD            7.875           6.750        $3,073.57        360
5978375        MERCER ISLAND                  WA      98040      SFD            7.125           6.750        $3,334.91        360
5978475        TEQUESTA                       FL      33469      SFD            7.625           6.750        $2,654.23        360
5978588        ROSLYN                         NY      11576      SFD            7.500           6.750        $2,447.25        360
5978881        MISSION VIEJO                  CA      92692      SFD            7.125           6.750        $2,155.90        360
5978982        MANHASSET                      NY      11030      SFD            6.750           6.483        $4,086.17        360
5979664        SAN FRANCISCO                  CA      94122      SFD            7.875           6.750        $3,168.56        360
5979674        EL CERRITO                     CA      94530      SFD            7.875           6.750        $2,610.25        360
5979718        STILLWATER                     MN      55082      SFD            7.250           6.750        $3,103.91        360
5979770        BLOOMFIELD TOWNSHIP            MI      48301      SFD            7.125           6.750        $2,405.18        360
5979925        HARBOR CITY                    CA      90710      SFD            7.500           6.750        $2,399.68        360
5979950        SANTA ANA                      CA      92705      SFD            7.125           6.750        $3,941.26        360
5980322        THOUSAND OAKS                  CA      91362      SFD            7.375           6.750        $4,088.80        360
5980843        NEW YORK                       NY      10021      COP            7.125           6.750        $3,267.54        360
5982662        RANDOLPH                       NJ      07869      SFD            7.625           6.750        $2,406.50        360
5983117        ALLENTOWN                      PA      18101      SFD            7.875           6.750        $2,208.35        360
5983430        DOBBS FERRY                    NY      10522      HCO            7.375           6.750        $2,451.90        360
5984822        ASHBURN                        VA      20147      SFD            7.125           6.750        $4,379.17        360
5984955        NEW ORLEANS                    LA      70124      SFD            7.625           6.750        $2,264.94        360
5985437        BEACH HAVEN PARK               NJ      08008      SFD            7.625           6.750        $2,158.77        360
5985766        MARTINEZ                       CA      94553      SFD            7.750           6.750        $2,922.97        360
5985789        DISCOVERY BAY                  CA      94514      SFD            7.250           6.750        $2,886.97        360
5985893        STATELINE                      NV      89449      SFD            7.000           6.733        $1,962.65        360
5985931        SAN FRANCISCO                  CA      94114      SFD            7.500           6.750        $4,761.66        360
5986202        ARLINGTON                      VA      22205      SFD            7.750           6.750        $2,636.40        360
5986294        CLAYTON                        CA      94517      SFD            7.375           6.750        $2,417.37        360
5986300        NAPLES                         FL      34119      SFD            7.500           6.750        $2,566.12        360
5986353        FREDERICK                      MD      21701      SFD            7.375           6.750        $2,417.37        360
5986939        WAVES                          NC      27982      SFD            7.625           6.750        $2,361.20        360
5986997        OAKLAND                        CA      94602      SFD            8.250           6.750        $2,441.62        360
5987017        LOS GATOS                      CA      95032      SFD            7.500           6.750        $2,657.02        360
5987204        TOWN OF WESTFIELD              NJ      07090      SFD            7.875           6.750        $2,552.24        360
5987727        VENTURA                        CA      93003      SFD            7.500           6.750        $2,307.41        360
5988090        EASTON                         CT      06612      SFD            7.375           6.750        $2,151.46        360
5988367        CHESTERFIELD                   MO      63005      SFD            7.375           6.750        $3,038.98        360
5988627        ARCADIA                        CA      91006      SFD            7.375           6.750        $2,624.57        360
5988814        HINGHAM                        MA      02043      SFD            7.500           6.750        $3,705.84        360
5989201        RESTON                         VA      20191      SFD            7.375           6.750        $2,648.74        360
5990212        SAN FRANCISCO                  CA      94118      LCO            7.375           6.750        $4,691.07        360
5990292        NASHVILLE                      TN      37205      SFD            7.250           6.750        $4,775.24        360
5990899        FENWICK                        DE      19944      SFD            7.625           6.750        $2,219.64        360
5990923        LOS GATOS                      CA      95030      SFD            7.125           6.750        $6,400.33        360
5991154        MEDINA                         WA      98039      SFD            7.000           6.733        $2,355.18        360
5991375        NEWPORT BEACH                  CA      92663      SFD            7.625           6.750        $2,707.32        360
5991604        SOUTH RIDING                   VA      20152      SFD            7.250           6.750        $2,858.32        360
5991644        LIVERMORE                      CA      94550      SFD            7.000           6.733        $1,977.95        360
5991844        BROOKLYN                       NY      11201      COP            7.250           6.750        $2,537.70        360
5992456        WOODBURY                       MN      55129      SFD            7.375           6.750        $2,569.66        360
5993109        BROOKLYN                       NY      11218      SFD            7.625           6.750        $3,584.27        360
5993123        ADA                            MI      49301      SFD            7.250           6.750        $3,012.50        360
5993297        MIAMI                          FL      33137      SFD            7.750           6.750        $1,998.80        360
5993497        NEW ROCHELLE                   NY      10804      SFD            7.625           6.750        $2,548.06        360
5993510        SAN JOSE                       CA      95117      SFD            7.625           6.750        $3,701.77        360
5994145        SAN JOSE                       CA      95136      SFD            7.000           6.733        $2,922.53        240
5994633        OAKLAND                        CA      94610      SFD            7.250           6.750        $2,046.53        360
5994697        HOUSTON                        TX      77025      SFD            7.125           6.750        $4,042.32        360
5994746        UNION                          NJ      07083      LCO            8.000           6.750        $2,145.90        360
5994784        FAIRFAX                        CA      94930      SFD            7.625           6.750        $2,836.13        360
5994824        SAN JOSE                       CA      95135      SFD            7.125           6.750        $3,301.23        360
5994914        BRUSH PRAIRIE                  WA      98606      SFD            7.250           6.750        $3,410.89        360
5994958        WASHINGTON                     DC      20009      SFD            7.375           6.750        $2,859.40        360
5994992        RANDOLPH                       NJ      07869      SFD            7.375           6.750        $2,512.34        360
5995090        SANTA BARBARA                  CA      93105      SFD            7.500           6.750        $4,020.49        360
5995218        OAK PARK                       IL      60304      SFD            7.375           6.750        $2,438.09        360
5995219        NATICK                         MA      01760      SFD            7.375           6.750        $4,817.46        360
5995255        LOS GATOS                      CA      95030      SFD            7.125           6.750        $3,705.46        360
5995275        BROOKLYN                       NY      11217      SFD            7.250           6.750        $5,355.09        360
5995392        HUMMELSTOWN                    PA      17036      SFD            8.000           6.750        $2,158.74        360
5996638        BERNARDSVILLE                  NJ      07924      SFD            7.125           6.750        $2,358.02        360
5996650        RANCHO MIRAGE                  CA      92270      SFD            7.625           6.750        $2,831.18        360
5996790        HALF MOON BAY                  CA      94019      SFD            7.250           6.750        $3,410.89        360
5996901        DALLAS                         TX      75230      SFD            7.500           6.750        $5,432.90        360
5997002        POUND RIDGE                    NY      10576      SFD            7.500           6.750        $2,796.86        360
5997016        CHASKA                         MN      55318      SFD            7.250           6.750        $2,914.44        360
5997034        BAYSIDE                        NY      11360      SFD            7.250           6.750        $2,217.08        360
5997130        SAN JOSE                       CA      95138      HCO            7.500           6.750        $2,321.47        360
5997633        SAINT PETERSBURG               FL      33704      SFD            7.375           6.750        $3,236.23        360
5997813        MENDHAM                        NJ      07926      SFD            7.125           6.750        $4,055.79        360
5997862        SUFFERN                        NY      10901      SFD            7.625           6.750        $3,659.30        360
5997875        CHESTNUT HILL                  MA      02467      SFD            7.375           6.750        $3,840.16        360
5997993        SAN JOSE                       CA      95125      PUD            7.750           6.750        $2,149.24        360
5998020        WESTON                         MA      02493      SFD            7.500           6.750        $2,517.18        360
5998492        PLEASANT HILL                  CA      94523      SFD            7.125           6.750        $2,358.02        360
5998862        NEW YORK                       NY      10028      COP            7.875           6.750        $4,459.18        360
5998902        SUMMERLAND KEY                 FL      33042      SFD            7.750           6.750        $2,507.44        360
5998957        SAN JOSE                       CA      95127      SFD            7.750           6.750        $2,063.27        360
5999150        BERNARDSVILLE                  NJ      07924      SFD            7.500           6.750        $2,971.67        360
5999235        HUNTINGTON BEACH               CA      92647      SFD            7.500           6.750        $2,069.68        360
5999273        CHATHAM TOWNSHIP               NJ      07928      SFD            7.750           6.750        $2,349.84        360
5999375        SARASOTA                       FL      34242      LCO            7.875           6.750        $2,356.48        360
5999484        MENLO PARK                     CA      94025      SFD            7.125           6.750        $3,409.02        360
5999802        DALLAS                         TX      75248      SFD            7.500           6.750        $2,415.54        360
5999819        SOUTH PASADENA                 CA      91030      SFD            7.500           6.750        $2,796.86        360
6005208        MILL VALLEY                    CA      94941      SFD            7.875           6.750        $2,639.26        360
6005337        NEWPORT BEACH                  CA      92660      SFD            8.000           6.750        $5,569.28        360
6005418        ALEXANDRIA                     VA      22304      SFD            7.125           6.750        $2,173.75        360
6005977        WEST BLOOMFIELD TWP.           MI      48323      SFD            7.625           6.750        $2,819.15        360
6006609        PITTSFORD                      NY      14534      SFD            7.000           6.733        $2,375.13        360
6006752        ENGLEWOOD                      NJ      07631      SFD            7.375           6.750        $2,171.49        360
6006889        WATKINSVILLE                   GA      30677      SFD            7.125           6.750        $3,031.06        360
6007171        MCKINNEY                       TX      75070      SFD            7.125           6.750        $2,615.04        360
6007427        WINDSOR                        CO      80550      SFD            7.250           6.750        $2,281.88        360
6007541        BARRINGTON                     IL      60010      SFD            7.375           6.750        $3,312.07        360
6007569        SAN ANTONIO                    TX      78212      SFD            7.250           6.750        $4,311.36        360
6007738        WEST NEW YORK                  NJ      07093      SFD            8.125           6.750        $2,696.75        360
6007910        CHAPPAQUA                      NY      10514      SFD            7.375           6.750        $3,405.03        360
6008129        HALF MOON BAY                  CA      94019      LCO            7.375           6.750        $2,182.54        360
6008138        DANBURY                        CT      06811      SFD            7.375           6.750        $2,348.30        360
6008162        REDINGTON BEACH                FL      33708      SFD            7.500           6.750        $2,447.26        360
6008221        HOUSTON                        TX      77027      SFD            7.000           6.733        $2,582.71        360
6008226        KIRKLAND                       WA      98033      SFD            7.750           6.750        $4,626.60        360
6008552        WEEHAWKEN                      NJ      07087      LCO            7.500           6.750        $2,691.98        360
6008799        SAN DIEGO                      CA      92122      SFD            7.250           6.750        $3,221.92        360
6008853        EL CAJON                       CA      92019      SFD            7.750           6.750        $2,525.36        360
6008938        HAYWARD                        CA      94544      SFD            7.375           6.750        $2,417.37        360
6009074        ASHEVILLE                      NC      28803      SFD            7.375           6.750        $1,947.71        360
6009102        GROSSE POINTE PARK             MI      48230      SFD            7.250           6.750        $2,087.46        360
6009527        SANTA CLARA                    CA      95054      SFD            7.750           6.750        $2,407.15        360
6009589        NANTUCKET                      MA      02554      SFD            8.125           6.750        $3,073.94        360
6009658        DANA POINT                     CA      92629      SFD            7.875           6.750        $2,719.02        360
6009690        CARMEL                         CA      93923      LCO            7.250           6.750        $1,364.36        360
6009695        LOS ALAMITOS                   CA      90720      SFD            7.000           6.733        $2,195.50        360
6009714        ARMONK                         NY      10504      SFD            7.375           6.750        $2,762.70        360
6010186        PACIFICA                       CA      94044      SFD            7.250           6.750        $2,559.53        360
6010198        MILLBRAE                       CA      94030      SFD            7.625           6.750        $3,065.97        240
6010260        MORAGA                         CA      94556      SFD            7.625           6.750        $3,325.93        360
6010436        SEVERNA PARK                   MD      21146      SFD            7.000           6.733        $2,661.21        360
6010554        WASHINGTON                     DC      20008      SFD            7.375           6.750        $2,563.79        360
6010573        LUTHERVILLE                    MD      21093      SFD            6.875           6.608        $2,049.62        360
6010848        UNIVERSITY PLACE               WA      98466      SFD            7.125           6.750        $2,964.36        360
6011038        SAN JOSE                       CA      95117      SFD            7.500           6.750        $3,097.53        360
6011191        PARKLAND                       FL      33076      SFD            7.375           6.750        $2,388.00        360
6011533        DEDHAM                         MA      02026      SFD            7.375           6.750        $3,349.78        360
6011537        ANNANDALE                      VA      22003      SFD            7.500           6.750        $2,097.65        360
6011609        ROSEVILLE                      CA      95678      SFD            6.875           6.608        $3,054.72        360
6011673        TORRANCE                       CA      90505      SFD            7.250           6.750        $2,489.27        360
6011732        SAN JOSE                       CA      95127      SFD            7.250           6.750        $1,875.99        360
6012197        LONG BEACH                     CA      90803      SFD            7.625           6.750        $3,057.67        360
6012257        SAN JOSE                       CA      95124      SFD            7.625           6.750        $3,362.03        360
6012336        SANTA CLARA                    CA      95051      SFD            7.625           6.750        $3,128.45        360
6012379        RINGOES                        NJ      08551      SFD            7.000           6.733        $1,832.34        360
6012464        WALNUT CREEK                   CA      94595      SFD            7.875           6.750        $2,175.21        360
6012599        FAIRFAX                        VA      22031      SFD            7.375           6.750        $3,033.45        360
6012606        BONITA SPRINGS                 FL      34134      SFD            7.375           6.750        $2,072.03        360
6012615        SAN JOSE                       CA      95125      SFD            7.625           6.750        $2,548.06        360
6012667        BARRE                          VT      05641      SFD            7.625           6.750        $2,477.28        360
6012852        CLACKAMAS                      OR      97015      SFD            7.500           6.750        $2,636.04        360
6013233        EDWARDS                        CO      81632      SFD            7.125           6.750        $4,143.37        360
6013539        KENMORE                        WA      98028      LCO            7.750           6.750        $2,228.05        360
6013566        LOS ANGELES                    CA      90064      SFD            7.500           6.750        $4,428.13        360
6013652        GREAT FALLS                    VA      22066      SFD            7.375           6.750        $3,729.65        360
6013692        FRIPP ISLAND                   SC      29920      SFD            7.375           6.750        $3,370.50        360
6013820        LOS GATOS                      CA      95030      SFD            7.125           6.750        $4,345.49        360
6013873        SAN JOSE                       CA      95135      SFD            7.625           6.750        $3,715.92        360
6014116        MOUNTAIN VIEW                  CA      94040      SFD            7.500           6.750        $3,723.32        360
6014243        LEESBURG                       VA      20175      SFD            7.500           6.750        $3,719.83        360
6014495        EDEN PRAIRIE                   MN      55347      SFD            7.375           6.750        $2,187.72        360
6014720        MAHWAH                         NJ      07430      SFD            7.000           6.733        $2,275.34        360
6014727        OYSTER BAY COVE                NY      11771      SFD            7.500           6.750        $2,657.02        360
6014775        ENCINITAS                      CA      92024      SFD            8.250           6.750        $4,575.22        360
6014792        MILPITAS                       CA      95035      SFD            8.500           6.750        $3,144.86        360
6014960        LOS ANGELES                    CA      90045      SFD            7.500           6.750        $3,188.42        360
6015110        SEAL BEACH                     CA      90740      SFD            7.375           6.750        $2,072.03        360
6015293        WOODSTOCK                      GA      30189      SFD            7.625           6.750        $2,590.53        360
6015340        SOUTH HAMPTON                  NY      11968      SFD            7.500           6.750        $6,572.62        360
6015418        SAN RAMON                      CA      94583      SFD            7.625           6.750        $2,894.88        360
6016041        SAN JUAN CAPISTRANO            CA      92675      SFD            7.625           6.750        $4,600.66        360
6016314        PASADENA                       CA      91105      SFD            7.125           6.750        $2,863.31        360
6016385        MOUNTAIN VIEW                  CA      94043      SFD            7.875           6.750        $2,574.00        360
6016656        BROOKLYN                       NY      11201      COP            7.500           6.750        $2,167.57        360
6016741        CROTON ON HUDSON               NY      10520      SFD            7.625           6.750        $3,294.78        360
6016762        HOLLISTER                      CA      95023      SFD            7.750           6.750        $2,218.02        360
6017324        FOREST HILLS                   NY      11375      SFD            7.750           6.750        $2,507.45        360
6017418        SAN LEANDRO                    CA      94579      SFD            7.250           6.750        $2,046.53        360
6017447        STEVENSON RANCH                CA      91381      SFD            7.250           6.750        $1,965.69        360
6018035        SAN JOSE                       CA      95124      SFD            7.625           6.750        $3,161.01        360
6018073        SAN JOSE                       CA      95124      SFD            7.375           6.750        $2,072.03        360
6018449        VALLEY VILLAGE                 CA      91607      SFD            7.000           6.733        $2,069.10        360
6018556        DAVIDSONVILLE                  MD      21035      SFD            7.375           6.750        $2,838.68        360
6018687        POTOMAC                        MD      20854      SFD            7.250           6.750        $2,210.26        360
6018829        LIVERMORE                      CA      94550      SFD            7.375           6.750        $1,899.36        360
6018927        SAN JOSE                       CA      95125      SFD            7.500           6.750        $3,104.52        360
6019118        CORAM                          NY      11727      SFD            7.875           6.750        $1,147.42        360
6019227        KIRKLAND                       WA      98033      SFD            8.125           6.750        $6,222.29        346
6019287        MELVILLE                       NY      11747      SFD            7.625           6.750        $3,326.21        240
6019453        SAN JOSE                       CA      95126      SFD            7.875           6.750        $3,625.35        360
6019609        LIVERMORE                      CA      94550      SFD            7.750           6.750        $2,758.19        360
6019649        POTOMAC                        MD      20854      SFD            7.375           6.750        $3,038.98        360
6019741        POTOMAC                        MD      20854      SFD            7.500           6.750        $3,238.77        360
6019859        DALLAS                         TX      75229      SFD            8.125           6.750        $2,851.19        360
6020016        MAPLEWOOD                      NJ      07040      SFD            7.750           6.750        $3,582.07        360
6020043        WHITEHOUSE STATION             NJ      08889      SFD            7.000           6.733        $2,634.60        360
6020237        PACIFICA                       CA      94044      SFD            6.875           6.608        $2,338.67        360
6020322        FREMONT                        CA      94539      SFD            7.500           6.750        $4,866.54        360
6020345        THOUSAND OAKS                  CA      91360      SFD            6.875           6.608        $2,824.80        360
6020464        BETHESDA                       MD      20814      SFD            7.125           6.750        $2,896.99        360
6020484        BURLINGAME                     CA      94010      SFD            7.875           6.750        $4,548.37        360
6020583        MADISON                        CT      06443      SFD            7.625           6.750        $2,866.57        360
6020674        PETALUMA                       CA      94952      SFD            7.375           6.750        $2,569.32        360
6020730        CUPERTINO                      CA      95014      SFD            8.000           6.750        $3,910.97        360
6021264        MENDOTA HEIGHTS                MN      55118      SFD            7.875           6.750        $2,637.80        360
6021535        CUPERTINO                      CA      95014      SFD            7.000           6.733        $4,324.47        360
6021615        SAN JOSE                       CA      95120      SFD            7.625           6.750        $4,072.93        360
6021747        SEA CLIFF                      NY      11579      SFD            7.500           6.750        $2,517.18        360
6021925        SPARTA                         NJ      07871      SFD            8.000           6.750        $3,164.36        360
6022046        CUMMING                        GA      30040      SFD            7.625           6.750        $2,899.12        360
6022058        SIMI VALLEY                    CA      93065      SFD            7.250           6.750        $1,875.99        360
6022076        MOUNTAIN LAKES                 NJ      07045      SFD            7.250           6.750        $2,796.93        360
6022190        BERKELEY                       CA      94705      SFD            7.125           6.750        $2,950.89        360
6022425        NEWCASTLE                      CA      95658      SFD            7.875           6.750        $2,608.09        360
6022713        MIDDLETON                      MA      01949      SFD            7.375           6.750        $2,583.13        360
6022737        DALY CITY                      CA      94015      SFD            7.500           6.750        $2,657.02        360
6023051        CLARKSVILLE                    MD      21029      SFD            7.250           6.750        $2,237.54        360
6023056        THORNWOOD                      NY      10594      SFD            6.875           6.608        $2,824.80        360
6023116        MORGAN HILL                    CA      95037      SFD            7.625           6.750        $2,901.96        360
6023138        TARZANA                        CA      91356      SFD            7.125           6.750        $3,099.11        360
6023156        SAN DIEGO                      CA      92106      SFD            7.750           6.750        $2,355.21        360
6023216        FULLERTON                      CA      92835      SFD            6.875           6.608        $2,118.60        360
6023247        WASHINGTON                     DC      20009      SFD            7.375           6.750        $3,280.71        360
6023349        PACIFICA                       CA      94044      SFD            7.625           6.750        $2,229.56        360
6023590        WESTERVILLE                    OH      43082      SFD            7.375           6.750        $3,280.71        360
6023767        JULIAN                         CA      92036      SFD            7.625           6.750        $2,151.70        360
6023878        FORT WORTH                     TX      76132      SFD            7.625           6.750        $2,293.25        360
6023946        SUNNY ISLES BEACH              FL      33160      HCO            7.875           6.750        $2,726.27        360
6024407        SAN RAMON                      CA      94583      SFD            8.125           6.750        $2,190.37        360
6024489        MANHASSET                      NY      11030      SFD            7.750           6.750        $4,656.68        360
6024514        CHAPEL HILL                    NC      27514      SFD            7.250           6.750        $2,510.41        360
6024545        WAYNE                          PA      19087      SFD            7.250           6.750        $3,922.52        360
6024963        SAN JOSE                       CA      95128      SFD            7.000           6.733        $2,262.03        360
6025018        JOHNS ISLAND                   SC      29455      SFD            7.125           6.750        $3,974.94        360
6025037        NORTH HAVEN                    NY      11963      SFD            7.875           6.750        $2,726.27        360
6025082        SANTA ROSA BEACH               FL      32459      SFD            7.750           6.750        $2,256.70        360
6025336        FORT LAUDERDALE                FL      33316      SFD            7.125           6.750        $3,368.60        360
6025549        BASKING RIDGE                  NJ      07920      SFD            7.500           6.750        $3,076.55        360
6025627        CHESTERFIELD                   MO      63005      SFD            7.375           6.750        $2,590.04        360
6025770        ANTIOCH                        CA      94509      SFD            7.250           6.750        $2,724.61        360
6025799        ELLICOTT CITY                  MD      21042      SFD            7.500           6.750        $2,355.88        360
6026150        PACIFIC PALISADES              CA      90272      SFD            7.625           6.750        $3,963.65        360
6026258        CASTRO VALLEY                  CA      94552      LCO            7.500           6.750        $2,153.59        360
6026264        LOS ALTOS                      CA      94024      SFD            7.125           6.750        $4,951.84        360
6026313        EAST HAMPTON                   NY      11937      SFD            8.000           6.750        $2,494.80        360
6026429        POWAY                          CA      92064      SFD            7.500           6.750        $2,936.71        360
6026481        SAN JOSE                       CA      95123      SFD            7.750           6.750        $2,260.29        360
6026523        PINECREST                      FL      33156      SFD            7.250           6.750        $2,933.36        360
6026725        BIRMINGHAM                     AL      35216      SFD            7.375           6.750        $2,762.70        360
6026905        SAN DIEGO                      CA      92131      SFD            7.625           6.750        $2,567.88        360
6026938        WALNUT CREEK                   CA      94598      SFD            7.500           6.750        $3,128.29        360
6027167        NAPLES                         FL      34109      SFD            7.625           6.750        $3,159.60        360
6027184        RICHLAND                       MI      49083      SFD            7.375           6.750        $2,417.37        360
6027338        SAN JOSE                       CA      95125      SFD            7.625           6.750        $3,185.08        360
6027345        PACIFICA                       CA      94044      SFD            7.500           6.750        $3,496.08        360
6027643        SAN JOSE                       CA      95127      SFD            7.500           6.750        $2,223.51        360
6027656        FREMONT                        CA      94539      SFD            7.500           6.750        $2,447.26        360
6027810        BELLFLOWER                     CA      90706      SFD            7.375           6.750        $2,410.12        360
6028048        BOWIE                          MD      20721      SFD            7.625           6.750        $2,540.98        360
6028358        GEORGETOWN                     KY      40324      SFD            7.625           6.750        $2,208.32        360
6028483        PALM COAST                     FL      32135      SFD            7.250           6.750        $2,660.49        360
6028580        CONCORD                        MA      01742      SFD            7.500           6.750        $3,120.25        360
6028595        SAN JOSE                       CA      95148      SFD            7.500           6.750        $2,429.78        360
6028700        DELRAY BEACH                   FL      33446      SFD            7.625           6.750        $3,691.14        360
6028739        SILVER SPRING                  MD      20905      SFD            7.750           6.750        $3,832.81        360
6028859        MILLBURN                       NJ      07041      SFD            7.375           6.750        $2,458.81        360
6029023        NEW YORK                       NY      10023      COP            7.625           6.750        $2,123.39        360
6029087        SAN FRANCISCO                  CA      94107      SFD            7.250           6.750        $2,319.40        360
6029251        SOUTH LAKE TAHOE               CA      96150      SFD            7.375           6.750        $3,626.05        360
6029673        STERLING                       VA      20165      SFD            7.375           6.750        $2,514.06        360
6029693        OAK HILL                       VA      20171      SFD            7.000           6.733        $2,238.42        360
6029738        ASHEVILLE                      NC      28803      SFD            7.750           6.750        $3,324.16        360
6029786        COCONUT CREEK                  FL      33073      SFD            7.875           6.750        $  957.10        360
6029837        OAKLAND                        CA      94611      SFD            7.500           6.750        $3,382.45        360
6029967        SOUTHPORT                      NC      28461      SFD            7.875           6.750        $3,065.60        360
6030211        ELLICOTT CITY                  MD      21043      SFD            7.000           6.733        $3,557.38        360
6030355        FREMONT                        CA      94555      SFD            7.875           6.750        $2,610.25        360
6030368        EXTON                          PA      19341      SFD            7.875           6.750        $2,936.54        360
6030379        WADING RIVER                   NY      11792      SFD            7.625           6.750        $2,287.94        360
6030397        LAKE GROVE                     NY      11755      SFD            7.625           6.750        $2,089.41        360
6030468        PELHAM MANOR                   NY      10803      SFD            7.875           6.750        $2,661.01        360
6030499        SOUTH ORANGE                   NJ      07079      SFD            7.500           6.750        $4,474.98        360
6030504        LOS GATOS                      CA      95032      SFD            7.500           6.750        $2,587.10        360
6030516        PALOS VERDES ESTATES           CA      90274      SFD            7.375           6.750        $2,348.30        360
6030833        SAN JOSE                       CA      95135      SFD            7.750           6.750        $3,044.75        360
6030893        SANTA ROSA                     CA      95404      SFD            7.750           6.750        $2,507.44        360
6030952        TOWNSHIP OF TYRONE             MI      48430      SFD            7.500           6.750        $3,135.98        360
6030988        CASTRO VALLEY                  CA      94552      SFD            7.250           6.750        $2,421.73        360
6031080        LONG BEACH                     CA      90803      SFD            7.375           6.750        $2,679.82        360
6031571        DALY CITY                      CA      94015      LCO            7.250           6.750        $1,923.74        360
6031723        N MIAMI BEACH                  FL      33179      SFD            7.375           6.750        $2,514.06        360
6031739        EAST HAMPTON                   NY      11937      SFD            7.625           6.750        $3,284.17        360
6031845        CUPERTINO                      CA      95014      SFD            8.000           6.750        $3,210.22        360
6031961        PAWLING                        NY      12564      SFD            7.375           6.750        $2,286.14        360
6032270        MILL VALLEY                    CA      94941      SFD            7.750           6.750        $3,386.52        360
6032473        MCLEAN                         VA      22101      SFD            7.500           6.750        $3,426.16        360
6033041        ST LOUIS                       MO      63131      SFD            7.500           6.750        $2,412.29        360
6033159        NORTH WALES                    PA      19454      SFD            7.250           6.750        $2,189.79        360
6033255        OLNEY                          MD      20832      SFD            7.375           6.750        $2,178.39        360
6033414        ALBUQUERQUE                    NM      87111      SFD            7.500           6.750        $2,347.27        360
6033454        MOORESTOWN                     NJ      08057      PUD            7.500           6.750        $4,544.89        360
6033521        ENCINITAS                      CA      92024      SFD            7.250           6.750        $2,813.98        360
6033574        KINGSTOWNE                     VA      22315      PUD            7.500           6.750        $2,703.31        360
6033576        SAN JOSE                       CA      95125      SFD            7.250           6.750        $4,434.15        360
6033582        SAINT DAVIDS                   PA      19087      SFD            7.500           6.750        $3,475.10        360
6033686        SOUTH SALEM                    NY      10590      SFD            7.000           6.733        $2,435.01        360
6033752        SUNNYVALE                      CA      94087      SFD            7.875           6.750        $2,523.25        360
6033897        DUBLIN                         CA      94568      SFD            7.500           6.750        $2,132.61        360
6034427        SOUTHLAKE                      TX      76092      SFD            7.250           6.750        $2,373.98        360
6034432        ATLANTA                        GA      30328      SFD            7.250           6.750        $2,530.87        360
6034560        EAST HAMPTON                   NY      11937      SFD            7.750           6.750        $2,507.45        360
6034721        SUNNYVALE                      CA      94087      SFD            7.625           6.750        $3,170.92        360
6034814        BETHESDA                       MD      20816      SFD            8.125           6.750        $4,278.64        360
6034826        GREENLAWN                      NY      11740      SFD            7.125           6.750        $2,209.80        360
6034860        CULVER CITY                    CA      90232      SFD            7.375           6.750        $2,237.79        360
6035072        BROOKLYN                       NY      11215      HCO            7.750           6.750        $2,229.84        360
6035135        CARLSBAD                       CA      92009      SFD            7.250           6.750        $2,260.74        360
6035148        SAN DIEGO                      CA      92103      SFD            7.875           6.750        $2,443.49        360
6035200        SARASOTA                       FL      34242      HCO            7.750           6.750        $3,582.07        360
6035208        SOUTH SAN FRANCISCO            CA      94080      SFD            7.375           6.750        $2,276.47        360
6035245        CHANTILLY                      VA      20151      SFD            7.750           6.750        $3,152.21        360
6035254        TEXARKANA                      TX      75503      SFD            7.250           6.750        $2,421.73        360
6035381        SAN JUAN CAPISTRANO            CA      92675      SFD            7.125           6.750        $3,200.17        360
6035386        EASTON                         CT      06612      SFD            7.625           6.750        $2,335.72        360
6035433        MENLO PARK                     CA      94025      SFD            7.000           6.733        $2,328.56        360
6035645        SIGNAL MOUNTAIN                TN      37377      SFD            7.500           6.750        $2,796.30        360
6035804        MOUNTAIN VIEW                  CA      94040      SFD            7.125           6.750        $4,379.18        360
6035971        ORIENT                         NY      11957      SFD            7.500           6.750        $2,838.81        360
6036036        LIVERMORE                      CA      94550      SFD            7.250           6.750        $3,103.90        360
6036157        LONG VALLEY                    NJ      07853      SFD            7.375           6.750        $4,144.06        360
6036293        EL GRANADA                     CA      94018      SFD            7.250           6.750        $2,135.22        360
6036382        NEWARK                         CA      94560      SFD            7.625           6.750        $2,548.06        360
6036407        GLENDALE                       CA      91207      SFD            8.000           6.750        $3,150.79        360
6036436        FAIRFIELD                      NJ      07004      SFD            7.625           6.750        $2,229.56        360
6036451        CAPITOLA                       CA      95010      SFD            7.625           6.750        $2,187.09        360
6036805        FOUNTAIN VALLEY                CA      92708      SFD            7.250           6.750        $2,494.04        360
6036828        MENLO PARK                     CA      94025      SFD            7.625           6.750        $3,185.08        360
6036857        FALLS CHURCH                   VA      22046      SFD            7.375           6.750        $2,719.54        360
6036875        LOS ALTOS                      CA      94024      SFD            7.375           6.750        $2,672.92        360
6036878        SARATOGA                       CA      95070      SFD            7.250           6.750        $2,776.46        360
6037041        TAMPA                          FL      33606      SFD            7.250           6.750        $2,489.95        360
6037264        EDGEWATER                      MD      21037      PUD            7.500           6.750        $2,941.25        360
6037279        NAPA                           CA      94558      SFD            7.625           6.750        $2,931.68        360
6037428        SOUTHLAKE                      TX      76092      SFD            7.000           6.733        $2,633.93        360
6037481        ENCINO                         CA      91436      SFD            7.125           6.750        $2,797.28        360
6037542        MANHASSET                      NY      11030      SFD            7.125           6.750        $6,737.19        360
6037587        WHITE POST                     VA      22663      SFD            7.750           6.750        $2,271.03        360
6037872        FAIRFIELD                      CT      06430      SFD            7.625           6.750        $2,070.30        360
6037914        SEAL BEACH                     CA      90740      SFD            7.500           6.750        $2,444.45        360
6037937        NEWHALL                        CA      91321      SFD            7.375           6.750        $2,037.50        360
6037982        SAN RAMON                      CA      94583      SFD            7.250           6.750        $2,824.21        360
6038009        LAKE OSWEGO                    OR      97035      SFD            7.500           6.750        $2,824.83        360
6038015        LA MESA                        CA      91941      SFD            7.750           6.750        $2,507.45        360
6038104        SALINAS                        CA      93906      SFD            7.125           6.750        $2,411.92        360
6038117        THOUSAND OAKS                  CA      91362      SFD            7.750           6.750        $6,447.72        360
6038123        TIBURON                        CA      94511      SFD            7.375           6.750        $4,144.06        360
6038230        PLATTEVILLE                    CO      80651      SFD            7.500           6.750        $2,041.71        360
6038265        BELVEDERE-TIBURON              CA      94920      MF2            7.875           6.750        $3,117.80        360
6038318        WESTLAKE VILLAGE               CA      91361      SFD            7.875           6.750        $3,030.79        360
6038350        OJAI                           CA      93023      SFD            7.250           6.750        $2,080.64        360
6038453        MT VERNON                      WA      98273      SFD            7.750           6.750        $2,507.44        360
6038490        SAN JOSE                       CA      95125      SFD            7.500           6.750        $2,363.35        360
6038690        HINGHAM                        MA      02043      SFD            7.625           6.750        $3,538.97        360
6038872        WEST ORANGE                    NJ      07052      SFD            7.500           6.750        $2,132.61        360
6039030        NEW ROCHELLE                   NY      10804      SFD            7.500           6.750        $3,146.47        360
6039145        GLEN ROCK                      NJ      07452      SFD            7.500           6.750        $3,801.98        360
6039289        WESTON                         FL      33331      SFD            7.125           6.750        $2,609.99        360
6039385        SAN LEANDRO                    CA      94577      SFD            7.375           6.750        $2,779.97        360
6039394        STEAMBOAT SPRINGS              CO      80487      SFD            7.375           6.750        $2,486.44        360
6039513        FREMONT                        CA      94538      SFD            7.750           6.750        $2,134.91        360
6039554        ARCADIA                        CA      91006      SFD            7.750           6.750        $4,459.67        360
6039679        HIGHLAND                       MD      20777      SFD            7.250           6.750        $2,077.23        360
6039749        SAN JOSE                       CA      95117      SFD            7.375           6.750        $2,258.51        360
6039805        OKLAHOMA CITY                  OK      73116      SFD            7.750           6.750        $2,507.44        360
6039876        BONITA SPRINGS                 FL      34135      SFD            7.250           6.750        $2,200.36        360
6039909        LA HABRA                       CA      90631      SFD            7.500           6.750        $3,146.47        360
6039915        SCOTTS VALLEY                  CA      95066      SFD            7.375           6.750        $2,762.71        360
6040033        LAFAYETTE                      CO      80026      SFD            8.000           6.750        $2,523.42        360
6040413        MIDWEST CITY                   OK      73130      SFD            7.500           6.750        $2,226.30        360
6040541        HIGHLAND VILLAGE               TX      75077      SFD            7.750           6.750        $2,341.95        360
6040665        DALLAS                         TX      75230      SFD            7.125           6.750        $2,570.24        360
6040826        ASHBURN                        VA      20176      SFD            7.875           6.750        $2,766.14        360
6040831        FAIRFAX                        VA      22032      SFD            7.000           6.733        $2,313.59        360
6040860        ANAHEIM                        CA      92807      SFD            7.625           6.750        $2,158.77        360
6040978        JUPITER                        FL      33458      SFD            7.125           6.750        $2,701.62        360
6041212        MANHASSET                      NY      11030      LCO            7.500           6.750        $4,195.29        360
6041245        SAN CARLOS                     CA      94070      SFD            7.750           6.750        $3,198.79        360
6041251        GLENDALE                       CA      91208      SFD            7.250           6.750        $3,410.88        360
6041273        LEESBURG                       VA      20176      SFD            7.875           6.750        $2,382.58        360
6041332        GIBSONIA                       PA      15044      SFD            7.500           6.750        $2,153.58        360
6041371        WOODCLIFF LAKE                 NJ      07675      SFD            7.250           6.750        $2,401.27        360
6041617        CARLSBAD                       CA      92009      SFD            7.875           6.750        $3,444.08        360
6041647        FAIRFAX                        VA      22030      SFD            7.250           6.750        $2,564.99        360
6041772        CAMPBELL                       CA      95008      HCO            7.750           6.750        $2,743.15        360
6041939        LAGUNA NIGUEL                  CA      92677      SFD            7.250           6.750        $2,382.85        360
6041997        LAKE MARY                      FL      32746      SFD            7.750           6.750        $2,156.05        360
7846134        LAGUNA BEACH                   CA      92651      SFD            6.875           6.608        $4,270.04        360
7959347        CORONA                         CA      92882      SFD            7.750           6.750        $2,657.89        360
8016205        ORLANDO                        FL      32828      SFD            7.375           6.750        $2,638.38        360
8042309        PAYSON                         AZ      85541      SFD            7.125           6.750        $3,530.28        360
8066397        MARINA DEL REY                 CA      90292      LCO            7.875           6.750        $2,198.41        360
8087667        COLORADO SPRINGS               CO      80921      SFD            7.375           6.750        $3,757.27        360
8093083        GREENSBORO                     NC      27405      SFD            7.500           6.750        $2,160.57        360
8114784        CASTLE ROCK                    CO      80104      SFD            7.125           6.750        $2,930.68        360
8126998        EDGEWATER                      NJ      07020      LCO            7.625           6.750        $2,293.25        360
8130107        HILLSBORO                      OR      97123      SFD            7.375           6.750        $2,845.58        360
8131206        BRUSH PRAIRIE                  WA      98606      SFD            7.625           6.750        $2,236.63        360
8132305        EDEN PRAIRIE                   MN      55346      SFD            7.750           6.750        $2,722.37        360
8138791        ALDIE                          VA      20105      SFD            6.875           6.608        $2,909.87        360
8158046        BAKERSFIELD                    CA      93311      SFD            7.625           6.750        $3,020.55        360
8166679        PLAINSBORO                     NJ      08536      SFD            7.750           6.750        $2,521.77        360
8174241        MONUMENT                       CO      80132      SFD            7.125           6.750        $3,368.59        360
8175957        FORT COLLINS                   CO      80524      SFD            7.125           6.750        $3,756.65        360
8177542        WINDSOR                        CO      80550      SFD            7.500           6.750        $2,447.25        360
8191987        SOUTHLAKE                      TX      76092      SFD            7.250           6.750        $3,874.76        360
8195674        MOUNT OLIVE TWP.               NJ      07836      SFD            7.625           6.750        $2,848.92        360
8206379        AFTON                          MN      55001      SFD            7.125           6.750        $2,856.57        360
8211942        COPPELL                        TX      75019      SFD            7.000           6.733        $3,033.78        360
8219295        SAN DIEGO                      CA      92101      HCO            7.500           6.750        $2,307.41        360
8222117        MONROE TOWNSHIP                NJ      08831      SFD            7.500           6.750        $2,237.49        360
8238664        HAYDEN LAKE                    ID      83835      SFD            7.500           6.750        $2,866.78        360
8239361        FORT WAYNE                     IN      46825      SFD            7.375           6.750        $2,093.09        360
8240193        DAVIDSONVILLE                  MD      21035      SFD            7.625           6.750        $2,831.17        360
8240538        DAVIDSONVILLE                  MD      21035      SFD            7.125           6.750        $4,030.52        360
8246447        ASHBURN                        VA      20147      SFD            7.125           6.750        $2,699.59        360
8252011        FLOWER MOUND                   TX      75028      SFD            7.250           6.750        $2,319.40        360
8259990        SAN LUIS OBISPO                CA      93401      SFD            7.375           6.750        $2,230.47        360
8260786        HIGHLANDS RANCH                CO      80126      SFD            7.625           6.750        $2,698.79        360
8273218        DARNESTOWN                     MD      20878      SFD            7.125           6.750        $3,353.77        360
8274774        PLAINFIELD                     IL      60540      SFD            7.375           6.750        $2,434.63        360
8282869        FLOWER MOUND                   TX      75022      SFD            7.250           6.750        $3,877.50        360
8297415        CHANHASSEN                     MN      55317      SFD            7.250           6.750        $2,728.71        360
8308474        INDEPENDENCE                   MN      55359      SFD            7.375           6.750        $3,108.04        360
8318162        MARTINEZ                       CA      94553      SFD            7.250           6.750        $2,120.20        360
8322193        FLORA VISTA                    NM      87415      SFD            7.250           6.750        $2,486.53        360
8323713        PINEHURST                      NC      28374      SFD            7.125           6.750        $2,034.63        360
8325818        HOUSTON                        TX      77007      SFD            7.625           6.750        $4,598.59        360
8333202        LANDENBERG                     PA      19350      SFD            6.875           6.608        $4,270.04        360
8341118        OAK HILL                       VA      20171      SFD            7.500           6.750        $2,796.86        360
8352651        LEESBURG                       VA      20175      SFD            7.000           6.733        $1,978.93        360
8358998        CAMARILLO                      CA      93012      SFD            7.250           6.750        $3,410.88        360
8360013        ELKRIDGE                       MD      21075      SFD            7.500           6.750        $2,593.39        360
8367689        TACOMA                         WA      98403      LCO            7.250           6.750        $2,541.79        360
8371840        LAS VEGAS                      NV      89134      SFD            7.375           6.750        $3,094.22        360
8374014        DAVIDSONVILLE                  MD      21035      SFD            7.500           6.750        $4,448.75        360
8375257        FAIRFAX                        VA      22030      SFD            7.625           6.750        $1,995.27        360
8378443        STATEN ISLAND                  NY      10312      SFD            7.500           6.750        $2,684.98        360
8381674        GERMANTOWN                     MD      20874      SFD            7.375           6.750        $2,366.25        360
8382197        MAPLE BLUFF                    WI      53704      SFD            7.375           6.750        $4,144.05        360
8382823        FOLSOM                         CA      95630      SFD            7.625           6.750        $2,213.27        360
8385564        PORTLAND                       OR      97213      SFD            7.750           6.750        $2,292.52        360
8388441        ROSEVILLE                      CA      95678      SFD            7.125           6.750        $2,700.24        360
8389273        SAN DIMAS                      CA      91773      SFD            7.375           6.750        $2,287.24        360
8408979        LAKEVILLE                      MN      55044      SFD            7.875           6.750        $2,900.28        360
8411891        FALLS CHURCH                   VA      22042      SFD            7.375           6.750        $2,640.04        360
8412498        STATEN ISLAND                  NY      10309      SFD            7.750           6.750        $2,507.44        360
8418739        FOLSOM                         CA      95630      SFD            7.875           6.750        $2,116.48        360
8421088        LAGUNA NIGUEL                  CA      92677      SFD            7.375           6.750        $2,762.70        360
8422583        ALPHARETTA                     GA      30022      SFD            6.750           6.483        $4,961.78        360
8434298        FAIRFAX                        VA      22033      SFD            7.000           6.733        $3,096.98        360
8436300        FAIRFAX STATION                VA      22039      SFD            7.250           6.750        $2,728.71        360
8436729        YARROW POINT                   WA      98004      SFD            7.125           6.750        $2,694.87        360
8438027        SANTA MONICA                   CA      90402      SFD            7.250           6.750        $6,821.76        360
8442607        REDLANDS                       CA      92373      SFD            7.875           6.750        $2,316.23        360
8461901        ARLINGTON                      MA      02474      SFD            7.500           6.750        $2,735.33        360
8463568        HOLMDEL                        NJ      07733      SFD            7.875           6.750        $2,537.75        360
8463581        KNOXVILLE                      TN      37922      SFD            7.625           6.750        $2,751.90        360
8466305        IRVINE                         CA      92602      LCO            7.125           6.750        $2,437.70        360
8471276        SANTA CLARITA                  CA      91321      SFD            7.000           6.733        $1,945.20        360
8474034        MASHPEE                        MA      02649      LCO            7.375           6.750        $3,453.38        360
8480611        KENNETT SQUARE                 PA      19348      SFD            6.875           6.608        $3,626.77        360
8481701        BASALT                         CO      81621      SFD            7.375           6.750        $2,320.67        360
8483277        DENVER                         CO      80220      SFD            7.625           6.750        $2,689.62        360
8490285        MINNEAPOLIS                    MN      55401      LCO            7.500           6.750        $3,582.78        360
8491487        CHICAGO                        IL      60610      SFD            7.375           6.750        $3,453.38        360
8495828        AFTON                          MN      55001      SFD            7.375           6.750        $3,177.11        360
8496956        REDONDO BEACH                  CA      90277      SFD            7.375           6.750        $2,210.16        360
8497156        NAPERVILLE                     IL      60540      SFD            7.625           6.750        $2,048.01        360
8497769        DRIPPING SPRINGS               TX      78620      SFD            7.125           6.750        $2,339.15        360
8503204        CAMARILLO                      CA      93010      SFD            7.625           6.750        $4,706.83        360
8504281        CHICAGO                        IL      60660      SFD            7.750           6.750        $2,283.57        360
8506245        MANTECA                        CA      95337      SFD            7.500           6.750        $2,209.52        360
8510046        SAMMAMISH                      WA      98075      SFD            7.125           6.750        $2,526.11        360
8513221        EDEN PRAIRIE                   MN      55347      SFD            7.500           6.750        $3,265.33        360
8513953        LEAWOOD                        KS      66209      SFD            7.500           6.750        $3,887.63        360
8514365        DUNN LORING                    VA      22027      PUD            7.000           6.733        $2,784.29        360
8523574        EDINA                          MN      55435      SFD            7.375           6.750        $3,204.74        360
8532366        AUSTIN                         TX      78746      SFD            7.500           6.750        $3,971.54        360
8537637        THOUSAND OAKS                  CA      91362      SFD            7.875           6.750        $2,813.27        360
8539602        ALLEN                          TX      75013      SFD            7.375           6.750        $2,707.45        360
8540617        THOUSAND OAKS                  CA      91362      SFD            7.500           6.750        $1,957.80        360
8540642        AMERICAN CANYON                CA      95403      SFD            7.625           6.750        $1,987.17        360
8548318        SAN FRANCISCO                  CA      94123      LCO            7.250           6.750        $2,728.71        360
8548952        BARRINGTON                     IL      60010      SFD            7.625           6.750        $2,725.01        360
8548963        SAN FRANCISCO                  CA      94133      MF2            7.500           6.750        $3,391.19        360
8552306        FAIRVIEW TOWNSHIP              PA      16415      SFD            7.500           6.750        $2,657.02        360
8554187        AURORA                         CO      80016      SFD            7.500           6.750        $2,097.64        360
8555671        STEVENSON RANCH                CA      91381      SFD            7.250           6.750        $2,461.29        360
8557131        SANTA CRUZ                     CA      95062      SFD            7.125           6.750        $2,587.08        360
8557320        ALBUQUERQUE                    NM      87111      SFD            7.375           6.750        $2,928.46        360
8557587        CAMPBELL                       CA      95008      SFD            7.250           6.750        $3,018.63        360
8559470        DURHAM                         NC      27707      SFD            7.750           6.750        $2,144.94        360
8561360        IRVINGTON                      NY      10533      SFD            6.750           6.483        $2,951.12        360
8562181        SAN FRANCISCO                  CA      94118      SFD            7.125           6.750        $2,694.87        360
8562756        PHILADELPHIA                   PA      19103      SFD            7.375           6.750        $2,141.09        360
8568104        CHAMPLIN                       MN      55316      SFD            7.625           6.750        $2,831.17        360
8568624        FRISCO                         CO      80443      SFD            7.625           6.750        $3,008.12        360
8572787        HIGHLANDS RANCH                CO      80130      SFD            7.000           6.733        $2,128.97        360
8573904        BEDFORD                        NY      10506      SFD            7.500           6.750        $5,854.87        360
8577365        MANHASSETT                     NY      11030      LCO            7.250           6.750        $2,387.62        360
8578202        AUSTIN                         TX      78746      SFD            7.250           6.750        $3,581.43        360
8578828        DISCOVERY BAY                  CA      94514      SFD            6.875           6.608        $2,148.16        360
8581111        LAGUNA BEACH                   CA      92651      SFD            7.500           6.750        $4,544.89        360
8581629        SAN FRANCISCO                  CA      94131      SFD            7.125           6.750        $5,692.92        360
8581933        GAINESVILLE                    VA      20155      SFD            7.000           6.733        $2,128.97        360
8583480        SANTA CLARITA                  CA      91355      SFD            6.875           6.608        $1,872.25        360
8587927        BALA CYNWYD                    PA      19004      SFD            7.250           6.750        $2,090.19        360
8588690        CASTLE ROCK                    CO      80104      SFD            7.625           6.750        $2,654.23        360
8589968        CARBONDALE                     CO      81623      SFD            7.375           6.750        $2,512.33        360
8591803        SEATTLE                        WA      98144      SFD            6.875           6.608        $3,405.52        360
8592266        GREAT FALLS                    VA      22066      SFD            7.250           6.750        $4,802.54        360
8592422        SCOTTSDALE                     AZ      85259      SFD            7.375           6.750        $2,990.62        360
8593412        KENNESAW                       GA      30152      SFD            7.500           6.750        $2,181.54        360
8593426        LOS ANGELES                    CA      90035      SFD            7.375           6.750        $2,431.18        360
8593910        NAPLES                         FL      34120      SFD            7.375           6.750        $2,199.11        360
8594153        EDGEWOOD                       WA      98372      SFD            7.500           6.750        $2,903.14        360
8594372        CARBONDALE                     CO      81623      SFD            7.625           6.750        $3,538.97        360
8596191        MINNEAPOLIS                    MN      55403      SFD            7.500           6.750        $4,405.06        360
8596206        CHICAGO                        IL      60611      SFD            7.750           6.750        $3,324.16        360
8596544        CLIFTON                        VA      20124      SFD            7.375           6.750        $2,403.89        360
8597457        OJAI                           CA      93023      SFD            7.375           6.750        $2,279.23        360
8598097        PLAINFIELD                     IL      60544      SFD            7.625           6.750        $2,229.55        360
8599834        EL PASO                        TX      79932      SFD            7.250           6.750        $4,345.46        360
8601702        WILMINGTON                     DE      19806      SFD            7.250           6.750        $3,772.43        360
8602889        WAYNE                          NJ      07470      SFD            7.500           6.750        $2,097.64        360
8602900        PORTLAND                       OR      97232      SFD            7.250           6.750        $3,069.79        360
8603535        LITTLETON                      CO      80127      SFD            7.375           6.750        $3,626.04        360
8604122        MONTVALE                       NJ      07645      SFD            7.750           6.750        $2,113.42        360
8604147        LAKE FOREST                    IL      60045      SFD            7.375           6.750        $4,074.98        360
8605021        EDEN PRAIRIE                   MN      55347      SFD            7.125           6.750        $2,128.95        360
8605090        CROWNSVILLE                    MD      21032      SFD            7.125           6.750        $2,964.36        360
8605535        DUNN LORING                    VA      22027      SFD            7.375           6.750        $3,263.16        360
8605868        MAPLEWOOD                      NJ      07940      SFD            7.625           6.750        $2,264.94        360
8606130        SAN RAMON                      CA      94583      SFD            6.875           6.608        $3,304.35        360
8606938        LEESBURG                       VA      20176      SFD            7.875           6.750        $2,765.27        360
8608017        CHICAGO                        IL      60610      LCO            8.500           6.750        $2,482.67        360
8608471        LAGUNA NIGUEL                  CA      92677      SFD            7.375           6.750        $2,541.68        360
8608510        STEVENSON RANCH                CA      91381      SFD            7.250           6.750        $3,826.42        360
8608959        LAFAYETTE                      CA      94549      SFD            6.875           6.608        $6,569.29        360
8609766        PALOS VERDES                   CA      90274      SFD            7.375           6.750        $3,384.31        360
8609886        NEWPORT COAST                  CA      92657      LCO            7.375           6.750        $4,489.39        360
8610387        BASALT                         CO      81621      SFD            7.375           6.750        $5,373.45        360
8612217        SAN JOSE                       CA      95124      SFD            7.000           6.733        $3,193.45        360
8612759        OAKLAND                        CA      94610      SFD            7.750           6.750        $3,008.93        360
8613823        SCOTTSDALE                     AZ      85262      SFD            7.375           6.750        $3,073.68        360
8614259        EDINA                          MN      55439      SFD            7.000           6.733        $2,029.18        360
8615230        SAN MATEO                      CA      94402      SFD            6.875           6.608        $3,527.71        360
8615930        BLOOMINGTON                    MN      55438      SFD            7.500           6.750        $1,988.57        360
8617432        ROCHESTER                      MN      55901      SFD            7.250           6.750        $3,410.88        360
8617518        FREMONT                        CA      94555      SFD            7.125           6.750        $2,348.46        240
8617769        SAN DIEGO                      CA      92130      SFD            7.375           6.750        $4,489.39        360
8617851        CARBONDALE                     CO      81623      SFD            7.875           6.750        $3,625.35        360
8618757        HOWELL                         NJ      07731      SFD            7.375           6.750        $3,134.10        360
8619606        BELMONT                        CA      94002      SFD            7.250           6.750        $2,728.71        360
8620417        OMAHA                          NE      68152      SFD            7.750           6.750        $5,588.02        360
8621017        SAN CLEMENTE                   CA      92672      SFD            7.125           6.750        $2,829.62        360
8621613        FOOTHILL RANCH                 CA      92610      SFD            7.375           6.750        $2,265.41        360
8621673        MANHATTAN BEACH                CA      90266      SFD            7.375           6.750        $3,688.21        360
8621859        CLARKSVILLE                    MD      21029      SFD            7.375           6.750        $3,134.38        360
8622155        NEWPORT BEACH                  CA      92660      SFD            7.125           6.750        $2,526.44        360
8622349        MINNEAPOLIS                    MN      55410      SFD            7.250           6.750        $2,469.48        360
8622544        GAITHERSBURG                   MD      20878      SFD            6.750           6.483        $2,822.24        360
8623790        CHICAGO                        IL      60622      SFD            7.750           6.750        $3,324.15        360
8624178        BAINBRIDGE ISLAND              WA      98110      SFD            7.250           6.750        $2,106.83        360
8625023        OWINGS MILLS                   MD      21117      SFD            7.375           6.750        $2,175.63        360
8626409        VANCOUVER                      WA      98685      SFD            7.250           6.750        $2,127.84        360
8626893        PHOENIX                        AZ      85044      SFD            7.250           6.750        $6,037.26        360
8627286        SAN CLEMENTE                   CA      92672      SFD            7.125           6.750        $2,358.01        360
8629970        PLYMOUTH                       MN      55446      SFD            7.875           6.750        $3,262.81        360
8630010        MILLERSVILLE                   MD      21108      SFD            7.000           6.733        $3,293.25        360
8630679        ENCINITAS                      CA      92024      SFD            7.125           6.750        $2,694.87        360
8630883        PENNINGTON                     NJ      08534      SFD            7.125           6.750        $2,664.56        360
8631009        INDIAN WELLS                   CA      92210      SFD            7.500           6.750        $2,177.35        360
8631090        CAMARILLO                      CA      93012      SFD            7.000           6.733        $2,295.29        360
8631452        SAN CLEMENTE                   CA      92673      PUD            7.250           6.750        $3,233.52        360
8631548        OWINGS MILLS                   MD      21117      SFD            6.875           6.608        $3,376.61        360
8631619        SAN FRANCISCO                  CA      94118      SFD            7.250           6.750        $5,798.50        360
8632131        SOUTHLAKE                      TX      76092      SFD            8.250           6.750        $3,831.46        360
8632930        SAN JOSE                       CA      95123      SFD            7.500           6.750        $2,097.64        360
8634135        NORTHBROOK                     IL      60062      SFD            7.750           6.750        $2,211.56        360
8634788        MERCER ISLAND                  WA      98040      SFD            7.375           6.750        $4,109.52        360
8634892        DENVER                         CO      80218      SFD            7.500           6.750        $3,146.47        360
8635101        SAN CLEMENTE                   CA      92672      SFD            7.375           6.750        $2,417.36        360
8636278        VIENNA                         VA      22183      SFD            7.000           6.733        $2,474.93        360
8636596        LINWOOD                        NJ      08221      SFD            7.250           6.750        $5,320.98        360
8637384        ELGIN                          IL      60120      SFD            7.625           6.750        $2,477.28        360
8637891        BURNSVILLE                     MN      55306      SFD            7.250           6.750        $2,326.22        360
8638013        ALTADENA                       CA      91001      SFD            7.375           6.750        $2,293.04        360
8638343        RENO                           NV      89511      SFD            7.375           6.750        $3,108.04        360
8639244        POTOMAC                        MD      20854      SFD            7.375           6.750        $2,514.06        360
8640317        COHASSET                       MA      02025      SFD            7.500           6.750        $3,076.54        360
8640678        CENTREVILLE                    VA      20120      SFD            7.125           6.750        $2,492.76        360
8641381        HOPKINS                        MN      55343      SFD            7.250           6.750        $3,123.01        360
8642361        MAHOPAC                        NY      10541      SFD            7.250           6.750        $3,219.87        360
8643414        SUFFERN                        NY      10901      SFD            7.375           6.750        $2,700.54        360
8643795        BETHESDA                       MD      20817      SFD            7.500           6.750        $2,228.75        360
8645829        SAN DIEGO                      CA      92130      SFD            7.125           6.750        $2,964.36        360
8646118        FALLS CHURCH                   VA      22044      SFD            7.250           6.750        $6,207.80        360
8646646        CENTERPORT                     NY      11721      SFD            7.250           6.750        $3,479.10        360
8647544        CASTLE ROCK                    CO      80104      SFD            7.375           6.750        $2,272.32        360
8648067        EAST BETHEL                    MN      55092      SFD            7.125           6.750        $2,316.92        360
8648140        AUSTIN                         TX      78734      SFD            6.875           6.608        $4,076.24        360
8648144        ATASCADERO                     CA      93422      SFD            7.625           6.750        $2,406.50        360
8649020        SAN DIEGO                      CA      92109      SFD            7.250           6.750        $4,263.60        360
8649912        TORRANCE                       CA      90277      LCO            7.250           6.750        $2,210.25        360
8650013        WEBSTER GROVES                 MO      63119      SFD            7.625           6.750        $2,641.49        360
8652005        EDINA                          MN      55435      SFD            7.500           6.750        $2,231.19        360
8653226        HOUSTON                        TX      77056      SFD            7.375           6.750        $2,417.36        360
8653337        DELAFIELD                      WI      53018      SFD            7.375           6.750        $2,362.11        360
8653955        LOS BANOS                      CA      93635      SFD            7.750           6.750        $2,245.95        360
8654769        SAN JOSE                       CA      95124      SFD            7.250           6.750        $2,609.32        360
8654804        HAYWARD                        CA      94542      SFD            7.375           6.750        $2,417.36        360
8655436        MOORPARK                       CA      93021      SFD            7.375           6.750        $3,315.24        360
8656331        BOISE                          ID      83713      SFD            7.375           6.750        $2,654.26        360
8656372        NEWPORT BEACH                  CA      92663      SFD            7.250           6.750        $2,343.28        360
8656459        SAN DIEGO                      CA      92106      SFD            7.625           6.750        $3,238.16        360
8656865        SOUTH PASADENA                 CA      91030      SFD            7.375           6.750        $2,072.03        360
8657197        RIVER FOREST                   IL      60305      SFD            7.250           6.750        $2,524.05        360
8657753        FORT WORTH                     TX      76008      SFD            7.000           6.733        $2,820.88        360
8657898        BONITA SPRINGS                 FL      34134      SFD            7.250           6.750        $2,837.24        360
8657969        DANVILLE                       CA      94526      SFD            7.250           6.750        $6,617.11        360
8658248        POTOMAC                        MD      20854      SFD            7.625           6.750        $2,362.26        360
8658406        MINNEAPOLIS                    MN      55416      SFD            7.125           6.750        $3,179.95        360
8658581        SHELBY TWP                     MI      48315      SFD            7.125           6.750        $2,223.27        360
8658594        EDEN PRAIRIE                   MN      55346      SFD            7.250           6.750        $2,633.20        360
8659034        ANTIOCH                        CA      94509      SFD            6.875           6.608        $1,970.79        360
8659122        SO. SAN FRANCISCO              CA      94080      SFD            6.875           6.608        $2,647.42        360
8659388        EAGAN                          MN      55123      SFD            6.750           6.483        $2,519.80        360
8659798        MOORPARK                       CA      93021      SFD            7.500           6.750        $2,097.64        360
8660210        SARASOTA                       FL      34238      SFD            7.250           6.750        $2,046.53        360
8661246        CONCORD                        CA      94521      SFD            7.625           6.750        $2,321.28        360
8661999        COTO DE CAZA                   CA      92679      SFD            7.625           6.750        $2,997.51        360
8662626        OXNARD                         CA      93035      SFD            7.000           6.733        $3,062.53        360
8662716        HERMOSA BEACH                  CA      90254      SFD            7.625           6.750        $2,831.17        360
8662841        KEW GARDENS                    NY      11415      SFD            7.500           6.750        $3,048.58        360
8663016        ANNANDALE                      VA      22003      SFD            7.500           6.750        $2,097.64        360
8663398        HIGHLANDS RANCH                CO      80126      SFD            7.500           6.750        $2,114.42        360
8663431        PHOENIX                        MD      21131      SFD            7.125           6.750        $2,385.04        360
8663454        LATTINGTOWN                    NY      11560      SFD            7.250           6.750        $2,871.96        360
8663816        ALTON                          NH      03809      SFD            7.125           6.750        $2,506.23        360
8665084        COROLLA                        NC      27927      SFD            6.875           6.608        $4,467.12        360
8665178        PLACERVILLE                    CA      95667      SFD            7.250           6.750        $2,668.67        360
8665880        STOCKTON                       CA      95207      SFD            7.625           6.750        $2,406.50        360
8665988        OAK PARK                       CA      91377      SFD            7.500           6.750        $2,447.25        360
8666244        BEVERLY HILLS                  CA      90211      LCO            7.125           6.750        $2,533.18        360
8666269        SONOMA                         CA      95476      SFD            7.625           6.750        $2,406.50        360
8666890        BELLEVUE                       WA      98006      SFD            7.125           6.750        $2,183.52        360
8667166        OAK PARK                       IL      60302      SFD            7.375           6.750        $2,365.56        360
8667246        TROY                           MI      48098      SFD            7.500           6.750        $5,572.74        360
8667457        LAGUNA NIGUEL                  CA      92677      SFD            6.875           6.608        $2,075.90        360
8668099        STERLING                       VA      20165      SFD            7.000           6.733        $2,993.86        360
8668400        WASHINGTON                     DC      20016      SFD            7.375           6.750        $2,878.73        360
8669646        CORONADO                       CA      92118      SFD            7.250           6.750        $2,230.72        360
8670306        DULUTH                         GA      30097      SFD            7.000           6.733        $3,273.29        360
8670585        CHURCHVILLE                    PA      18966      SFD            7.375           6.750        $2,657.37        360
8671003        SAN JUAN CAPISTRA              CA      92675      SFD            6.875           6.608        $2,608.01        360
8671563        SEA BRIGHT                     NJ      07760      SFD            7.375           6.750        $2,583.12        360
8671779        CALABASAS                      CA      91302      SFD            7.625           6.750        $2,406.50        360
8672109        HOUSTON                        TX      77019      SFD            7.125           6.750        $2,876.78        360
8672195        HYDE PARK                      MA      02136      SFD            7.375           6.750        $2,175.63        360
8672674        RANCHO PALOS VERD              CA      90274      SFD            7.000           6.733        $2,724.41        360
8672900        SHAKOPEE                       MN      55379      SFD            7.375           6.750        $2,092.75        360
8673673        STEVENSON RANCH                CA      91381      SFD            7.250           6.750        $2,349.76        360
8673715        EDEN PRAIRIE                   MN      55347      SFD            7.125           6.750        $5,389.75        360
8674488        EVANSTON                       IL      60201      SFD            7.500           6.750        $2,062.68        360
8674816        LONG BOAT KEY                  FL      34229      LCO            7.500           6.750        $2,573.11        360
8675380        ST PAUL                        MN      55105      SFD            7.500           6.750        $3,328.27        360
8675389        ATKINSON                       NH      03811      SFD            7.250           6.750        $2,401.26        360
8676162        STEVENSON RANCH                CA      91381      SFD            7.500           6.750        $2,664.01        360
8676492        SAN FRANCISCO                  CA      94118      LCO            7.375           6.750        $3,695.11        360
8676670        LAGUNA HILLS                   CA      92653      SFD            7.500           6.750        $4,544.89        360
8677281        WATSONVILLE                    CA      95076      SFD            7.375           6.750        $2,279.23        360
8678580        CEDAR HILLS                    UT      84062      SFD            7.250           6.750        $2,073.82        360
8679245        CARMEL                         CA      93923      SFD            7.625           6.750        $2,668.38        360
8679842        FAIRFAX STATION                VA      22039      SFD            7.375           6.750        $4,482.48        360
8679851        LITTLETON                      CO      80127      SFD            7.500           6.750        $3,174.43        360
8679963        MT. AIRY                       MD      21771      SFD            7.625           6.750        $2,229.55        360
8680034        ALBUQUERQUE                    NM      87122      SFD            7.250           6.750        $2,728.71        360
8680830        MINNETONKA                     MN      55345      SFD            7.375           6.750        $2,790.33        360
8681260        WALNUT CREEK                   CA      94595      SFD            7.750           6.750        $2,328.34        360
8681359        ALAMEDA                        CA      94501      SFD            7.500           6.750        $2,419.28        360
8681620        PLATTSMOUTH                    NE      68048      SFD            7.375           6.750        $2,348.30        360
8681631        DERWOOD                        MD      20855      SFD            7.375           6.750        $2,182.53        360
8682325        REDONDO BEACH                  CA      94412      LCO            7.375           6.750        $4,489.39        360
8682352        AMBLER                         PA      19002      SFD            7.625           6.750        $2,901.95        360
8682385        BALTIMORE                      MD      21212      SFD            7.375           6.750        $2,210.16        360
8682413        PINEHURST                      NC      28374      SFD            7.250           6.750        $2,020.95        360
8682537        HERCULES                       CA      94547      SFD            7.500           6.750        $2,433.27        360
8683216        LONG BEACH                     CA      90815      SFD            7.250           6.750        $2,148.86        360
8684742        KINGSTON                       RI      02881      SFD            7.750           6.750        $2,633.89        360
8686767        CONCORD                        CA      94521      SFD            7.500           6.750        $2,167.56        360
8687128        EVANSTON                       IL      60202      SFD            7.500           6.750        $2,097.64        360
8687585        ELMHURST                       IL      60126      SFD            7.500           6.750        $2,545.14        360
8687663        LIBERTY LAKE                   WA      99019      SFD            7.125           6.750        $2,863.30        360
8688362        DOUGLASVILLE                   GA      30135      SFD            7.250           6.750        $2,191.83        360
8688417        DURHAM                         NC      27703      SFD            7.125           6.750        $2,150.51        360
8689991        STURGEON BAY                   WI      54235      SFD            7.750           6.750        $2,256.70        360
8690480        PACIFIC PALISADES              CA      90272      SFD            7.500           6.750        $6,167.07        360
8690917        CHULA VISTA                    CA      91915      SFD            7.375           6.750        $2,255.05        360
8691489        WEST DES MOINES                IA      50265      SFD            7.625           6.750        $3,142.60        360
8691846        EVERGREEN                      CO      80439      SFD            7.500           6.750        $2,517.17        360
8692027        MAHTOMEDI                      MN      55115      SFD            7.250           6.750        $3,683.75        360
8692264        ASHBURN                        VA      20147      SFD            7.375           6.750        $2,141.09        360
8692270        PRINCETON                      NJ      08540      SFD            7.250           6.750        $2,728.71        360
8693550        MANSFIELD                      MA      02048      SFD            7.250           6.750        $2,210.25        360
8694535        VALENCIA                       CA      91355      SFD            7.125           6.750        $2,317.59        360
8694541        LOS ANGELES                    CA      90008      SFD            7.500           6.750        $2,884.26        360
8694684        ALAMEDA                        CA      94501      SFD            7.500           6.750        $2,657.02        360
8694694        PLANO                          TX      75093      SFD            7.250           6.750        $3,447.04        360
8695852        OAK HILL                       VA      20170      SFD            7.625           6.750        $2,378.19        360
8696515        BARRINGTON                     IL      60010      SFD            7.375           6.750        $3,094.22        360
8696646        EVERGREEN                      CO      80439      SFD            7.125           6.750        $2,923.94        360
8696884        SAN DIEGO                      CA      92121      SFD            7.750           6.750        $3,094.90        360
8697064        STACY                          MN      55079      SFD            7.750           6.750        $2,163.56        360
8697194        EDINA                          MN      55424      SFD            7.625           6.750        $3,001.05        360
8697681        GOLDEN                         CO      80401      SFD            7.125           6.750        $2,522.94        360
8698270        SIMI VALLEY                    CA      93065      SFD            7.375           6.750        $2,693.63        360
8698403        PAGOSA SPRINGS                 CO      81147      SFD            7.625           6.750        $4,045.75        360
8698861        BOULDER                        CO      80302      SFD            7.375           6.750        $4,489.39        360
8698969        MAHTOMEDI                      MN      55115      SFD            7.250           6.750        $3,008.40        360
8699059        TEMECULA                       CA      92591      SFD            7.250           6.750        $2,462.66        360
8699197        FRANKLIN TWP.                  NJ      08873      SFD            6.875           6.608        $2,936.79        360
8699312        LENOIR CITY                    TN      37772      SFD            7.250           6.750        $2,391.03        360
8699956        CINCINNATI                     OH      45220      SFD            7.375           6.750        $2,762.70        360
8700128        CHICAGO                        IL      60614      SFD            7.625           6.750        $4,706.83        360
8700279        CHICAGO                        IL      60647      LCO            7.375           6.750        $2,320.67        360
8700540        ALBUQUERQUE                    NM      87111      SFD            7.125           6.750        $3,006.03        240
8701753        EVERGREEN                      CO      80439      SFD            7.500           6.750        $3,356.23        360
8702009        BOISE                          ID      83712      SFD            7.125           6.750        $2,649.70        360
8702033        ELIZABETH                      CO      80107      SFD            7.500           6.750        $2,361.11        360
8702100        SOUTHLAKE                      TX      76092      SFD            7.750           6.750        $2,435.80        360
8702174        LEESBURG                       VA      20176      SFD            7.625           6.750        $3,185.07        360
8702951        HOLMDEL                        NJ      07733      SFD            7.625           6.750        $2,482.07        360
8703519        LAKEVILLE                      MN      55044      SFD            7.250           6.750        $2,564.98        360
8703539        PARKVILLE                      MO      64152      SFD            7.000           6.733        $2,741.05        360
8704709        SCOTTSDALE                     AZ      85262      SFD            7.375           6.750        $6,906.75        360
8704822        FORT COLLINS                   CO      80525      SFD            7.000           6.733        $2,462.62        360
8705073        LAS VEGAS                      NV      89135      SFD            7.375           6.750        $3,297.63        360
8705877        DALLAS                         TX      75205      SFD            7.375           6.750        $2,845.58        360
8705922        WESTFIELD                      NJ      07090      SFD            7.250           6.750        $3,076.62        360
8706015        ROCKVILLE                      MD      20850      SFD            7.375           6.750        $2,831.77        360
8706144        WASHINGTON                     DC      20008      SFD            7.375           6.750        $2,935.37        360
8706570        CHULA VISTA                    CA      91915      SFD            7.375           6.750        $2,323.09        360
8706745        ALBUQUERQUE                    NM      87105      SFD            7.375           6.750        $2,766.15        360
8707003        OAK PARK                       CA      91301      SFD            7.250           6.750        $3,753.36        360
8707146        LAKE FOREST                    IL      60045      SFD            7.375           6.750        $3,418.84        360
8707559        GREENBRAE                      CA      94904      LCO            7.500           6.750        $2,097.64        360
8708039        LONGMONT                       CO      80504      SFD            7.000           6.733        $4,218.02        360
8708506        SWANTON                        MD      21561      SFD            7.125           6.750        $2,964.36        360
8708750        NEW CASTLE                     CO      81647      SFD            7.500           6.750        $2,103.24        360
8708898        OCEAN CITY                     NJ      08226      LCO            7.500           6.750        $3,496.07        360
8709963        ATLANTA                        GA      30350      SFD            7.500           6.750        $2,712.95        360
8710226        TONKA BAY                      MN      55331      SFD            7.000           6.733        $2,561.41        360
8710483        GOLDEN                         CO      80401      SFD            7.375           6.750        $3,522.44        360
8710825        PROVO                          UT      84604      SFD            7.375           6.750        $3,149.48        360
8710833        ST LOUIS                       MO      63131      SFD            7.750           6.750        $4,857.28        360
8712312        DURHAM                         NC      27705      SFD            7.250           6.750        $4,365.93        360
8712497        OCEAN CITY                     NJ      08226      LCO            7.500           6.750        $3,282.39        360
8712700        CONCORD                        MA      01742      SFD            7.500           6.750        $2,272.45        360
8712963        SEATTLE                        WA      98112      SFD            7.375           6.750        $2,403.55        360
8713411        STILLWATER                     MN      55082      SFD            8.000           6.750        $3,522.07        360
8713607        LOS ANGELES                    CA      90066      SFD            7.625           6.750        $2,194.16        360
8714836        WEST CHESTER                   PA      19382      SFD            7.875           6.750        $3,262.81        360
8715011        RENO                           NV      89509      SFD            7.375           6.750        $2,127.28        360
8716414        PASADENA                       CA      91107      SFD            7.625           6.750        $2,852.41        360
8716427        RENO                           NV      89511      SFD            7.375           6.750        $5,525.40        360
8716588        MALVERN                        PA      19355      SFD            6.750           6.483        $4,448.13        240
8716688        AVALON                         NJ      08202      SFD            7.375           6.750        $4,628.21        240
8716944        WILMINGTON                     DE      19803      SFD            7.500           6.750        $2,517.17        360
8717140        MONUMENT                       CO      80132      SFD            8.000           6.750        $2,612.20        360
8717611        LONGMONT                       CO      80504      SFD            7.625           6.750        $3,538.97        360
8719580        WOODBURY                       MN      55125      SFD            7.125           6.750        $2,368.12        360
8720905        ATLANTA                        GA      30307      SFD            7.375           6.750        $4,749.08        360
8721127        LAS FLORES AREA                CA      92688      SFD            7.375           6.750        $2,293.04        360
8721205        EAGLE                          ID      83616      SFD            7.000           6.733        $2,544.12        360
8722707        TUSTIN                         CA      92683      SFD            7.250           6.750        $3,019.35        360
8723208        WASHINGTON                     DC      20007      SFD            7.500           6.750        $3,372.31        360
8723250        KILDEER                        IL      60047      SFD            7.125           6.750        $3,233.85        360
8724476        MARINA DEL REY                 CA      90292      SFD            6.875           6.608        $6,503.60        360
8724648        SHORT HILLS                    NJ      07078      SFD            7.500           6.750        $3,031.09        360
8725650        EDINA                          MN      55436      SFD            7.750           6.750        $2,220.88        360
8725838        WILMETTE                       IL      60091      SFD            7.625           6.750        $6,370.14        360
8725911        LAKEVILLE                      MN      55044      SFD            7.750           6.750        $3,496.09        360
8727033        ST CHARLES                     IL      60174      SFD            7.375           6.750        $2,296.50        360
8727969        LAGUNA BEACH                   CA      92651      SFD            7.250           6.750        $3,724.68        360
8728286        ALAMEDA                        CA      94502      SFD            7.625           6.750        $2,576.37        360
8728467        MOUNT PROSPECT                 IL      60056      SFD            7.625           6.750        $2,548.06        360
8728849        MOUNTAINSIDE                   NJ      07092      SFD            7.875           6.750        $2,693.20        240
8730101        BELLINGHAM                     WA      98225      SFD            7.000           6.733        $3,826.82        360
8731342        METAMORA                       IL      61548      SFD            7.500           6.750        $3,957.56        360
8731584        ARLINGTON                      VA      22207      SFD            7.375           6.750        $3,315.24        360
8731767        GOLDEN                         CO      80401      SFD            7.500           6.750        $2,314.40        360
8732754        REDDING                        CA      96003      SFD            7.250           6.750        $2,918.62        360
8732917        OAK PARK                       CA      91377      SFD            7.125           6.750        $2,358.01        360
8733648        PALATINE                       IL      60067      SFD            7.625           6.750        $2,264.94        360
8734457        CASTLE ROCK                    CO      80104      SFD            7.125           6.750        $4,278.11        360
8734781        SEDONA                         AZ      86336      SFD            7.125           6.750        $2,391.70        360
8734910        ANDOVER                        MN      55304      SFD            7.375           6.750        $2,149.73        360
8735148        MINNETONKA                     MN      55391      SFD            7.375           6.750        $3,660.58        360
8736143        OAK HILLS                      CA      92345      SFD            7.500           6.750        $2,133.30        360
8737367        ATLANTA                        GA      30327      SFD            7.250           6.750        $3,056.15        360
8737393        DANVILLE                       CA      94506      SFD            7.250           6.750        $5,457.41        360
8737640        PALM SPRINGS                   CA      92262      SFD            7.625           6.750        $3,524.81        360
8737845        CHADDS FORD                    PA      19317      SFD            7.125           6.750        $2,863.30        360
8739551        SAN FRANCISCO                  CA      94122      SFD            7.250           6.750        $4,093.06        360
8740344        HOUSTON                        TX      77005      SFD            7.375           6.750        $2,237.79        360
8740412        BURKE                          VA      22015      SFD            7.000           6.733        $3,266.64        360
8740481        CHICAGO                        IL      60618      SFD            7.500           6.750        $2,426.28        360
8741003        OWINGS MILLS                   MD      21117      SFD            7.625           6.750        $2,477.28        360
8742527        SAN DIEGO                      CA      92131      SFD            7.375           6.750        $3,073.50        360
8742573        WILMINGTON                     DE      19810      SFD            7.125           6.750        $2,209.80        360
8742817        COLONIA                        NJ      07067      SFD            7.500           6.750        $2,545.14        360
8742875        SAN CLEMENTE                   CA      92672      SFD            7.375           6.750        $4,144.05        360
8743033        BEL AIR                        MD      21015      SFD            7.125           6.750        $2,391.70        360
8743358        CARLSBAD                       CA      92009      SFD            7.125           6.750        $2,147.48        360
8743431        RANCHO PALOS VERD              CA      90275      SFD            7.250           6.750        $4,434.15        360
8743731        ELLICOTT CITY                  MD      21042      SFD            7.375           6.750        $3,639.86        360
8744953        CHULA VISTA                    CA      91915      SFD            7.375           6.750        $2,092.75        360
8746196        VISTA                          CA      92084      SFD            7.500           6.750        $2,132.60        360
8747742        MAPLE GROVE                    MN      55311      SFD            7.750           6.750        $2,263.87        360
8749100        WHITEHOUSE STATIO              NJ      08889      SFD            7.500           6.750        $2,399.70        360
8749105        LAKEVILLE                      MN      55044      SFD            7.000           6.733        $1,995.91        360
8749823        ESCONDIDIO                     CA      92029      SFD            7.625           6.750        $3,227.54        360
8750086        OCEAN CITY                     NJ      08226      LCO            7.500           6.750        $2,971.66        360
8750522        MANHASSET                      NY      11030      SFD            7.000           6.733        $3,133.57        360
8751639        SANTA FE                       NM      87501      SFD            7.625           6.750        $3,029.36        360
8752967        SALT LAKE CITY                 UT      84108      SFD            7.125           6.750        $2,075.05        360
8753344        MISSION VIEJO                  CA      92692      SFD            7.375           6.750        $2,209.61        360
8755028        TOWN OF NORWAY                 WI      53185      SFD            7.750           6.750        $2,808.34        360
8755094        DOVE CANYON                    CA      92679      SFD            7.375           6.750        $3,746.91        360
8755778        TOMKINS COVE                   NY      10986      SFD            7.375           6.750        $2,210.16        360
8756638        MISSION VIEJO                  CA      92691      SFD            6.500           6.233        $2,117.43        360
8757367        CARBONDALE                     CO      81623      SFD            7.375           6.750        $2,633.29        240
8759535        CHEVY CHASE                    MD      20815      SFD            7.000           6.733        $5,488.75        360
8762039        ASBURY                         NJ      08802      SFD            7.250           6.750        $2,919.71        360
8763719        LAS VEGAS                      NV      89129      SFD            7.625           6.750        $2,519.04        360
8768636        WILMETTE                       IL      60091      SFD            7.500           6.750        $2,796.86        360
8769668        VENTURA                        CA      93001      SFD            7.375           6.750        $6,216.08        360
8771217        PATTERSON                      NY      12563      SFD            7.500           6.750        $2,396.56        360
8773182        CARY                           IL      60013      SFD            7.375           6.750        $2,762.70        360
8775620        LEAWOOD                        KS      66209      SFD            7.750           6.750        $3,868.63        360
8775767        BOISE                          ID      83706      SFD            7.375           6.750        $2,978.54        360
8776364        ALBUQUERQUE                    NM      87111      SFD            7.875           6.750        $4,556.92        360
8776503        FALLS CHURCH                   VA      22041      SFD            7.625           6.750        $3,963.64        360
8776667        POTOMAC                        MD      20854      SFD            7.500           6.750        $2,622.05        360
8776911        AUSTIN                         TX      78746      SFD            7.500           6.750        $3,316.37        360
8779957        PETALUMA                       CA      94954      SFD            7.000           6.733        $2,373.49        360
8781884        FAIRFIELD                      CT      06430      SFD            7.750           6.750        $2,718.78        360
8787691        WHITEFISH BAY                  WI      53211      SFD            7.625           6.750        $2,229.55        360
8790332        HAWTHORN WOODS                 IL      60047      SFD            7.625           6.750        $2,859.49        360
8791241        TUSTIN                         CA      92782      SFD            7.500           6.750        $4,929.46        360
8793963        BARRINGTON HILLS               IL      60010      SFD            7.625           6.750        $6,582.48        360
8796028        FOX RIVER GROVE                IL      60021      SFD            7.500           6.750        $2,824.13        360
8796103        SOUTH ELGIN                    IL      60177      SFD            7.500           6.750        $2,030.52        360
8796714        PARKER                         CO      80134      SFD            7.250           6.750        $2,305.76        360
8800767        EL PASO                        TX      79912      SFD            7.500           6.750        $2,517.17        360
8812011        GAITHERSBURG                   MD      20882      SFD            6.875           6.608        $2,299.25        360
8813456        ASHBURN                        VA      20147      SFD            7.375           6.750        $2,773.75        360
8815686        KILDEER                        IL      60047      SFD            7.500           6.750        $6,313.21        360
8824284        KILDEER                        IL      60047      SFD            7.375           6.750        $3,453.38        360
8847728        CHICAGO                        IL      60605      SFD            8.125           6.750        $3,177.89        360
9010353        FORT WORTH                     TX      76116      SFD            7.500           6.750        $2,517.18        360
9013939        MORGAN HILL                    CA      95037      SFD            7.500           6.750        $2,629.05        360
9021901        CARNATION                      WA      98014      SFD            7.500           6.750        $2,947.89        360
9058311        SAN JOSE                       CA      95118      SFD            8.375           6.750        $2,356.23        360
9060427        SAN RAMON                      CA      94583      SFD            7.750           6.750        $4,002.96        360
9070992        STAMFORD                       CT      06905      SFD            7.500           6.750        $2,447.25        360
9071350        EAST SETAUKET                  NY      11733      SFD            7.750           6.750        $2,328.34        360
9071396        NORTH BEND                     WA      98045      SFD            7.375           6.750        $3,221.31        360
9210906        PLEASANTON                     CA      94566      SFD            8.000           6.750        $3,030.45        360
9211542        FAIR OAKS                      CA      95628      SFD            7.625           6.750        $2,526.83        360
9211599        WALNUT CREEK                   CA      94598      SFD            7.125           6.750        $2,425.39        360
9213791        SAN JOSE                       CA      95131      SFD            7.750           6.750        $2,722.37        360
9215131        DANVILLE                       CA      94526      SFD            7.375           6.750        $2,555.50        360
9215378        KENSINGTON                     CA      94708      SFD            7.500           6.750        $2,795.46        360
9216280        SAN JOSE                       CA      95120      SFD            7.000           6.733        $3,326.52        360
9217012        CARLSBAD                       CA      92009      LCO            9.250           6.750        $3,252.86        360
9217274        SISTERS                        OR      97759      SFD            7.625           6.750        $6,440.92        360
9219049        CUPERTINO                      CA      95014      SFD            7.375           6.750        $2,707.45        360
9219908        NEENAH                         WI      54956      SFD            7.500           6.750        $2,573.11        360
9220442        SAN DIEGO                      CA      92131      SFD            9.250           6.750        $4,042.13        300
9220592        SAN JOSE                       CA      95135      SFD            8.875           6.750        $2,569.94        360
9220616        HELENA                         MT      59602      SFD            7.750           6.750        $2,525.36        360
9220633        PARK RIDGE                     IL      60068      SFD            7.500           6.750        $1,992.77        360
9220846        FREMONT                        CA      94538      SFD            7.875           6.750        $2,196.96        360
9220865        SALEM                          OR      97304      SFD            7.250           6.750        $4,434.15        360
9221101        HAYWARD                        CA      94554      SFD            6.875           6.608        $2,627.72        360
9221119        ANTIOCH                        CA      94509      SFD            7.500           6.750        $2,396.56        360
9221255        ALAMEDA                        CA      94501      SFD            7.250           6.750        $2,489.95        360
9221685        CHICO                          CA      95928      SFD            7.000           6.733        $3,659.16        360
9221936        FREMONT                        CA      94538      SFD            7.625           6.750        $2,088.00        360
9222430        CLAYTON                        CA      94517      SFD            7.125           6.750        $2,708.35        360
9222501        SAN JOSE                       CA      95148      SFD            7.375           6.750        $2,624.57        360
9222740        SAN MATEO                      CA      94404      SFD            7.625           6.750        $2,137.54        360
9222817        BERKELEY                       CA      94703      SFD            7.125           6.750        $2,088.53        360
9222925        IRVINE                         CA      92618      SFD            7.750           6.750        $2,665.06        360
9223346        OAKLAND                        CA      94610      SFD            7.625           6.750        $4,237.92        360
9223623        HUNTINGTON BEACH               CA      92646      SFD            7.750           6.750        $2,185.06        360
9223729        SAN JOSE                       CA      95125      SFD            7.375           6.750        $4,109.52        360
9224386        SAN RAMON                      CA      94583      SFD            9.250           6.750        $4,851.32        360
9224802        ALAMEDA                        CA      94502      SFD            7.500           6.750        $2,810.85        360
9224895        SAN JOSE                       CA      95148      SFD            7.500           6.750        $2,293.43        360
9225863        SAN JOSE                       CA      95116      SFD            8.000           6.750        $2,340.71        360
9225994        LOS ANGELES                    CA      91436      SFD            7.875           6.750        $6,489.38        360
9226019        HALF MOON BAY                  CA      94019      SFD            7.125           6.750        $3,099.11        360
9226036        NEWPORT BEACH                  CA      92660      SFD            8.750           6.750        $7,494.51        360
9226255        NEWPORT BEACH                  CA      92660      SFD            7.500           6.750        $2,490.96        360
9226259        SAN DIEGO                      CA      92130      SFD            9.250           6.750        $3,471.69        360
9226405        FOUNTAIN VALLEY                CA      92708      SFD            7.625           6.750        $2,298.56        360
9226778        COTO DE CAZA (AREA)            CA      92679      SFD            7.500           6.750        $2,370.34        360
9226841        BERKELEY                       CA      94707      SFD            7.750           6.750        $4,183.85        360
9226874        FOLSOM                         CA      95630      SFD            7.500           6.750        $2,272.45        360
9226939        ORANGE                         CA      92867      SFD            7.000           6.733        $2,594.68        360
9226951        UNION CITY                     CA      94587      SFD            7.625           6.750        $2,707.32        360
9227372        EL CERRITO                     CA      94530      SFD            7.875           6.750        $2,501.49        360
9227478        SAN ANTONIO                    TX      78258      SFD            7.625           6.750        $2,083.40        360
9227530        FAYETTEVILLE                   AR      72703      SFD            7.375           6.750        $4,489.04        360
9227570        LEAWOOD                        KS      66209      SFD            7.500           6.750        $3,027.60        360
9228673        LIVERMORE                      CA      94550      SFD            7.375           6.750        $3,108.04        360
9229150        GROSSE POINTE FARMS            MI      48236      SFD            7.625           6.750        $6,996.55        360
9229565        CARMEL                         CA      93923      SFD            7.125           6.750        $4,379.17        360
9230315        BYRON                          CA      94514      SFD            7.250           6.750        $3,329.02        360
9230369        HERCULES                       CA      94547      SFD            7.375           6.750        $2,375.93        360
9230388        MARINA                         CA      93933      SFD            7.375           6.750        $2,624.57        360
9230601        SAN JOSE                       CA      95120      SFD            7.875           6.750        $3,386.08        360
9230660        MILPITAS                       CA      95035      SFD            7.375           6.750        $2,281.99        360
9230707        GLENDALE                       CA      91214      SFD            7.875           6.750        $2,414.48        360
9231187        LOS ANGELES                    CA      90046      SFD            7.500           6.750        $5,188.18        360
9231288        IRVINE                         CA      92606      SFD            8.000           6.750        $2,406.75        360
9231317        FREMONT                        CA      94536      SFD            8.875           6.750        $2,466.50        360
9231875        UNION CITY                     CA      94587      SFD            7.750           6.750        $2,435.81        360
9232167        FREMONT                        CA      94539      SFD            7.500           6.750        $4,486.16        360
9233379        PLANO                          TX      75025      SFD            8.000           6.750        $2,116.92        360
9262538        DANA POINT                     CA      92624      LCO            7.500           6.750        $2,447.25        360
9262543        COLUMBIA                       CA      95310      SFD            7.125           6.750        $2,492.76        360
9262586        REDLANDS                       CA      92373      SFD            7.250           6.750        $3,837.25        360
9262607        MAMMOTH LAKES                  CA      93546      SFD            7.875           6.750        $2,740.77        360
9262608        SAN FRANCISCO                  CA      94127      SFD            7.125           6.750        $3,166.48        360
9263172        PLEASANTON                     CA      94566      SFD            7.750           6.750        $2,930.13        360
9263194        LIVERMORE                      CA      94550      SFD            7.750           6.750        $2,607.74        360
9263220        PLACERVILLE                    CA      95667      SFD            7.125           6.750        $3,126.05        360
9263390        SAN JOSE                       CA      95123      SFD            7.375           6.750        $2,092.75        360
9263511        IRVINE                         CA      92620      SFD            7.250           6.750        $2,177.51        360
9263535        SANTA CLARA                    CA      95054      SFD            7.375           6.750        $3,529.35        360
9264084        SIERRA MADRE                   CA      91024      SFD            7.875           6.750        $2,552.25        360
9264241        LOS ANGELES                    CA      90046      MF2            7.625           6.750        $2,760.40        360
9265243        LIVERMORE                      CA      94550      SFD            7.375           6.750        $2,417.37        360
9265256        SAN MATEO                      CA      94403      SFD            7.500           6.750        $3,377.21        360
9266689        SAN JOSE                       CA      95129      SFD            8.250           6.750        $2,719.59        360
9267644        SAN JOSE                       CA      95111      SFD            7.625           6.750        $2,180.01        360
9268281        SAN MATEO                      CA      94403      SFD            7.500           6.750        $3,146.47        360
9268383        GRANITE BAY                    CA      95746      SFD            7.125           6.750        $2,479.29        360
9268429        HUNTINGTON BEACH               CA      92648      SFD            7.500           6.750        $3,496.08        360
9268513        MENLO PARK                     CA      94025      SFD            7.375           6.750        $2,237.79        360
9269094        LINCOLNSHIRE                   IL      60069      SFD            8.500           6.750        $4,997.94        360
9269365        SIMI VALLEY                    CA      93065      SFD            7.000           6.733        $3,213.42        360
9269527        ORINDA                         CA      94563      SFD            7.500           6.750        $3,496.08        360
9270049        SEATTLE                        WA      98116      SFD            7.750           6.750        $2,263.87        360
9270145        SUNNYVALE                      CA      94087      SFD            8.125           6.750        $2,554.19        360
9270368        DANVILLE                       CA      94506      SFD            7.625           6.750        $2,717.58        360
9271004        LIVERMORE                      CA      94550      SFD            7.625           6.750        $2,371.11        360
9271888        YAMHILL                        OR      97148      SFD            8.250           6.750        $3,756.33        360
9273315        FOUNTAIN VALLEY                CA      92708      SFD            7.500           6.750        $2,573.11        360
9274042        SUNNYVALE                      CA      94087      SFD            7.625           6.750        $2,887.80        360
9274096        GILROY                         CA      95020      SFD            7.125           6.750        $2,436.17        360
9274141        SAN LUIS OBISPO                CA      93401      SFD            7.500           6.750        $2,505.64        360
9274174        SAN RAMON                      CA      94583      SFD            7.875           6.750        $4,495.43        360
9274204        SUNNYVALE                      CA      94087      SFD            7.750           6.750        $2,865.65        360
9274292        SAN JOSE                       CA      95132      SFD            7.750           6.750        $3,073.41        360
9274900        PACE                           FL      32571      SFD            7.750           6.750        $2,482.37        360
9275799        HOUSTON                        TX      77024      SFD            7.750           6.750        $5,731.30        360
9275952        SAN JOSE                       CA      95129      SFD            7.750           6.750        $2,349.84        360
9276174        DANVILLE                       CA      94526      SFD            7.875           6.750        $3,045.30        360
9276839        GILROY                         CA      95020      SFD            7.500           6.750        $2,866.78        360
9276922        POWELL BUTTE                   OR      97753      SFD            7.625           6.750        $3,715.92        360
9277387        SANTA MARIA                    CA      93455      SFD            7.625           6.750        $2,618.84        360
9277548        CALABASAS                      CA      91302      SFD            7.875           6.750        $5,293.01        360
9278068        REDMOND                        WA      98052      SFD            7.500           6.750        $2,468.23        360
9278126        SEBASTOPOL                     CA      95472      SFD            7.625           6.750        $2,286.18        360
9278192        TRACY                          CA      95304      SFD            7.625           6.750        $2,477.28        360
9278204        SAN JOSE                       CA      95125      MF2            7.375           6.750        $2,935.37        360
9278259        DUBLIN                         CA      94568      SFD            7.500           6.750        $2,604.58        360
9278304        LOS ANGELES                    CA      91326      SFD            7.750           6.750        $2,077.60        360
9278951        WALNUT CREEK                   CA      94595      SFD            7.250           6.750        $2,674.14        360
9279368        SAN MATEO                      CA      94402      SFD            7.625           6.750        $2,863.74        360
9279402        VALLEJO                        CA      94591      SFD            7.250           6.750        $2,333.05        360
9279421        UNION CITY                     CA      94587      SFD            7.875           6.750        $2,610.25        360
9280434        IRVINE                         CA      92602      SFD            7.500           6.750        $2,913.28        360
9280495        SANTA ANA (AREA)               CA      92705      SFD            7.750           6.750        $4,011.91        360
9281923        APTOS                          CA      95003      SFD            7.625           6.750        $2,180.01        360
9282217        PLEASANTON                     CA      94566      SFD            8.125           6.750        $4,826.24        360
9283840        APTOS                          CA      95003      SFD            7.375           6.750        $3,101.14        360
9283844        NEWARK                         CA      94560      SFD            8.000           6.750        $2,370.06        360
9283927        SAN MATEO                      CA      94403      SFD            7.625           6.750        $2,760.40        360
9284023        WOODLAND                       CA      95695      SFD            7.375           6.750        $2,602.47        360
9284245        VACAVILLE                      CA      95688      SFD            7.000           6.733        $2,794.27        360
9285308        LOS ANGELES                    CA      90064      SFD            7.250           6.750        $2,046.53        360
9285665        SAN RAMON                      CA      94583      SFD            7.250           6.750        $2,476.30        360
9285667        SAN FRANCISCO                  CA      94416      SFD            7.375           6.750        $3,929.95        360
9285713        LOS ANGELES                    CA      90272      SFD            7.125           6.750        $2,398.44        360
9286300        ROHNERT PARK                   CA      94928      SFD            7.875           6.750        $2,266.21        360
9288100        RANCHO PALOS VERDES            CA      90275      SFD            7.750           6.750        $2,922.97        360
9288708        SAN JOSE                       CA      95131      SFD            7.125           6.750        $2,627.51        360
9290571        NEWCASTLE                      CA      95658      SFD            7.500           6.750        $2,691.98        360
9291293        PEACHTREE CITY                 GA      30269      SFD            7.500           6.750        $2,288.53        360
9292082        SCOTTSDALE                     AZ      85255      SFD            7.750           6.750        $5,373.10        360
9292431        BYRON                          CA      94514      SFD            7.750           6.750        $4,097.88        360
9292523        SAN FRANCISCO                  CA      94121      SFD            7.750           6.750        $6,153.98        360
9293255        GRANITE BAY                    CA      95746      SFD            8.250           6.750        $3,039.63        360
9294017        YORBA LINDA                    CA      92886      SFD            7.375           6.750        $2,887.03        360
9294107        UNIVERSITY PARK                TX      75225      SFD            7.625           6.750        $5,055.77        360
9294609        PEORIA                         AZ      85382      SFD            7.625           6.750        $2,325.11        360
9294730        SCOTTS VALLEY                  CA      95066      SFD            7.375           6.750        $2,210.16        360
9296168        DANVILLE                       CA      94506      SFD            7.500           6.750        $3,775.06        360
9297259        WEST LINN                      OR      97068      SFD            8.125           6.750        $4,195.11        360
9297288        OAKLAND                        CA      94611      SFD            8.000           6.750        $3,064.20        360
9297402        SOUTH LAKE TAHOE               CA      96150      SFD            7.500           6.750        $2,265.46        360
9297593        VACAVILLE                      CA      95688      SFD            7.625           6.750        $3,153.93        360
9297884        NEW YORK                       NY      10016      HCO            7.875           6.750        $2,900.28        360
9298682        CAMPBELL                       CA      95008      SFD            7.750           6.750        $2,650.73        360
9298716        FOLSOM                         CA      95630      SFD            7.875           6.750        $3,189.95        360
9299062        RANDOLPH                       NJ      07869      SFD            7.625           6.750        $3,370.87        360
9299111        BRENTWOOD                      CA      94513      SFD            7.750           6.750        $2,498.49        360
9299253        BERTHOUD                       CO      80513      SFD            7.375           6.750        $2,044.40        360
9299329        HILLSBOROUGH                   CA      94010      SFD            7.625           6.750        $5,166.90        360
9299919        DENVER                         CO      80210      SFD            7.375           6.750        $2,634.93        360
9299944        SANGER                         CA      93657      SFD            7.750           6.750        $2,195.81        360
9300411        KEWASKUM                       WI      53040      SFD            7.875           6.750        $5,891.19        360
9300491        CALISTOGA                      CA      94515      SFD            7.750           6.750        $2,113.42        360
9300784        DANVILLE                       CA      94526      SFD            7.625           6.750        $3,538.97        360
9300817        MORGAN HILL                    CA      95037      SFD            7.500           6.750        $3,628.93        360
9300867        SAN JOSE                       CA      95127      SFD            7.875           6.750        $2,256.78        360
9300869        SAN JOSE                       CA      95110      SFD            7.500           6.750        $2,796.86        360
9301241        LAGUNA NIGUEL                  CA      92677      SFD            7.375           6.750        $2,451.90        360
9301290        WESTLAKE VILLAGE               CA      91362      LCO            7.875           6.750        $2,204.21        360
9301399        SARATOGA                       CA      95070      SFD            7.500           6.750        $4,139.35        360
9301697        CARMEL VALLEY                  CA      93924      SFD            7.625           6.750        $4,600.66        360
9302853        SAN FRANCISCO                  CA      94123      SFD            7.625           6.750        $4,600.66        360
9303107        SAN JOSE                       CA      95123      SFD            7.875           6.750        $2,745.84        360
9303271        SAN MATEO                      CA      94403      SFD            7.250           6.750        $3,022.05        360
9303357        BELLEVUE                       WA      98007      SFD            8.000           6.750        $2,300.36        360
9303458        SEBASTOPOL                     CA      95472      SFD            7.625           6.750        $2,088.00        360
9303541        KENSINGTON                     CA      94708      SFD            7.750           6.750        $4,453.22        360
9303690        FOSTER CITY                    CA      94404      SFD            7.750           6.750        $3,582.07        360
9304115        SAN JOSE                       CA      95127      SFD            7.000           6.733        $1,989.26        360
9304149        PLEASANTON                     CA      94566      SFD            7.375           6.750        $2,251.61        360
9304812        PARSIPPANY                     NJ      07054      SFD            7.375           6.750        $3,073.51        360
9305000        OXNARD                         CA      93030      SFD            7.875           6.750        $3,661.60        360
9305250        SAN FRANCISCO                  CA      94118      SFD            7.750           6.750        $3,689.53        360
9305375        PACIFIC GROVE                  CA      93950      SFD            7.625           6.750        $2,774.56        360
9305997        SAN JOSE                       CA      95127      SFD            7.250           6.750        $3,274.45        360
9306720        WESTCLIFFE                     CO      81252      SFD            8.125           6.750        $2,702.69        360
9306787        ENGLEWOOD                      CO      80110      SFD            7.500           6.750        $2,300.42        360
9307019        COLORADO SPRINGS               CO      80919      SFD            7.625           6.750        $2,296.08        360
9307465        ENGLEWOOD                      CO      80112      SFD            7.875           6.750        $3,045.30        360
9307529        PENNGROVE                      CA      94951      SFD            7.500           6.750        $3,642.91        360
9307658        NEWCASTLE                      CA      95658      SFD            8.000           6.750        $2,844.08        360
9307747        LIVERMORE                      CA      94550      SFD            7.375           6.750        $2,441.54        360
9309316        SANTA ROSA                     CA      95409      SFD            7.875           6.750        $4,236.22        360
9309414        LAKE FOREST                    CA      92630      SFD            7.875           6.750        $3,625.35        360
9309419        EAST PALO ALTO                 CA      94303      SFD            7.500           6.750        $2,622.06        360
9309997        SALINAS                        CA      93906      SFD            7.625           6.750        $2,293.26        360
9310213        PETALUMA                       CA      94954      SFD            8.250           6.750        $2,419.08        360
9310705        BEND                           OR      97702      SFD            7.500           6.750        $3,167.45        360
9310828        BELLINGHAM                     WA      98226      SFD            7.375           6.750        $2,244.70        360
9310869        PLEASANT HILL                  CA      94523      SFD            7.750           6.750        $2,674.73        360
9311136        KENSINGTON                     CA      94707      SFD            7.625           6.750        $3,004.59        360
9311139        MARANA                         AZ      85653      SFD            7.875           6.750        $3,393.33        360
9311170        OAKLAND                        CA      94618      SFD            7.250           6.750        $2,217.08        360
9311312        BURLINGAME                     CA      94010      SFD            7.375           6.750        $2,244.70        360
9311315        LIVERMORE                      CA      94550      SFD            7.500           6.750        $2,691.98        360
9311342        TRACY                          CA      95376      SFD            7.750           6.750        $2,342.67        360
9311426        KENMORE                        WA      98004      SFD            7.750           6.750        $2,521.77        360
9311436        VANCOUVER                      WA      98661      SFD            7.500           6.750        $2,228.75        360
9312012        LIVERMORE                      CA      94550      SFD            7.625           6.750        $2,661.31        360
9312020        UNION CITY                     CA      94587      SFD            7.500           6.750        $3,006.63        360
9312139        FAIRFIELD                      CA      94533      SFD            7.250           6.750        $2,947.01        360
9312205        SAN JOSE                       CA      95121      SFD            7.375           6.750        $2,417.37        360
9312243        SAN JOSE                       CA      95122      SFD            7.375           6.750        $2,237.79        360
9312272        TRACY                          CA      95377      SFD            7.875           6.750        $2,366.63        360



COUNT:            1403
WAC:       7.448578885
WAM:       357.6772856
WALTV:     69.13020071

WFMBS
WFMBS 2001-18 EXHIBIT F-1
30 YEAR FIXED RATE NON-RELOCATION LOANS (Continued)


(i)            (viii)          (ix)                  (x)        (xi)          (xii)        (xiii)       (xv)           (xvi)
--------       -----------     ---------------       ------     ---------     ---------    --------     ----------     -----------
                               CUT-OFF
MORTGAGE       SCHEDULED       DATE                                           MORTGAGE                  MASTER         FIXED
LOAN           MATURITY        PRINCIPAL                                      INSURANCE    SERVICE      SERVICE        RETAINED
NUMBER         DATE            BALANCE               LTV        SUBSIDY       CODE         FEE          FEE            YIELD
--------       -----------     ---------------       ------     ---------     ---------    --------     ----------     -----------
4211954        1-Jul-31        $    293,781.81        70.00                                  0.250        0.017          0.483
4211978        1-Jul-31        $    359,362.50        75.00                                  0.250        0.017          0.858
4213330        1-Aug-31        $    344,000.00        80.00                                  0.250        0.017          0.733
4214823        1-Aug-31        $    302,500.00        69.06                                  0.250        0.017          0.733
4237617        1-Jul-31        $    508,122.62        69.18                                  0.250        0.017          0.483
4237636        1-Aug-31        $    343,200.00        80.00                                  0.250        0.017          0.000
4237648        1-Aug-31        $    405,290.00        79.53                                  0.250        0.017          0.483
4237689        1-Jul-31        $    455,661.58        80.00                                  0.250        0.017          0.483
4237744        1-Aug-31        $    427,848.00        78.07                                  0.250        0.017          0.108
4237917        1-Aug-31        $    290,000.00        59.79                                  0.250        0.017          0.233
4238160        1-Jul-31        $    467,652.67        80.00                                  0.250        0.017          0.483
4238339        1-Aug-31        $    312,000.00        80.00                                  0.250        0.017          0.358
4238619        1-Jun-31        $    499,217.55        64.52                                  0.250        0.017          0.233
4238856        1-Aug-31        $    492,000.00        52.90                                  0.250        0.017          1.233
4239056        1-Aug-31        $    290,000.00        47.93                                  0.250        0.017          1.233
4239165        1-Aug-31        $    426,000.00        77.45                                  0.250        0.017          0.358
4239376        1-Jul-31        $    469,268.56        80.00                                  0.250        0.017          0.733
4239394        1-Aug-31        $    375,000.00        68.18                                  0.250        0.017          0.233
4239490        1-Jul-31        $    346,229.70        80.00                                  0.250        0.017          0.233
4239594        1-Jul-31        $    738,159.23        75.00                                  0.250        0.017          0.108
4239613        1-Jun-31        $    409,389.54        74.01                                  0.250        0.017          0.483
4239655        1-Jun-31        $    310,774.88        75.00                                  0.250        0.017          0.358
4239756        1-Jul-31        $    405,706.14        80.00                                  0.250        0.017          0.608
4239784        1-Jul-31        $    389,710.56        63.93                                  0.250        0.017          0.483
4239858        1-Aug-31        $  1,000,000.00        57.14                                  0.250        0.017          0.858
4240104        1-Aug-31        $    344,000.00        80.00                                  0.250        0.017          0.358
4240401        1-Jun-31        $    349,465.71        73.68                                  0.250        0.017          0.358
4240879        1-Jul-31        $    310,269.57        90.00                      33          0.250        0.017          0.483
4241031        1-Aug-31        $    525,000.00        72.92                                  0.250        0.017          0.233
4241060        1-Aug-31        $    315,000.00        74.12                                  0.250        0.017          0.858
4241079        1-Aug-31        $    577,000.00        72.13                                  0.250        0.017          0.733
4241286        1-Jul-31        $    541,362.93        56.43                                  0.250        0.017          0.483
4241336        1-Jul-31        $    503,606.83        70.00                                  0.250        0.017          0.233
4241478        1-Aug-31        $    400,000.00        56.58                                  0.250        0.017          0.358
4241531        1-Jul-31        $    298,089.46        95.00                      33          0.250        0.017          0.733
4241692        1-Jul-31        $    419,038.78        79.99                                  0.250        0.017          0.483
4241828        1-Aug-31        $    308,000.00        61.60                                  0.250        0.017          0.233
4241995        1-Jul-31        $    594,558.42        70.00                                  0.250        0.017          0.483
4242388        1-Jul-31        $    683,517.24        80.00                                  0.250        0.017          0.733
4242492        1-Aug-31        $    330,000.00        44.00                                  0.250        0.017          0.483
4242584        1-Aug-31        $    600,000.00        60.00                                  0.250        0.017          0.358
4243164        1-Aug-31        $    649,900.00        65.32                                  0.250        0.017          0.483
4243340        1-Aug-31        $    388,000.00        80.00                                  0.250        0.017          0.000
4243437        1-Jul-31        $    364,700.82        69.66                                  0.250        0.017          0.000
4243476        1-Jul-31        $    375,706.68        80.00                                  0.250        0.017          0.233
4243641        1-Jul-31        $    309,520.12        79.99                                  0.250        0.017          0.483
4243727        1-Jul-31        $    529,206.66        63.86                                  0.250        0.017          0.483
4243833        1-Aug-31        $    414,000.00        65.71                                  0.250        0.017          0.358
4243917        1-Jul-31        $    352,238.40        75.00                                  0.250        0.017          0.483
4243933        1-Aug-31        $    391,500.00        90.00                      33          0.250        0.017          0.483
4244282        1-Aug-31        $    627,500.00        78.44                                  0.250        0.017          0.358
4244702        1-Jul-31        $    322,248.42        79.99                                  0.250        0.017          0.233
4244966        1-Apr-31        $    362,962.36        80.00                                  0.250        0.017          0.733
4245354        1-Aug-31        $    318,750.00        75.00                                  0.250        0.017          0.233
4245580        1-Jul-31        $    298,272.87        73.92                                  0.250        0.017          0.358
4245615        1-Aug-31        $    381,000.00        36.29                                  0.250        0.017          0.000
4245992        1-Aug-31        $    315,000.00        76.83                                  0.250        0.017          0.000
4246148        1-Aug-31        $    600,000.00        57.97                                  0.250        0.017          0.483
4246160        1-Aug-31        $    386,000.00        79.59                                  0.250        0.017          0.000
4246285        1-Aug-31        $    425,000.00        73.91                                  0.250        0.017          0.233
4246396        1-Jul-31        $    482,167.95        77.68                                  0.250        0.017          0.858
4246463        1-Jul-31        $    521,562.64        80.00                                  0.250        0.017          0.483
4246717        1-Jul-31        $    745,638.31        75.00                                  0.250        0.017          0.000
4246956        1-Aug-31        $    232,500.00        75.00                                  0.250        0.017          0.858
4247330        1-Aug-31        $    296,000.00        80.00                                  0.250        0.017          0.358
4247396        1-Aug-31        $    397,000.00        62.03     GD 4YR                       0.250        0.017          0.233
4247767        1-Jun-31        $    374,383.45        78.95                                  0.250        0.017          0.000
4248161        1-Aug-31        $    344,593.00        66.27                                  0.250        0.017          0.233
4248255        1-Aug-31        $    352,000.00        80.00                                  0.250        0.017          0.483
4248300        1-Jun-31        $    389,419.31        60.00                                  0.250        0.017          0.483
4248331        1-Jun-31        $    309,538.42        53.91                                  0.250        0.017          0.483
4248388        1-Jun-31        $    343,487.80        80.00                                  0.250        0.017          0.483
4248404        1-Jul-31        $    332,740.23        61.67                                  0.250        0.017          0.233
4248438        1-Jul-31        $    377,719.46        74.85                                  0.250        0.017          0.483
4248452        1-Jul-31        $    470,667.57        58.51                                  0.250        0.017          0.733
4248470        1-Jul-31        $    349,759.13        68.23                                  0.250        0.017          0.858
4248509        1-Jun-31        $    497,258.51        68.69                                  0.250        0.017          0.483
4248510        1-Jul-31        $    389,731.60        86.67                      12          0.250        0.017          0.858
4248540        1-Jul-31        $    474,629.45        77.24                                  0.250        0.017          0.233
4248565        1-Jun-31        $    303,512.34        80.00                                  0.250        0.017          0.108
4248620        1-Jul-31        $    455,635.34        80.00                                  0.250        0.017          0.108
4248717        1-Jul-31        $    421,654.09        64.92                                  0.250        0.017          0.000
4248839        1-Aug-31        $    484,000.00        52.32                                  0.250        0.017          0.358
4249100        1-Aug-31        $    389,000.00        54.79                                  0.250        0.017          0.483
4249303        1-Aug-31        $    342,000.00        95.00                      12          0.250        0.017          0.608
4249768        1-Jul-31        $    377,340.14        89.97                      33          0.250        0.017          0.858
4249890        1-Aug-31        $    350,000.00        40.00                                  0.250        0.017          0.233
4249944        1-Aug-31        $    480,000.00        62.83                                  0.250        0.017          0.358
4250027        1-Jun-31        $    314,054.62        85.00                      06          0.250        0.017          0.733
4250359        1-Aug-31        $    440,900.00        70.00                                  0.250        0.017          0.108
4250477        1-Aug-31        $    600,000.00        66.67                                  0.250        0.017          0.108
4250595        1-Aug-31        $    400,000.00        54.98                                  0.250        0.017          0.233
4250950        1-Jun-31        $    374,427.54        78.95                                  0.250        0.017          0.358
4251332        1-Jun-31        $    483,011.53        75.00                                  0.250        0.017          0.358
4251431        1-Jun-31        $    339,467.93        80.00                                  0.250        0.017          0.233
4251448        1-Aug-31        $    350,000.00        64.81                                  0.250        0.017          0.608
4251615        1-Aug-31        $    471,200.00        80.00                                  0.250        0.017          0.483
4251637        1-Aug-31        $    430,000.00        68.25                                  0.250        0.017          0.000
4251782        1-Aug-31        $    382,000.00        68.21                                  0.250        0.017          0.358
4251893        1-Aug-31        $    361,000.00        60.17                                  0.250        0.017          0.233
4252162        1-Jul-31        $    344,750.29        75.00                                  0.250        0.017          0.608
4252217        1-Aug-31        $    332,800.00        80.00                                  0.250        0.017          0.233
4252226        1-Aug-31        $    360,000.00        71.71                                  0.250        0.017          0.000
4252745        1-Aug-31        $    426,000.00        75.40                                  0.250        0.017          0.608
4252818        1-Jan-31        $    619,320.33        72.92                                  0.250        0.017          0.483
4252869        1-Jul-31        $    355,536.72        68.46                                  0.250        0.017          0.233
4253834        1-Aug-31        $    360,000.00        80.00                                  0.250        0.017          0.233
4253979        1-Jun-31        $    335,387.24        80.00                                  0.250        0.017          0.358
4253987        1-Aug-31        $    348,000.00        80.00                                  0.250        0.017          0.358
4254195        1-Jun-31        $    389,419.31        70.91                                  0.250        0.017          0.483
4254217        1-Jun-31        $    398,605.63        80.00                                  0.250        0.017          0.483
4254282        1-Aug-31        $    405,000.00        63.28                                  0.250        0.017          0.233
4254712        1-Jun-31        $    458,350.08        76.50                                  0.250        0.017          0.733
4254899        1-Aug-31        $    285,000.00        38.78                                  0.250        0.017          0.358
4254952        1-Jun-31        $    299,553.33        80.00                                  0.250        0.017          0.483
4254987        1-Aug-31        $    305,000.00        67.78                                  0.250        0.017          0.358
4255016        1-Jul-31        $    303,768.69        86.86                      11          0.250        0.017          0.358
4255219        1-May-31        $    282,925.62        41.42                                  0.250        0.017          0.108
4255308        1-Jun-31        $    367,926.37        69.26                                  0.250        0.017          0.483
4255370        1-Jun-31        $    505,208.16        77.85                                  0.250        0.017          0.233
4255788        1-Jun-31        $    567,132.95        80.00                                  0.250        0.017          0.358
4255830        1-May-31        $    383,095.88        70.46                                  0.250        0.017          0.233
4255842        1-Aug-31        $    283,706.00        55.09                                  0.250        0.017          0.358
4255869        1-Aug-31        $    472,000.00        80.00                                  0.250        0.017          0.358
4255890        1-Aug-31        $    338,844.29        80.00                                  0.250        0.017          0.358
4255896        1-Jun-31        $    563,072.68        69.20                                  0.250        0.017          0.000
4255916        1-Jun-31        $    372,131.06        80.00                                  0.250        0.017          0.358
4255932        1-Jun-31        $    344,486.32        70.41                                  0.250        0.017          0.483
4256062        1-Aug-31        $    400,000.00        66.67                                  0.250        0.017          0.483
4256179        1-Aug-31        $    500,000.00        80.00                                  0.250        0.017          0.483
4256454        1-Aug-31        $    350,000.00        58.33                                  0.250        0.017          0.000
4256705        1-Aug-31        $    435,000.00        45.79                                  0.250        0.017          0.233
4256782        1-May-31        $    300,109.12        80.00                                  0.250        0.017          0.358
4256999        1-Aug-31        $    179,000.00        71.60                                  0.250        0.017          0.858
4257072        1-Aug-31        $    370,000.00        71.15                                  0.250        0.017          0.608
4257240        1-Aug-31        $    400,000.00        42.11                                  0.250        0.017          0.608
4257274        1-Jun-31        $    384,412.30        77.00                                  0.250        0.017          0.358
4257298        1-May-31        $    364,701.32        85.00                      12          0.250        0.017          0.608
4257611        1-Jun-31        $    379,461.86        33.48                                  0.250        0.017          0.733
4257681        1-Aug-31        $    299,000.00        49.92                                  0.250        0.017          0.108
4258258        1-Jun-31        $    343,474.89        71.37                                  0.250        0.017          0.358
4258319        1-May-31        $    293,012.45        73.50                                  0.250        0.017          0.108
4258382        1-Jul-31        $    372,377.29        57.33                                  0.250        0.017          0.233
4258397        1-Aug-31        $    584,000.00        80.00                                  0.250        0.017          0.233
4258462        1-Jun-31        $    509,970.34        75.00                                  0.250        0.017          0.358
4258955        1-Aug-31        $    440,000.00        57.89                                  0.250        0.017          0.608
4259202        1-Aug-31        $    527,200.00        80.00                                  0.250        0.017          0.608
4259411        1-Jun-31        $    309,538.44        72.09                                  0.250        0.017          0.483
4259430        1-Jun-31        $    381,317.02        76.38                                  0.250        0.017          0.358
4259462        1-Jun-31        $    569,129.89        75.00                                  0.250        0.017          0.358
4259475        1-Jun-31        $    577,659.94        30.45                                  0.250        0.017          0.608
4259476        1-Jun-31        $    359,422.51        80.00                                  0.250        0.017          0.108
4259625        1-Jun-31        $    481,781.60        65.65                                  0.250        0.017          0.483
4259758        1-Jun-31        $    402,484.67        77.52                                  0.250        0.017          0.358
4259865        1-Jun-31        $    649,056.11        61.90                                  0.250        0.017          0.608
4259906        1-Aug-31        $    500,000.00        55.56                                  0.250        0.017          0.358
4260852        1-Jul-31        $    434,660.66        73.11                                  0.250        0.017          0.233
4260893        1-Jul-31        $    281,790.72        77.26                                  0.250        0.017          0.483
4260906        1-Jul-31        $    353,730.62        72.99                                  0.250        0.017          0.358
4260932        1-May-31        $    638,493.14        80.00                                  0.250        0.017          0.233
4261155        1-Aug-31        $    471,000.00        60.00                                  0.250        0.017          0.108
4261166        1-Aug-31        $    586,000.00        21.31                                  0.250        0.017          0.233
4262593        1-Aug-31        $    400,000.00        80.00                                  0.250        0.017          0.358
4262793        1-Aug-31        $    330,000.00        62.74                                  0.250        0.017          0.733
4262980        1-Aug-31        $  1,000,000.00        64.94                                  0.250        0.017          0.358
4263190        1-Aug-31        $    480,000.00        51.89                                  0.250        0.017          0.858
4263469        1-Aug-31        $    342,000.00        75.00                                  0.250        0.017          1.233
4263503        1-Jul-31        $    553,567.83        61.56                                  0.250        0.017          0.233
4263534        1-Jun-31        $    595,090.21        80.00                                  0.250        0.017          0.358
4263541        1-Jul-31        $    471,631.80        80.00                                  0.250        0.017          0.233
4263593        1-Jun-31        $    422,370.18        74.87                                  0.250        0.017          0.483
4263635        1-Jun-31        $    384,412.30        59.23                                  0.250        0.017          0.358
4263653        1-Jun-31        $    287,602.30        87.80                      01          0.250        0.017          0.858
4263675        1-Jul-31        $    363,708.91        70.00                                  0.250        0.017          0.108
4263697        1-Jul-31        $    396,697.91        79.89                                  0.250        0.017          0.358
4264490        1-Aug-31        $    269,850.00        75.00                                  0.250        0.017          0.983
4265017        1-Aug-31        $    410,000.00        68.62                                  0.250        0.017          0.483
4265044        1-Jul-31        $    649,517.60        60.47                                  0.250        0.017          0.483
4265051        1-Aug-31        $    452,000.00        80.00                                  0.250        0.017          0.608
4265249        1-Jul-31        $    379,738.49        54.29                                  0.250        0.017          0.858
4265291        1-Aug-31        $    284,000.00        80.00                                  0.250        0.017          0.108
4265368        1-Aug-31        $    400,000.00        58.82                                  0.250        0.017          0.233
4266697        1-Jul-31        $    384,499.82        80.00                                  0.250        0.017          0.233
4267619        1-Aug-31        $    300,000.00        52.17                                  0.250        0.017          0.608
4269602        1-Aug-31        $    350,000.00        77.78                                  0.250        0.017          0.000
4271469        1-May-31        $    399,257.75        67.83                                  0.250        0.017          0.233
4272116        1-May-31        $    290,547.57        75.20                                  0.250        0.017          0.483
4272251        1-Jun-31        $    387,377.60        80.00                                  0.250        0.017          0.108
4275158        1-Jul-31        $    349,726.97        79.55                                  0.250        0.017          0.233
4278138        1-Jul-31        $    299,033.42        95.00                      24          0.250        0.017          0.608
4278173        1-Jul-31        $    307,782.62        80.00                                  0.250        0.017          0.733
4278541        1-Jul-31        $    454,870.54        80.00                                  0.250        0.017          0.608
4280722        1-Aug-31        $    510,500.00        64.83                                  0.250        0.017          0.233
4290582        1-Aug-31        $    480,000.00        60.00                                  0.250        0.017          0.358
5791957        1-Jul-31        $    315,765.48        80.00                                  0.250        0.017          0.483
5793998        1-Aug-31        $    400,000.00        78.34                                  0.250        0.017          0.483
5830930        1-Jul-31        $    599,543.45        72.73                                  0.250        0.017          0.358
5840286        1-Aug-31        $    402,644.00        79.95                                  0.250        0.017          0.233
5849602        1-Jul-31        $    347,714.74        80.00                                  0.250        0.017          0.000
5851055        1-Aug-31        $    300,000.00        48.08     FX30YR                       0.250        0.017          0.233
5851271        1-Feb-31        $    995,906.40        36.36                                  0.250        0.017          0.983
5855902        1-Jun-31        $    649,102.40        60.75                                  0.250        0.017          0.858
5857084        1-Jul-31        $    424,134.99        79.99                                  0.250        0.017          0.483
5861290        1-Jan-31        $    293,422.41        89.90                      33          0.250        0.017          1.108
5874122        1-Jun-31        $    302,487.54        79.99                                  0.250        0.017          0.358
5879004        1-Jul-31        $    379,618.06        79.99                                  0.250        0.017          0.483
5879006        1-Jun-31        $    329,594.24        79.99                                  0.250        0.017          0.858
5880049        1-Aug-31        $    325,000.00        47.79     FX30YR                       0.250        0.017          0.483
5884382        1-Aug-31        $    330,000.00        76.77                                  0.250        0.017          0.483
5886951        1-Jul-31        $    454,653.77        76.99                                  0.250        0.017          0.358
5888007        1-Jul-31        $    313,367.26        80.00                                  0.250        0.017          0.483
5888760        1-Jul-31        $    391,694.19        80.00                                  0.250        0.017          0.233
5888802        1-Aug-31        $    471,200.00        80.00                                  0.250        0.017          0.608
5894323        1-Jul-31        $    281,785.41        62.67                                  0.250        0.017          0.358
5895555        1-Jul-31        $    394,728.16        31.60                                  0.250        0.017          0.858
5896005        1-Jun-31        $    499,309.54        46.30                                  0.250        0.017          0.858
5897492        1-Jul-31        $    434,669.00        68.50                                  0.250        0.017          0.358
5897761        1-Jun-31        $    429,359.75        79.26                                  0.250        0.017          0.483
5901322        1-Jul-31        $    187,353.72        73.53                                  0.250        0.017          0.233
5907030        1-Apr-31        $    598,246.33        63.49                                  0.250        0.017          0.608
5908067        1-Aug-31        $    390,000.00        37.14     FX30YR                       0.250        0.017          0.358
5909911        1-Apr-31        $    652,492.73        58.25                                  0.250        0.017          1.233
5912168        1-Jul-31        $    622,537.64        77.88                                  0.250        0.017          0.483
5917179        1-Aug-31        $    343,100.00        80.00                                  0.250        0.017          0.483
5917211        1-May-31        $    389,289.30        80.00                                  0.250        0.017          0.483
5919356        1-May-31        $    551,632.16        57.60                                  0.250        0.017          0.000
5921566        1-Jul-31        $    399,495.78        79.98                                  0.250        0.017          0.358
5923122        1-Jan-31        $    274,306.58        95.00                      11          0.250        0.017          1.483
5923128        1-Jul-31        $    519,594.35        80.00                                  0.250        0.017          0.233
5925288        1-Jun-31        $    278,584.59        60.00                                  0.250        0.017          0.483
5925509        1-Aug-31        $    331,200.00        90.00                      24          0.250        0.017          0.358
5925735        1-May-31        $    408,884.40        63.08                                  0.250        0.017          0.108
5927778        1-May-31        $    359,193.44        80.00                                  0.250        0.017          0.483
5928685        1-Jun-31        $    494,225.36        73.33                                  0.250        0.017          0.233
5929119        1-Jul-31        $    305,772.90        90.00                      13          0.250        0.017          0.483
5929388        1-Jul-31        $    351,745.23        67.69                                  0.250        0.017          0.608
5929920        1-Aug-31        $    348,000.00        80.00                                  0.250        0.017          0.483
5930098        1-Aug-31        $    439,200.00        80.00                                  0.250        0.017          0.483
5930663        1-Feb-31        $    312,778.81        94.99                      11          0.250        0.017          0.483
5931722        1-Jul-31        $    388,718.45        77.80                                  0.250        0.017          0.608
5933105        1-Jul-31        $    478,844.36        80.00                                  0.250        0.017          0.483
5933629        1-Jul-31        $    558,963.61        66.67                                  0.250        0.017          0.233
5934732        1-Aug-31        $    400,950.00        79.74                                  0.250        0.017          0.733
5935162        1-Aug-31        $    325,000.00        59.63                                  0.250        0.017          0.233
5937827        1-Apr-31        $    628,064.70        70.39                                  0.250        0.017          0.358
5938355        1-Aug-31        $    369,700.00        84.02                      13          0.250        0.017          0.233
5938593        1-Aug-31        $    441,000.00        69.45                                  0.250        0.017          0.483
5939165        1-Jul-31        $    450,715.25        71.60                                  0.250        0.017          0.483
5942952        1-May-31        $    364,140.60        54.89                                  0.250        0.017          0.233
5943363        1-Jul-31        $    463,646.93        80.00                                  0.250        0.017          0.358
5943941        1-Jul-31        $    286,892.20        90.00                      01          0.250        0.017          0.608
5944708        1-Jul-31        $    328,736.90        69.85                                  0.250        0.017          0.108
5945412        1-Jul-31        $    462,165.25        50.00                                  0.250        0.017          0.608
5945447        1-Jul-31        $    337,773.20        88.95                      12          0.250        0.017          0.983
5946275        1-Jul-31        $    291,783.29        80.00                                  0.250        0.017          0.483
5946627        1-May-31        $    339,537.59        53.17                                  0.250        0.017          0.483
5946662        1-Jun-31        $    334,462.61        60.91                                  0.250        0.017          0.108
5947734        1-May-31        $    372,105.32        89.86                      01          0.250        0.017          0.733
5948046        1-Jul-31        $    374,707.46        65.79                                  0.250        0.017          0.233
5948356        1-Aug-31        $    464,000.00        80.00                                  0.250        0.017          0.608
5949624        1-Jul-31        $    341,739.76        79.35                                  0.250        0.017          0.358
5950744        1-Aug-31        $    425,000.00        68.00                                  0.250        0.017          0.608
5951109        1-Jul-31        $    335,768.76        80.00                                  0.250        0.017          0.858
5951144        1-Jul-31        $    299,765.97        78.95                                  0.250        0.017          0.233
5952374        1-Jun-31        $    449,329.97        45.00                                  0.250        0.017          0.483
5952532        1-Jul-31        $    406,098.39        80.00                                  0.250        0.017          0.483
5952688        1-Jun-31        $    649,456.52        65.38                                  0.250        0.017          0.108
5955203        1-Jul-31        $    389,695.76        82.11                      33          0.250        0.017          0.233
5955378        1-May-31        $    462,934.28        80.00                                  0.250        0.017          0.358
5955518        1-Jul-31        $    474,656.20        50.00                                  0.250        0.017          0.608
5955924        1-Aug-31        $    448,000.00        63.10                                  0.250        0.017          0.000
5955971        1-Jun-31        $    139,347.35        69.95                                  0.250        0.017          0.608
5957432        1-Jun-31        $    498,217.56        54.05                                  0.250        0.017          0.233
5959477        1-Jul-31        $    332,740.23        58.42                                  0.250        0.017          0.233
5960210        1-Jul-31        $    349,740.24        59.44                                  0.250        0.017          0.483
5961025        1-May-31        $    598,688.92        80.00                                  0.250        0.017          0.608
5961119        1-Jun-31        $    314,519.14        67.74                                  0.250        0.017          0.358
5961894        1-Jul-31        $    414,684.21        86.46                      13          0.250        0.017          0.358
5961956        1-Jul-31        $    645,544.05        75.12                                  0.250        0.017          0.733
5962566        1-Aug-31        $    317,600.00        79.80                                  0.250        0.017          0.358
5962699        1-Aug-31        $    339,920.00        80.00                                  0.250        0.017          0.483
5964219        1-Aug-31        $    439,900.00        80.00                                  0.250        0.017          0.358
5965587        1-Jun-31        $    648,982.80        73.86                                  0.250        0.017          0.233
5966616        1-Jun-31        $    648,982.80        72.14                                  0.250        0.017          0.233
5967628        1-Jul-31        $    294,264.48        67.39                                  0.250        0.017          0.108
5967894        1-Jul-31        $    389,710.56        72.90                                  0.250        0.017          0.483
5967925        1-Jul-31        $    324,758.80        76.47                                  0.250        0.017          0.483
5968390        1-Jul-31        $    482,641.54        66.35                                  0.250        0.017          0.483
5968800        1-Jun-31        $    296,857.34        76.04                                  0.250        0.017          0.483
5968842        1-Jun-31        $    648,957.31        77.38                                  0.250        0.017          0.108
5969721        1-May-31        $    304,333.51        57.01                                  0.250        0.017          0.608
5970597        1-Jul-31        $    355,715.31        80.00                                  0.250        0.017          0.108
5970742        1-Jul-31        $    299,788.26        55.81                                  0.250        0.017          0.733
5970774        1-Jul-31        $    599,543.44        50.00                                  0.250        0.017          0.358
5971733        1-Jul-31        $    308,752.89        57.76                                  0.250        0.017          0.108
5971810        1-Jun-31        $    307,563.83        80.00                                  0.250        0.017          0.733
5972267        1-Jun-31        $    305,783.85        79.99                                  0.250        0.017          0.000
5972545        1-Aug-31        $    615,000.00        55.91     FX30YR                       0.250        0.017          0.108
5973138        1-Nov-30        $    427,297.46        80.00                                  0.250        0.017          0.233
5973143        1-May-31        $    432,478.89        80.00                                  0.250        0.017          0.483
5973352        1-Aug-31        $    510,000.00        59.03                                  0.250        0.017          0.000
5974873        1-May-31        $    385,639.87        80.00                                  0.250        0.017          0.233
5975058        1-Jul-31        $    519,483.80        80.00                                  0.250        0.017          0.608
5975136        1-Jun-31        $    549,139.30        61.11                                  0.250        0.017          0.233
5975166        1-Jul-31        $    358,126.40        88.86                      11          0.250        0.017          0.233
5975570        1-Jul-31        $    363,749.50        80.00                                  0.250        0.017          0.858
5975655        1-Jun-31        $    549,139.30        70.06                                  0.250        0.017          0.233
5975921        1-Jul-31        $    644,509.20        79.14                                  0.250        0.017          0.358
5976011        1-Jul-31        $    329,736.10        61.11                                  0.250        0.017          0.108
5976154        1-Jul-31        $    595,511.46        80.00                                  0.250        0.017          0.000
5976366        1-Jul-31        $    379,696.11        66.90                                  0.250        0.017          0.108
5976765        1-Jun-31        $    234,658.74        66.20                                  0.250        0.017          0.608
5976994        1-Jun-31        $    338,694.95        80.00                                  0.250        0.017          0.483
5977099        1-Jul-31        $    311,261.99        95.00                      24          0.250        0.017          0.233
5977234        1-Aug-31        $    353,000.00        55.50                                  0.250        0.017          0.233
5977650        1-Jul-31        $    349,726.96        56.45                                  0.250        0.017          0.233
5977772        1-Jun-31        $    439,328.34        80.00                                  0.250        0.017          0.358
5977879        1-Aug-31        $    423,900.00        80.00                                  0.250        0.017          0.858
5978375        1-Jul-31        $    494,604.15        72.79                                  0.250        0.017          0.108
5978475        1-Jun-31        $    374,455.45        78.16                                  0.250        0.017          0.608
5978588        1-Jul-31        $    349,740.25        70.00                                  0.250        0.017          0.483
5978881        1-Jul-31        $    319,744.10        71.11                                  0.250        0.017          0.108
5978982        1-Jul-31        $    629,457.58        70.00                                  0.250        0.017          0.000
5979664        1-Jul-31        $    436,699.25        73.45                                  0.250        0.017          0.858
5979674        1-Jul-31        $    359,752.25        64.86                                  0.250        0.017          0.858
5979718        1-Jul-31        $    454,645.05        70.00                                  0.250        0.017          0.233
5979770        1-Jun-31        $    356,427.32        62.09                                  0.250        0.017          0.108
5979925        1-Aug-31        $    343,196.00        80.00                                  0.250        0.017          0.483
5979950        1-Aug-31        $    585,000.00        72.22                                  0.250        0.017          0.108
5980322        1-Jul-31        $    591,049.53        25.74                                  0.250        0.017          0.358
5980843        1-Aug-31        $    485,000.00        50.00                                  0.250        0.017          0.108
5982662        1-Jul-31        $    339,753.92        77.27                                  0.250        0.017          0.608
5983117        1-Jul-31        $    304,360.39        95.00                      24          0.250        0.017          0.858
5983430        1-Jul-31        $    354,729.87        41.76                                  0.250        0.017          0.358
5984822        1-Jun-31        $    648,957.33        78.65                                  0.250        0.017          0.108
5984955        1-Jul-31        $    319,768.39        74.42                                  0.250        0.017          0.608
5985437        1-Jul-31        $    304,779.26        74.39                                  0.250        0.017          0.608
5985766        1-Jun-31        $    407,414.75        80.00                                  0.250        0.017          0.733
5985789        1-Jul-31        $    422,869.86        68.26                                  0.250        0.017          0.233
5985893        1-Jul-31        $    294,758.18        43.70                                  0.250        0.017          0.000
5985931        1-Jul-31        $    680,494.59        75.67     GD 2YR                       0.250        0.017          0.483
5986202        1-Jun-31        $    367,478.86        66.91                                  0.250        0.017          0.733
5986294        1-Jul-31        $    349,733.67        57.38                                  0.250        0.017          0.358
5986300        1-Jun-31        $    366,353.56        54.37                                  0.250        0.017          0.483
5986353        1-Jul-31        $    349,733.67        84.54                      24          0.250        0.017          0.358
5986939        1-Jul-31        $     98,896.14        79.43                                  0.250        0.017          0.608
5986997        1-Aug-31        $    325,000.00        37.14                                  0.250        0.017          1.233
5987017        1-Jul-31        $    379,717.98        69.09                                  0.250        0.017          0.483
5987204        1-Jul-31        $    351,757.76        83.81                      12          0.250        0.017          0.858
5987727        1-May-31        $    329,260.67        73.33                                  0.250        0.017          0.483
5988090        1-Jul-31        $    311,262.97        70.00                                  0.250        0.017          0.358
5988367        1-Jul-31        $    439,665.19        64.71                                  0.250        0.017          0.358
5988627        1-Jun-31        $    379,419.92        62.30                                  0.250        0.017          0.358
5988814        1-Jul-31        $    529,606.66        73.00                                  0.250        0.017          0.483
5989201        1-Jul-31        $    383,208.19        71.48                                  0.250        0.017          0.358
5990212        1-Jun-31        $    678,163.18        80.00                                  0.250        0.017          0.358
5990292        1-Jul-31        $    699,453.93        51.85                                  0.250        0.017          0.233
5990899        1-Jun-31        $    313,144.61        80.00                                  0.250        0.017          0.608
5990923        1-Aug-31        $    950,000.00        40.00                                  0.250        0.017          0.108
5991154        1-Jul-31        $    353,709.82        43.49                                  0.250        0.017          0.000
5991375        1-Jul-31        $    382,223.15        75.00                                  0.250        0.017          0.608
5991604        1-Jul-31        $    418,673.14        83.80                      33          0.250        0.017          0.233
5991644        1-Jul-31        $    297,056.30        67.57                                  0.250        0.017          0.000
5991844        1-Jul-31        $    371,709.80        69.53                                  0.250        0.017          0.233
5992456        1-Aug-31        $    372,050.00        68.90                                  0.250        0.017          0.358
5993109        1-Aug-31        $    506,400.00        80.00                                  0.250        0.017          0.608
5993123        1-Jul-31        $    441,255.50        80.00                                  0.250        0.017          0.233
5993297        1-Aug-31        $    279,000.00        90.00                      24          0.250        0.017          0.733
5993497        1-Jul-31        $    359,739.44        39.56                                  0.250        0.017          0.608
5993510        1-Jul-31        $    522,312.23        78.29                                  0.250        0.017          0.608
5994145        1-Jul-21        $    376,231.37        72.49                                  0.250        0.017          0.000
5994633        1-Aug-31        $    300,000.00        50.00                                  0.250        0.017          0.233
5994697        1-Jun-31        $    599,037.51        80.00                                  0.250        0.017          0.108
5994746        1-May-31        $    291,857.37        93.77                      01          0.250        0.017          0.983
5994784        1-Jul-31        $    400,409.98        65.69                                  0.250        0.017          0.608
5994824        1-Jul-31        $    488,608.15        57.99                                  0.250        0.017          0.108
5994914        1-Aug-31        $    500,000.00        66.67                                  0.250        0.017          0.233
5994958        1-Jul-31        $    413,684.97        52.41                                  0.250        0.017          0.358
5994992        1-Jul-31        $    363,473.21        75.00     FX30YR                       0.250        0.017          0.358
5995090        1-Aug-31        $    575,000.00        52.27                                  0.250        0.017          0.483
5995218        1-Jul-31        $    352,731.39        65.37                                  0.250        0.017          0.358
5995219        1-Jul-31        $    696,969.26        75.00                                  0.250        0.017          0.358
5995255        1-Jul-31        $    549,560.17        30.56                                  0.250        0.017          0.108
5995275        1-Aug-31        $    785,000.00        62.80                                  0.250        0.017          0.233
5995392        1-Mar-31        $    293,193.87        89.97                      06          0.250        0.017          0.983
5996638        1-Jul-31        $    349,720.11        37.84     FX30YR                       0.250        0.017          0.108
5996650        1-Aug-31        $    400,000.00        57.14                                  0.250        0.017          0.608
5996790        1-Jul-31        $    499,609.94        65.36                                  0.250        0.017          0.233
5996901        1-Jun-31        $    775,843.10        79.69                                  0.250        0.017          0.483
5997002        1-Aug-31        $    400,000.00        57.14                                  0.250        0.017          0.483
5997016        1-Aug-31        $    427,226.00        70.00                                  0.250        0.017          0.233
5997034        1-Jul-31        $    324,746.46        50.00                                  0.250        0.017          0.233
5997130        1-Jul-31        $    331,764.60        53.55                                  0.250        0.017          0.483
5997633        1-Aug-31        $    468,560.00        80.00                                  0.250        0.017          0.358
5997813        1-Jul-31        $    601,518.59        70.00                                  0.250        0.017          0.108
5997862        1-Jul-31        $    516,625.80        65.86                                  0.250        0.017          0.608
5997875        1-Jul-31        $    555,576.92        80.00                                  0.250        0.017          0.358
5997993        1-Jun-31        $    299,575.15        55.05                                  0.250        0.017          0.733
5998020        1-Jul-31        $    359,732.82        50.49                                  0.250        0.017          0.483
5998492        1-Aug-31        $    350,000.00        71.44                                  0.250        0.017          0.108
5998862        1-Aug-31        $    615,000.00        75.00                                  0.250        0.017          0.858
5998902        1-Jul-31        $    349,752.98        64.81                                  0.250        0.017          0.733
5998957        1-Jun-31        $    287,592.15        64.14                                  0.250        0.017          0.733
5999150        1-Aug-31        $    425,000.00        77.27                                  0.250        0.017          0.483
5999235        1-Jul-31        $    295,780.32        80.00                                  0.250        0.017          0.483
5999273        1-Jun-31        $    327,535.50        80.00                                  0.250        0.017          0.733
5999375        1-Jul-31        $    324,776.33        65.00                                  0.250        0.017          0.858
5999484        1-Jul-31        $    505,595.36        25.30                                  0.250        0.017          0.108
5999802        1-Jul-31        $    345,207.61        73.50                                  0.250        0.017          0.483
5999819        1-Jul-31        $    399,703.14        70.18                                  0.250        0.017          0.483
6005208        1-Jul-31        $    363,749.49        42.08                                  0.250        0.017          0.858
6005337        1-Jul-31        $    758,490.72        63.25                                  0.250        0.017          0.983
6005418        1-Jun-31        $    322,132.44        80.00                                  0.250        0.017          0.108
6005977        1-Jun-31        $    397,458.74        58.23                                  0.250        0.017          0.608
6006609        1-Jul-31        $    356,707.37        70.00                                  0.250        0.017          0.000
6006752        1-Jul-31        $    314,160.76        80.00                                  0.250        0.017          0.358
6006889        1-Jul-31        $    449,540.22        72.56                                  0.250        0.017          0.108
6007171        1-Jul-31        $    387,839.60        79.99                                  0.250        0.017          0.108
6007427        1-Jun-31        $    333,913.89        79.64                                  0.250        0.017          0.233
6007541        1-Aug-31        $    479,540.00        70.52                                  0.250        0.017          0.358
6007569        1-Jul-31        $    631,506.97        70.58                                  0.250        0.017          0.233
6007738        1-Mar-31        $    361,995.90        89.98                      13          0.250        0.017          1.108
6007910        1-Jun-31        $    492,247.43        61.24                                  0.250        0.017          0.358
6008129        1-Aug-31        $    316,000.00        80.00                                  0.250        0.017          0.358
6008138        1-Aug-31        $    340,000.00        74.73                                  0.250        0.017          0.358
6008162        1-Jul-31        $    349,740.24        23.33                                  0.250        0.017          0.483
6008221        1-Jun-31        $    387,561.72        78.42                                  0.250        0.017          0.000
6008226        1-Jun-31        $    644,530.39        75.09                                  0.250        0.017          0.733
6008552        1-Jul-31        $    384,714.27        84.62                      13          0.250        0.017          0.483
6008799        1-Aug-31        $    472,300.00        65.14                                  0.250        0.017          0.233
6008853        1-Jul-31        $    352,251.20        75.00                                  0.250        0.017          0.733
6008938        1-Jul-31        $    349,733.67        56.00                                  0.250        0.017          0.358
6009074        1-Aug-31        $    282,000.00        75.00                                  0.250        0.017          0.358
6009102        1-Jul-31        $    305,761.29        80.00                                  0.250        0.017          0.233
6009527        1-Jul-31        $    335,762.85        70.00                                  0.250        0.017          0.733
6009589        1-May-31        $    413,001.42        90.00                      06          0.250        0.017          1.108
6009658        1-Jul-31        $    374,741.92        75.00                                  0.250        0.017          0.858
6009690        1-Jun-31        $    199,687.00        33.33                                  0.250        0.017          0.233
6009695        1-Aug-31        $    330,000.00        75.00                                  0.250        0.017          0.000
6009714        1-Jun-31        $    399,389.40        52.18                                  0.250        0.017          0.358
6010186        1-Aug-31        $    375,200.00        80.00                                  0.250        0.017          0.233
6010198        1-Jul-21        $    376,329.55        51.22                                  0.250        0.017          0.608
6010260        1-Jul-31        $    469,559.89        79.98                                  0.250        0.017          0.608
6010436        1-Aug-31        $    400,000.00        50.00                                  0.250        0.017          0.000
6010554        1-Jul-31        $    370,512.51        80.00                                  0.250        0.017          0.358
6010573        1-Jul-31        $    311,737.88        80.00                                  0.250        0.017          0.000
6010848        1-Jun-31        $    439,294.19        62.86                                  0.250        0.017          0.108
6011038        1-Jul-31        $    442,671.22        63.29                                  0.250        0.017          0.483
6011191        1-Jul-31        $    345,484.91        80.41                      33          0.250        0.017          0.358
6011533        1-Jul-31        $    484,630.95        64.67                                  0.250        0.017          0.358
6011537        1-Aug-31        $    300,000.00        80.00                                  0.250        0.017          0.483
6011609        1-Jul-31        $    464,609.34        82.30                      01          0.250        0.017          0.000
6011673        1-Jun-31        $    364,328.94        79.99                                  0.250        0.017          0.233
6011732        1-Jul-31        $    274,785.47        59.78                                  0.250        0.017          0.233
6012197        1-Jul-31        $    431,687.33        80.00                                  0.250        0.017          0.608
6012257        1-Jul-31        $    474,656.20        60.90                                  0.250        0.017          0.608
6012336        1-Jul-31        $    441,680.09        62.25                                  0.250        0.017          0.608
6012379        1-Jul-31        $    275,188.24        66.53                                  0.250        0.017          0.000
6012464        1-Jul-31        $    299,793.54        54.55                                  0.250        0.017          0.858
6012599        1-Jul-31        $    438,865.80        80.00                                  0.250        0.017          0.358
6012606        1-Jul-31        $    299,771.72        46.46                                  0.250        0.017          0.358
6012615        1-Jul-31        $    359,739.44        50.70                                  0.250        0.017          0.608
6012667        1-Jun-31        $    349,491.75        77.78                                  0.250        0.017          0.608
6012852        1-Jul-31        $    376,720.21        79.37                                  0.250        0.017          0.483
6013233        1-Jul-31        $    614,508.19        38.92                                  0.250        0.017          0.108
6013539        1-Jul-31        $    310,780.50        76.41                                  0.250        0.017          0.733
6013566        1-Jul-31        $    632,830.00        49.67                                  0.250        0.017          0.483
6013652        1-Jun-31        $    539,175.67        65.30                                  0.250        0.017          0.358
6013692        1-Jul-31        $    487,628.67        60.62                                  0.250        0.017          0.358
6013820        1-Jul-31        $    644,484.20        17.87                                  0.250        0.017          0.108
6013873        1-Jul-31        $    524,620.02        61.76                                  0.250        0.017          0.608
6014116        1-Aug-31        $    532,500.00        53.52                                  0.250        0.017          0.483
6014243        1-Aug-31        $    532,000.00        80.00                                  0.250        0.017          0.483
6014495        1-Jul-31        $    316,508.97        74.53                                  0.250        0.017          0.358
6014720        1-Jun-31        $    341,437.68        56.07                                  0.250        0.017          0.000
6014727        1-Jun-31        $    378,427.95        34.55                                  0.250        0.017          0.483
6014775        1-Jul-31        $    608,611.66        44.29                                  0.250        0.017          1.233
6014792        1-Jul-31        $    408,752.22        65.97                                  0.250        0.017          1.483
6014960        1-Aug-31        $    456,000.00        80.00                                  0.250        0.017          0.483
6015110        1-Jul-31        $    299,771.72        63.83                                  0.250        0.017          0.358
6015293        1-Jun-31        $    365,468.51        48.80                                  0.250        0.017          0.608
6015340        1-Aug-31        $    940,000.00        28.48                                  0.250        0.017          0.483
6015418        1-Jul-31        $    408,703.97        64.41                                  0.250        0.017          0.608
6016041        1-Jul-31        $    649,529.55        54.17                                  0.250        0.017          0.608
6016314        1-Jul-31        $    424,660.13        65.89                                  0.250        0.017          0.108
6016385        1-Aug-31        $    355,000.00        48.63                                  0.250        0.017          0.858
6016656        1-Aug-31        $    310,000.00        80.00                                  0.250        0.017          0.483
6016741        1-Aug-31        $    465,500.00        76.31     FX30YR                       0.250        0.017          0.608
6016762        1-Aug-31        $    309,600.00        90.00                      13          0.250        0.017          0.733
6017324        1-Aug-31        $    350,000.00        70.00                                  0.250        0.017          0.733
6017418        1-Jul-31        $    299,765.97        60.00                                  0.250        0.017          0.233
6017447        1-Jun-31        $    287,699.08        79.99                                  0.250        0.017          0.233
6018035        1-Jul-31        $    446,276.76        72.62                                  0.250        0.017          0.608
6018073        1-Jul-31        $    299,771.72        55.05                                  0.250        0.017          0.358
6018449        1-Jul-31        $    310,745.07        66.17                                  0.250        0.017          0.000
6018556        1-Jul-31        $    410,687.26        79.81                                  0.250        0.017          0.358
6018687        1-Jul-31        $    323,747.24        80.00                                  0.250        0.017          0.233
6018829        1-Jul-31        $    274,790.74        67.07                                  0.250        0.017          0.358
6018927        1-Jul-31        $    443,670.48        80.00                                  0.250        0.017          0.483
6019118        1-Jun-31        $    158,031.48        74.65                                  0.250        0.017          0.858
6019227        1-Mar-30        $    828,180.24        59.29                                  0.250        0.017          1.108
6019287        1-Jul-21        $    406,272.64        56.65                                  0.250        0.017          0.608
6019453        1-Jul-31        $    499,655.90        50.00                                  0.250        0.017          0.858
6019609        1-Jul-31        $    384,728.27        77.00                                  0.250        0.017          0.733
6019649        1-Jul-31        $    439,665.19        40.00                                  0.250        0.017          0.358
6019741        1-Jul-31        $    462,856.23        80.00                                  0.250        0.017          0.483
6019859        1-Jun-31        $    383,495.92        80.00                                  0.250        0.017          1.108
6020016        1-Aug-31        $    500,000.00        80.00                                  0.250        0.017          0.733
6020043        1-Jul-31        $    395,675.40        80.00                                  0.250        0.017          0.000
6020237        1-Jul-31        $    355,700.91        66.42                                  0.250        0.017          0.000
6020322        1-Jul-31        $    695,483.46        54.61                                  0.250        0.017          0.483
6020345        1-Jul-31        $    429,638.74        56.21                                  0.250        0.017          0.000
6020464        1-Jul-31        $    429,656.14        59.72                                  0.250        0.017          0.108
6020484        1-Jul-31        $    626,868.29        76.69                                  0.250        0.017          0.858
6020583        1-Jul-31        $    404,706.87        32.40                                  0.250        0.017          0.608
6020674        1-Jul-31        $    371,716.93        80.00                                  0.250        0.017          0.358
6020730        1-Jul-31        $    532,642.36        29.61                                  0.250        0.017          0.983
6021264        1-Apr-31        $    362,788.66        79.61                                  0.250        0.017          0.858
6021535        1-Jul-31        $    649,467.20        68.42                                  0.250        0.017          0.000
6021615        1-Jul-31        $    575,023.51        73.30     GD 3YR                       0.250        0.017          0.608
6021747        1-Jul-31        $    359,732.82        73.47                                  0.250        0.017          0.483
6021925        1-Jul-31        $    430,960.64        75.00                                  0.250        0.017          0.983
6022046        1-Jun-31        $    409,005.21        80.00                                  0.250        0.017          0.608
6022058        1-Aug-31        $    275,000.00        58.51                                  0.250        0.017          0.233
6022076        1-Aug-31        $    410,000.00        67.21                                  0.250        0.017          0.233
6022190        1-Jun-31        $    437,096.80        59.19                                  0.250        0.017          0.108
6022425        1-Aug-31        $    359,702.00        65.40                                  0.250        0.017          0.858
6022713        1-May-31        $    373,140.98        85.00                      06          0.250        0.017          0.358
6022737        1-Aug-31        $    380,000.00        76.00                                  0.250        0.017          0.483
6023051        1-May-31        $    325,935.03        72.89                                  0.250        0.017          0.233
6023056        1-Jul-31        $    429,638.74        75.70                                  0.250        0.017          0.000
6023116        1-Jul-31        $    409,703.25        49.40                                  0.250        0.017          0.608
6023138        1-Jul-31        $    459,632.14        53.49                                  0.250        0.017          0.108
6023156        1-Jul-31        $    328,517.97        63.83                                  0.250        0.017          0.733
6023216        1-Apr-31        $    321,406.88        75.00                                  0.250        0.017          0.000
6023247        1-Apr-31        $    473,134.68        72.52                                  0.250        0.017          0.358
6023349        1-Apr-31        $    314,079.29        75.00                                  0.250        0.017          0.608
6023590        1-Apr-31        $    473,540.87        85.27                      06          0.250        0.017          0.358
6023767        1-Jul-31        $    303,779.97        80.00                                  0.250        0.017          0.608
6023878        1-Jun-31        $    323,529.51        80.00                                  0.250        0.017          0.608
6023946        1-Aug-31        $    376,000.00        79.85                                  0.250        0.017          0.858
6024407        1-Jul-31        $    294,807.03        69.91                                  0.250        0.017          1.108
6024489        1-Jul-31        $    649,541.24        54.17                                  0.250        0.017          0.733
6024514        1-Jul-31        $    367,212.92        80.00                                  0.250        0.017          0.233
6024545        1-Jul-31        $    574,551.44        79.32                                  0.250        0.017          0.233
6024963        1-May-31        $    339,159.02        55.74                                  0.250        0.017          0.000
6025018        1-May-31        $    588,576.15        28.10                                  0.250        0.017          0.108
6025037        1-Aug-31        $    376,000.00        80.00                                  0.250        0.017          0.858
6025082        1-Feb-31        $    313,644.33        76.83                                  0.250        0.017          0.733
6025336        1-Jun-31        $    499,197.93        68.49                                  0.250        0.017          0.108
6025549        1-Aug-31        $    440,000.00        77.19                                  0.250        0.017          0.483
6025627        1-Aug-31        $    375,000.00        75.00                                  0.250        0.017          0.358
6025770        1-Jul-31        $    399,088.43        79.16                                  0.250        0.017          0.233
6025799        1-Aug-31        $    336,932.00        80.00                                  0.250        0.017          0.483
6026150        1-Aug-31        $    560,000.00        72.26                                  0.250        0.017          0.608
6026258        1-Jul-31        $    307,771.41        80.00                                  0.250        0.017          0.483
6026264        1-Jul-31        $    734,412.22        35.40                                  0.250        0.017          0.108
6026313        1-Jul-31        $    339,771.87        80.00                                  0.250        0.017          0.983
6026429        1-Jul-31        $    419,688.29        69.31                                  0.250        0.017          0.483
6026481        1-Jul-31        $    315,277.31        65.05                                  0.250        0.017          0.733
6026523        1-Jul-31        $    429,664.56        66.67                                  0.250        0.017          0.233
6026725        1-Jul-31        $    399,694.63        69.57                                  0.250        0.017          0.358
6026905        1-Jul-31        $    362,537.41        80.00                                  0.250        0.017          0.608
6026938        1-Jul-31        $    447,067.96        69.91                                  0.250        0.017          0.483
6027167        1-Aug-31        $    446,400.00        79.70                                  0.250        0.017          0.608
6027184        1-Jul-31        $    349,733.67        70.00                                  0.250        0.017          0.358
6027338        1-Jul-31        $    449,674.30        67.57                                  0.250        0.017          0.608
6027345        1-Jul-31        $    499,628.92        57.57                                  0.250        0.017          0.483
6027643        1-Jul-31        $    317,763.99        74.82                                  0.250        0.017          0.483
6027656        1-Jul-31        $    349,740.24        66.04                                  0.250        0.017          0.483
6027810        1-Jul-31        $    348,684.47        80.00                                  0.250        0.017          0.358
6028048        1-Jun-31        $    358,478.68        74.79                                  0.250        0.017          0.608
6028358        1-Aug-31        $    312,000.00        78.99                                  0.250        0.017          0.608
6028483        1-Jul-31        $    389,695.76        79.67                                  0.250        0.017          0.233
6028580        1-Jul-31        $    445,918.81        75.00                                  0.250        0.017          0.483
6028595        1-Jul-31        $    347,242.10        51.87                                  0.250        0.017          0.483
6028700        1-Jul-31        $    521,122.56        70.00                                  0.250        0.017          0.608
6028739        1-Jun-31        $    534,242.36        70.05                                  0.250        0.017          0.733
6028859        1-Aug-31        $    356,000.00        80.00                                  0.250        0.017          0.358
6029023        1-Aug-31        $    300,000.00        66.67                                  0.250        0.017          0.608
6029087        1-Jul-31        $    339,734.77        51.91                                  0.250        0.017          0.233
6029251        1-Jul-31        $    524,600.51        62.50                                  0.250        0.017          0.358
6029673        1-Jul-31        $    363,723.02        80.00                                  0.250        0.017          0.358
6029693        1-Aug-31        $    336,450.00        80.00                                  0.250        0.017          0.000
6029738        1-Jul-31        $    463,672.51        80.00                                  0.250        0.017          0.733
6029786        1-Jul-31        $    131,909.15        75.00                                  0.250        0.017          0.858
6029837        1-May-31        $    482,666.22        75.00                                  0.250        0.017          0.483
6029967        1-Jul-31        $    422,509.03        70.00                                  0.250        0.017          0.858
6030211        1-Aug-31        $    534,700.00        76.39                                  0.250        0.017          0.000
6030355        1-Jun-31        $    359,502.87        53.73                                  0.250        0.017          0.858
6030368        1-Aug-31        $    405,000.00        73.64                                  0.250        0.017          0.858
6030379        1-Jul-31        $    323,016.04        75.00                                  0.250        0.017          0.608
6030397        1-May-31        $    294,554.94        90.00                      33          0.250        0.017          0.608
6030468        1-Aug-31        $    367,000.00        79.78                                  0.250        0.017          0.858
6030499        1-Aug-31        $    640,000.00        80.00                                  0.250        0.017          0.483
6030504        1-Aug-31        $    370,000.00        45.96                                  0.250        0.017          0.483
6030516        1-Jun-31        $    339,480.97        53.21                                  0.250        0.017          0.358
6030833        1-Jun-31        $    424,398.14        43.81                                  0.250        0.017          0.733
6030893        1-Jun-31        $    349,504.36        50.00                                  0.250        0.017          0.733
6030952        1-Jul-31        $    448,167.15        67.44                                  0.250        0.017          0.483
6030988        1-Jul-31        $    354,723.06        59.66                                  0.250        0.017          0.233
6031080        1-Jul-31        $    387,704.76        79.18                                  0.250        0.017          0.358
6031571        1-Aug-31        $    282,000.00        72.31                                  0.250        0.017          0.233
6031723        1-Aug-31        $    364,000.00        66.18                                  0.250        0.017          0.358
6031739        1-Aug-31        $    464,000.00        80.00                                  0.250        0.017          0.608
6031845        1-Jul-31        $    437,206.45        43.75                                  0.250        0.017          0.983
6031961        1-Aug-31        $    331,000.00        78.62                                  0.250        0.017          0.358
6032270        1-Aug-31        $    472,705.00        24.24                                  0.250        0.017          0.733
6032473        1-Aug-31        $    490,000.00        55.06                                  0.250        0.017          0.483
6033041        1-Jul-31        $    344,743.96        60.85                                  0.250        0.017          0.483
6033159        1-Jul-31        $    320,749.59        73.79                                  0.250        0.017          0.233
6033255        1-Apr-31        $    314,431.14        79.85                                  0.250        0.017          0.358
6033414        1-Aug-31        $    335,700.00        90.00                      33          0.250        0.017          0.483
6033454        1-Jul-31        $    649,517.61        79.52                                  0.250        0.017          0.483
6033521        1-Jul-31        $    412,178.21        75.00                                  0.250        0.017          0.233
6033574        1-Jul-31        $    386,333.07        80.00                                  0.250        0.017          0.483
6033576        1-Jul-31        $    649,492.93        48.15                                  0.250        0.017          0.233
6033582        1-Jul-31        $    496,631.15        70.00                                  0.250        0.017          0.483
6033686        1-Jul-31        $    365,699.99        36.60                                  0.250        0.017          0.000
6033752        1-Jul-31        $    347,283.75        64.44                                  0.250        0.017          0.858
6033897        1-Aug-31        $    305,000.00        78.21                                  0.250        0.017          0.483
6034427        1-Jul-31        $    347,728.52        80.00                                  0.250        0.017          0.233
6034432        1-Jul-31        $    370,710.59        70.00                                  0.250        0.017          0.233
6034560        1-Jul-31        $    349,752.97        77.78                                  0.250        0.017          0.733
6034721        1-Jul-31        $    447,675.75        80.00                                  0.250        0.017          0.608
6034814        1-Jun-31        $    574,993.56        72.03                                  0.250        0.017          1.108
6034826        1-Jul-31        $    327,737.70        80.00                                  0.250        0.017          0.108
6034860        1-Aug-31        $    324,000.00        80.00                                  0.250        0.017          0.358
6035072        1-Aug-31        $    311,250.00        75.00                                  0.250        0.017          0.733
6035135        1-Aug-31        $    331,400.00        61.37                                  0.250        0.017          0.233
6035148        1-Aug-31        $    337,000.00        68.78                                  0.250        0.017          0.858
6035200        1-Jul-31        $    497,647.10        73.53                                  0.250        0.017          0.733
6035208        1-Jul-31        $    329,349.20        80.00                                  0.250        0.017          0.358
6035245        1-Jun-31        $    438,927.46        80.00                                  0.250        0.017          0.733
6035254        1-Jul-31        $    354,723.06        79.42                                  0.250        0.017          0.233
6035381        1-Jul-31        $    474,620.14        30.65                                  0.250        0.017          0.108
6035386        1-Aug-31        $    330,000.00        60.00                                  0.250        0.017          0.608
6035433        1-Jul-31        $    349,713.11        46.67                                  0.250        0.017          0.000
6035645        1-Jul-31        $    399,623.20        79.98                                  0.250        0.017          0.483
6035804        1-Jul-31        $    649,480.20        67.36                                  0.250        0.017          0.108
6035971        1-Jun-31        $    405,395.50        80.00                                  0.250        0.017          0.483
6036036        1-Aug-31        $    455,000.00        63.46                                  0.250        0.017          0.233
6036157        1-Jul-31        $    599,543.44        77.22                                  0.250        0.017          0.358
6036293        1-Aug-31        $    313,000.00        57.43                                  0.250        0.017          0.233
6036382        1-Jul-31        $    359,739.44        57.14                                  0.250        0.017          0.608
6036407        1-Jul-31        $    429,111.88        29.11                                  0.250        0.017          0.983
6036436        1-Aug-31        $    315,000.00        70.00                                  0.250        0.017          0.608
6036451        1-Aug-31        $    309,000.00        52.82                                  0.250        0.017          0.608
6036805        1-Aug-31        $    365,600.00        80.00                                  0.250        0.017          0.233
6036828        1-Jul-31        $    449,674.30        49.18                                  0.250        0.017          0.608
6036857        1-Aug-31        $    393,750.00        76.75                                  0.250        0.017          0.358
6036875        1-Aug-31        $    387,000.00        30.96                                  0.250        0.017          0.358
6036878        1-Jul-31        $    406,682.50        47.88                                  0.250        0.017          0.233
6037041        1-Jul-31        $    364,715.26        56.15                                  0.250        0.017          0.233
6037264        1-Jul-31        $    420,337.81        79.99                                  0.250        0.017          0.483
6037279        1-Jul-31        $    413,900.22        79.99                                  0.250        0.017          0.608
6037428        1-Jun-31        $    395,249.08        75.41                                  0.250        0.017          0.000
6037481        1-Jun-31        $    414,533.97        80.00                                  0.250        0.017          0.108
6037542        1-Jul-31        $    999,200.31        50.00                                  0.250        0.017          0.108
6037587        1-Aug-31        $    317,000.00        88.80                      33          0.250        0.017          0.733
6037872        1-Jul-31        $    292,288.29        90.00                      24          0.250        0.017          0.608
6037914        1-Jun-31        $    349,079.48        80.00                                  0.250        0.017          0.483
6037937        1-Aug-31        $    295,000.00        74.12                                  0.250        0.017          0.358
6037982        1-Jun-31        $    413,352.13        67.87                                  0.250        0.017          0.233
6038009        1-Jun-31        $    403,398.47        80.00                                  0.250        0.017          0.483
6038015        1-Aug-31        $    350,000.00        54.26                                  0.250        0.017          0.733
6038104        1-Aug-31        $    358,000.00        68.39                                  0.250        0.017          0.108
6038117        1-Aug-31        $    900,000.00        69.23                                  0.250        0.017          0.733
6038123        1-Jul-31        $    599,543.44        67.80                                  0.250        0.017          0.358
6038230        1-Aug-31        $    292,000.00        80.00                                  0.250        0.017          0.483
6038265        1-Aug-31        $    430,000.00        53.75                                  0.250        0.017          0.858
6038318        1-May-31        $    416,128.05        79.62                                  0.250        0.017          0.858
6038350        1-Jun-31        $    304,522.70        70.93                                  0.250        0.017          0.233
6038453        1-Jul-31        $    349,752.98        79.10                                  0.250        0.017          0.733
6038490        1-Aug-31        $    338,000.00        74.29                                  0.250        0.017          0.483
6038690        1-Jul-31        $    499,638.11        53.94                                  0.250        0.017          0.608
6038872        1-Aug-31        $    305,000.00        56.48                                  0.250        0.017          0.483
6039030        1-Aug-31        $    450,000.00        57.03                                  0.250        0.017          0.483
6039145        1-Jun-31        $    542,940.40        75.00                                  0.250        0.017          0.483
6039289        1-Jul-31        $    386,590.22        38.74                                  0.250        0.017          0.108
6039385        1-Jul-31        $    402,193.73        67.08                                  0.250        0.017          0.358
6039394        1-Jun-31        $    359,450.44        42.65                                  0.250        0.017          0.358
6039513        1-Jul-31        $    297,789.67        78.42                                  0.250        0.017          0.733
6039554        1-Jul-31        $    622,060.64        67.30                                  0.250        0.017          0.733
6039679        1-Jul-31        $    304,262.46        70.00                                  0.250        0.017          0.233
6039749        1-Aug-31        $    327,000.00        54.50                                  0.250        0.017          0.358
6039805        1-Jun-31        $    349,504.36        73.07                                  0.250        0.017          0.733
6039876        1-Jul-31        $    322,298.38        75.01                                  0.250        0.017          0.233
6039909        1-Jul-31        $    449,666.03        74.38                                  0.250        0.017          0.483
6039915        1-Jul-31        $    399,695.63        53.33                                  0.250        0.017          0.358
6040033        1-Jul-31        $    343,669.25        80.00                                  0.250        0.017          0.983
6040413        1-Jul-31        $    318,163.70        80.00                                  0.250        0.017          0.483
6040541        1-Jul-31        $    326,669.28        76.02                                  0.250        0.017          0.733
6040665        1-Jul-31        $    381,194.92        70.00                                  0.250        0.017          0.108
6040826        1-Jul-31        $    381,237.46        80.00                                  0.250        0.017          0.858
6040831        1-Jul-31        $    347,464.96        80.00                                  0.250        0.017          0.000
6040860        1-Jul-31        $    304,779.26        70.77                                  0.250        0.017          0.608
6040978        1-Aug-31        $    401,000.00        71.61                                  0.250        0.017          0.108
6041212        1-Aug-31        $    600,000.00        75.00                                  0.250        0.017          0.483
6041245        1-Aug-31        $    446,500.00        55.12                                  0.250        0.017          0.733
6041251        1-Jun-31        $    499,217.56        79.37                                  0.250        0.017          0.233
6041273        1-Jul-31        $    328,373.86        80.00                                  0.250        0.017          0.858
6041332        1-Jun-31        $    307,541.41        80.00                                  0.250        0.017          0.483
6041371        1-Jul-31        $    351,725.40        67.05                                  0.250        0.017          0.233
6041617        1-Jul-31        $    474,673.11        43.18                                  0.250        0.017          0.858
6041647        1-Aug-31        $    376,000.00        80.00                                  0.250        0.017          0.233
6041772        1-Jul-31        $    382,629.75        73.63                                  0.250        0.017          0.733
6041939        1-Jul-31        $    349,027.51        70.00                                  0.250        0.017          0.233
6041997        1-Jul-31        $    300,737.59        89.99                      11          0.250        0.017          0.733
7846134        1-May-31        $    648,352.35        43.33                                  0.250        0.017          0.000
7959347        1-Jun-31        $    370,474.61        79.78                                  0.250        0.017          0.733
8016205        1-May-31        $    378,638.41        90.00                      12          0.250        0.017          0.358
8042309        1-May-31        $    522,735.43        80.00                                  0.250        0.017          0.108
8066397        1-Mar-30        $    299,460.29        80.00                                  0.250        0.017          0.858
8087667        1-Jun-31        $    543,169.58        80.00                                  0.250        0.017          0.358
8093083        1-Jun-31        $    308,539.93        75.74                                  0.250        0.017          0.483
8114784        1-Jun-31        $    434,302.20        63.41                                  0.250        0.017          0.108
8126998        1-Jun-31        $    323,529.51        90.00                      13          0.250        0.017          0.608
8130107        1-Jun-31        $    411,371.08        80.00                                  0.250        0.017          0.358
8131206        1-Aug-31        $    316,000.00        80.00                                  0.250        0.017          0.608
8132305        1-Jul-30        $    376,374.99        76.77                                  0.250        0.017          0.733
8138791        1-May-31        $    440,318.57        79.99                                  0.250        0.017          0.000
8158046        1-Jun-31        $    426,135.28        77.59                                  0.250        0.017          0.608
8166679        1-Jul-31        $    351,751.56        80.00                                  0.250        0.017          0.733
8174241        1-Jul-31        $    499,600.16        72.99                                  0.250        0.017          0.108
8175957        1-Jun-31        $    556,705.55        80.00                                  0.250        0.017          0.108
8177542        1-Jul-31        $    349,740.25        70.71                                  0.250        0.017          0.483
8191987        1-Jun-31        $    567,111.14        80.00                                  0.250        0.017          0.233
8195674        1-Jun-31        $    401,617.54        80.00                                  0.250        0.017          0.608
8206379        1-Jul-31        $    423,660.93        80.00                                  0.250        0.017          0.108
8211942        1-Jul-31        $    455,626.22        72.96                                  0.250        0.017          0.000
8219295        1-Jun-31        $    329,508.65        75.00                                  0.250        0.017          0.483
8222117        1-Jul-31        $    319,762.51        75.43                                  0.250        0.017          0.483
8238664        1-Jun-31        $    409,389.54        63.08                                  0.250        0.017          0.483
8239361        1-Jun-31        $    302,587.39        95.00                      12          0.250        0.017          0.358
8240193        1-Jun-31        $    399,419.16        67.74                                  0.250        0.017          0.608
8240538        1-Jun-31        $    597,290.34        80.00                                  0.250        0.017          0.108
8246447        1-Jun-31        $    400,057.23        79.99                                  0.250        0.017          0.108
8252011        1-May-31        $    339,199.48        62.39                                  0.250        0.017          0.233
8259990        1-May-31        $    322,198.27        89.46                      12          0.250        0.017          0.358
8260786        1-Jun-31        $    380,742.23        80.00                                  0.250        0.017          0.608
8273218        1-Jun-31        $    497,001.47        80.00                                  0.250        0.017          0.108
8274774        1-Jul-31        $    352,231.78        70.50                                  0.250        0.017          0.358
8282869        1-Jun-31        $    567,512.52        79.97                                  0.250        0.017          0.233
8297415        1-Jun-31        $    399,374.03        65.44                                  0.250        0.017          0.233
8308474        1-Jun-31        $    449,313.06        56.96                                  0.250        0.017          0.358
8318162        1-Jul-31        $    310,557.55        79.98                                  0.250        0.017          0.233
8322193        1-Jun-31        $    363,929.60        90.00                      01          0.250        0.017          0.233
8323713        1-May-31        $    301,271.18        37.75                                  0.250        0.017          0.108
8325818        1-Oct-30        $    644,868.72        47.24                                  0.250        0.017          0.608
8333202        1-Jun-31        $    648,904.71        55.08                                  0.250        0.017          0.000
8341118        1-Jul-31        $    399,703.14        56.52                                  0.250        0.017          0.483
8352651        1-Jun-31        $    296,958.94        80.00                                  0.250        0.017          0.000
8358998        1-Apr-31        $    498,425.50        65.34                                  0.250        0.017          0.233
8360013        1-Jun-31        $    370,347.75        79.99                                  0.250        0.017          0.483
8367689        1-Jun-31        $    372,016.92        80.00                                  0.250        0.017          0.233
8371840        1-May-31        $    446,971.04        80.00                                  0.250        0.017          0.358
8374014        1-Jul-31        $    635,777.81        80.00                                  0.250        0.017          0.483
8375257        1-Jun-31        $    281,490.64        80.00                                  0.250        0.017          0.608
8378443        1-Apr-31        $    382,849.35        80.00                                  0.250        0.017          0.483
8381674        1-Jul-31        $    342,339.31        79.99                                  0.250        0.017          0.358
8382197        1-Jun-31        $    599,084.09        69.40                                  0.250        0.017          0.358
8382823        1-May-31        $    312,016.71        79.96                                  0.250        0.017          0.608
8385564        1-May-31        $    319,318.06        80.00                                  0.250        0.017          0.733
8388441        1-Jul-31        $    400,476.49        70.00                                  0.250        0.017          0.108
8389273        1-Apr-31        $    330,142.73        80.00                                  0.250        0.017          0.358
8408979        1-Mar-31        $    398,605.41        67.47                                  0.250        0.017          0.858
8411891        1-May-31        $    381,052.54        76.08                                  0.250        0.017          0.358
8412498        1-Jul-31        $    349,752.98        77.78                                  0.250        0.017          0.733
8418739        1-Jun-31        $    291,496.91        79.98                                  0.250        0.017          0.858
8421088        1-Apr-31        $    398,771.26        30.77                                  0.250        0.017          0.358
8422583        1-Jun-31        $    763,678.99        61.20                                  0.250        0.017          0.000
8434298        1-Jul-31        $    464,863.25        79.99                                  0.250        0.017          0.000
8436300        1-Aug-31        $    400,000.00        66.67                                  0.250        0.017          0.233
8436729        1-Jun-31        $    399,358.36        60.61                                  0.250        0.017          0.108
8438027        1-Jun-31        $    998,435.10        63.25                                  0.250        0.017          0.233
8442607        1-Apr-31        $    318,561.95        90.50                      01          0.250        0.017          0.858
8461901        1-Jun-31        $    390,617.53        80.00                                  0.250        0.017          0.483
8463568        1-Feb-31        $    348,530.83        70.00                                  0.250        0.017          0.858
8463581        1-Feb-31        $    387,084.55        80.00                                  0.250        0.017          0.608
8466305        1-Jul-31        $    361,538.65        79.70                                  0.250        0.017          0.108
8471276        1-May-31        $    291,655.83        80.00                                  0.250        0.017          0.000
8474034        1-Jun-31        $    499,236.74        58.89                                  0.250        0.017          0.358
8480611        1-Jun-31        $    550,400.11        69.55                                  0.250        0.017          0.000
8481701        1-Jul-31        $    335,744.33        73.04                                  0.250        0.017          0.358
8483277        1-Mar-31        $    378,607.24        53.90                                  0.250        0.017          0.608
8490285        1-Feb-31        $    509,469.15        79.91                                  0.250        0.017          0.483
8491487        1-Apr-31        $    498,456.33        65.79                                  0.250        0.017          0.358
8495828        1-Jul-31        $    459,649.97        57.50                                  0.250        0.017          0.358
8496956        1-Jun-31        $    319,511.52        67.37                                  0.250        0.017          0.358
8497156        1-Mar-31        $    288,289.45        90.14                      06          0.250        0.017          0.608
8497769        1-Jul-31        $    346,922.35        80.00                                  0.250        0.017          0.108
8503204        1-Jun-31        $    664,034.32        72.60                                  0.250        0.017          0.608
8504281        1-Apr-31        $    317,841.34        75.00                                  0.250        0.017          0.733
8506245        1-Jun-31        $    315,529.49        86.87                      01          0.250        0.017          0.483
8510046        1-Jun-31        $    374,313.95        80.00                                  0.250        0.017          0.108
8513221        1-Apr-31        $    464,591.23        69.70                                  0.250        0.017          0.483
8513953        1-Jul-31        $    555,587.37        80.00                                  0.250        0.017          0.483
8514365        1-Jun-31        $    417,811.92        78.91                                  0.250        0.017          0.000
8523574        1-Mar-31        $    462,212.81        80.00                                  0.250        0.017          0.358
8532366        1-Jul-31        $    567,578.46        78.89                                  0.250        0.017          0.483
8537637        1-Jun-31        $    387,464.21        80.00                                  0.250        0.017          0.858
8539602        1-Jul-31        $    391,701.72        80.00                                  0.250        0.017          0.358
8540617        1-Jul-31        $    279,792.20        70.00                                  0.250        0.017          0.483
8540642        1-Jun-31        $    280,347.29        90.00                      01          0.250        0.017          0.608
8548318        1-Jun-31        $    399,374.03        44.94                                  0.250        0.017          0.233
8548952        1-Apr-31        $    205,700.43        39.90                                  0.250        0.017          0.608
8548963        1-Jun-31        $    484,277.87        34.64                                  0.250        0.017          0.483
8552306        1-May-31        $    379,148.64        65.52                                  0.250        0.017          0.483
8554187        1-Jun-31        $    299,553.33        47.18                                  0.250        0.017          0.483
8555671        1-Jul-31        $    360,517.54        80.00                                  0.250        0.017          0.233
8557131        1-May-31        $    383,073.28        80.00                                  0.250        0.017          0.108
8557320        1-Jun-31        $    423,352.76        80.00                                  0.250        0.017          0.358
8557587        1-Jul-31        $    442,154.81        75.00                                  0.250        0.017          0.233
8559470        1-Apr-31        $    298,546.51        48.68                                  0.250        0.017          0.733
8561360        1-Jun-31        $    454,214.31        66.42                                  0.250        0.017          0.000
8562181        1-Jun-31        $    399,358.36        59.26                                  0.250        0.017          0.108
8562756        1-Mar-31        $    308,806.01        74.70                                  0.250        0.017          0.358
8568104        1-Jun-31        $    399,349.89        80.00                                  0.250        0.017          0.608
8568624        1-Jul-31        $    424,692.40        59.61                                  0.250        0.017          0.608
8572787        1-May-31        $    318,927.49        71.91                                  0.250        0.017          0.000
8573904        1-Jun-31        $    836,103.25        64.41                                  0.250        0.017          0.483
8577365        1-Jun-31        $    349,452.27        48.61                                  0.250        0.017          0.233
8578202        1-Jun-31        $    514,118.00        62.13                                  0.250        0.017          0.233
8578828        1-Jun-31        $    326,448.98        49.55                                  0.250        0.017          0.000
8581111        1-Jun-31        $    649,032.21        43.33                                  0.250        0.017          0.483
8581629        1-Jun-31        $    841,323.75        65.00                                  0.250        0.017          0.108
8581933        1-Jul-31        $    319,737.70        80.00                                  0.250        0.017          0.000
8583480        1-Jul-31        $    284,760.56        75.00                                  0.250        0.017          0.000
8587927        1-May-31        $    305,678.59        80.00                                  0.250        0.017          0.233
8588690        1-May-31        $    374,180.56        56.65                                  0.250        0.017          0.608
8589968        1-Jun-31        $    363,194.74        75.00                                  0.250        0.017          0.358
8591803        1-May-31        $    517,085.95        60.63                                  0.250        0.017          0.000
8592266        1-May-31        $    702,345.46        65.00                                  0.250        0.017          0.233
8592422        1-Jun-31        $    432,339.03        57.05                                  0.250        0.017          0.358
8593412        1-Jun-31        $    311,534.46        80.00                                  0.250        0.017          0.483
8593426        1-Jun-31        $    351,462.66        80.00                                  0.250        0.017          0.358
8593910        1-Jun-31        $    317,913.95        80.00                                  0.250        0.017          0.358
8594153        1-Jul-31        $    414,891.86        80.00                                  0.250        0.017          0.483
8594372        1-Jun-31        $    499,273.92        77.45                                  0.250        0.017          0.608
8596191        1-Apr-31        $    628,112.16        76.83                                  0.250        0.017          0.483
8596206        1-Apr-31        $    462,677.28        80.00                                  0.250        0.017          0.733
8596544        1-Jun-31        $    347,518.71        79.99                                  0.250        0.017          0.358
8597457        1-May-31        $    329,242.04        66.00                                  0.250        0.017          0.358
8598097        1-May-31        $    314,311.68        75.36                                  0.250        0.017          0.608
8599834        1-May-31        $    635,500.22        70.00                                  0.250        0.017          0.233
8601702        1-Jun-31        $    552,134.62        42.54                                  0.250        0.017          0.233
8602889        1-Jun-31        $    299,553.33        80.00                                  0.250        0.017          0.483
8602900        1-Jul-31        $    449,648.96        73.77                                  0.250        0.017          0.233
8603535        1-Jun-31        $    524,198.59        70.00                                  0.250        0.017          0.358
8604122        1-May-31        $    294,370.49        75.64                                  0.250        0.017          0.733
8604147        1-Jun-31        $    589,099.36        48.16                                  0.250        0.017          0.358
8605021        1-Apr-31        $    314,849.88        77.07                                  0.250        0.017          0.108
8605090        1-Apr-31        $    438,579.98        80.00                                  0.250        0.017          0.108
8605535        1-Jun-31        $    471,738.79        80.00                                  0.250        0.017          0.358
8605868        1-Jul-31        $    319,768.39        80.00                                  0.250        0.017          0.608
8606130        1-Jun-31        $    502,152.42        59.88                                  0.250        0.017          0.000
8606938        1-Jun-31        $    380,853.35        95.00                      01          0.250        0.017          0.858
8608017        1-Apr-31        $    322,089.24        79.72                                  0.250        0.017          1.483
8608471        1-May-31        $    367,052.18        80.00                                  0.250        0.017          0.358
8608510        1-Jun-31        $    560,036.23        80.00                                  0.250        0.017          0.233
8608959        1-Jun-31        $    998,314.94        35.71                                  0.250        0.017          0.000
8609766        1-Jul-31        $    489,627.15        47.12                                  0.250        0.017          0.358
8609886        1-Jun-31        $    649,007.76        65.00                                  0.250        0.017          0.358
8610387        1-Jun-31        $    776,812.38        51.87                                  0.250        0.017          0.358
8612217        1-Jun-31        $    479,210.80        56.47                                  0.250        0.017          0.000
8612759        1-Jun-31        $    419,405.23        80.00                                  0.250        0.017          0.733
8613823        1-Jun-31        $    444,346.67        80.00                                  0.250        0.017          0.358
8614259        1-May-31        $    304,245.58        68.54                                  0.250        0.017          0.000
8615230        1-May-31        $    535,638.79        79.79                                  0.250        0.017          0.000
8615930        1-May-31        $    282,852.18        79.00                                  0.250        0.017          0.483
8617432        1-May-31        $    498,822.78        71.94                                  0.250        0.017          0.233
8617518        1-Jun-21        $    298,862.21        48.00                                  0.250        0.017          0.108
8617769        1-May-31        $    648,507.06        74.10                                  0.250        0.017          0.358
8617851        1-Jun-31        $    499,309.54        70.92                                  0.250        0.017          0.858
8618757        1-Jun-31        $    453,080.30        66.50                                  0.250        0.017          0.358
8619606        1-Jun-31        $    399,374.03        50.00                                  0.250        0.017          0.233
8620417        1-Jun-31        $    778,895.40        65.00                                  0.250        0.017          0.733
8621017        1-May-31        $    418,986.40        53.50                                  0.250        0.017          0.108
8621613        1-May-31        $    327,246.66        76.28                                  0.250        0.017          0.358
8621673        1-Jun-31        $    533,184.83        64.73                                  0.250        0.017          0.358
8621859        1-Jun-31        $    453,121.25        80.00                                  0.250        0.017          0.358
8622155        1-Jul-31        $    374,489.64        68.18                                  0.250        0.017          0.108
8622349        1-May-31        $    361,147.68        80.00                                  0.250        0.017          0.233
8622544        1-May-31        $    433,999.77        80.00                                  0.250        0.017          0.000
8623790        1-May-31        $    463,011.19        74.24                                  0.250        0.017          0.733
8624178        1-Jul-31        $    308,599.08        74.60                                  0.250        0.017          0.233
8625023        1-Jun-31        $    314,519.14        66.32                                  0.250        0.017          0.358
8626409        1-Jun-31        $    311,431.89        80.00                                  0.250        0.017          0.233
8626893        1-Jun-31        $    883,615.06        69.36                                  0.250        0.017          0.233
8627286        1-Jun-31        $    349,438.57        70.00                                  0.250        0.017          0.108
8629970        1-May-31        $    449,064.84        76.27                                  0.250        0.017          0.858
8630010        1-May-31        $    492,163.95        78.57                                  0.250        0.017          0.000
8630679        1-May-31        $    399,034.68        65.79                                  0.250        0.017          0.108
8630883        1-Jun-31        $    394,865.56        70.00                                  0.250        0.017          0.108
8631009        1-Jun-31        $    310,936.36        79.85                                  0.250        0.017          0.483
8631090        1-May-31        $    343,240.45        69.14                                  0.250        0.017          0.000
8631452        1-Jun-31        $    473,258.23        78.35                                  0.250        0.017          0.233
8631548        1-Jun-31        $    512,098.66        67.63                                  0.250        0.017          0.000
8631619        1-Jun-31        $    848,669.83        42.50                                  0.250        0.017          0.233
8632131        1-Jun-31        $    509,347.34        60.00                                  0.250        0.017          1.233
8632930        1-Jun-31        $    299,548.59        64.52                                  0.250        0.017          0.483
8634135        1-May-31        $    308,042.15        90.00                      13          0.250        0.017          0.733
8634788        1-Jun-31        $    594,091.72        74.38                                  0.250        0.017          0.358
8634892        1-Jun-31        $    449,329.97        78.26                                  0.250        0.017          0.483
8635101        1-Jun-31        $    349,465.72        60.34                                  0.250        0.017          0.358
8636278        1-Jun-31        $    371,388.36        80.00                                  0.250        0.017          0.000
8636596        1-Jun-31        $    778,694.20        65.00                                  0.250        0.017          0.233
8637384        1-May-31        $    349,235.20        72.16                                  0.250        0.017          0.608
8637891        1-Jun-31        $    340,466.37        65.58                                  0.250        0.017          0.233
8638013        1-Jul-31        $    331,747.38        80.00                                  0.250        0.017          0.358
8638343        1-May-31        $    448,966.42        56.25                                  0.250        0.017          0.358
8639244        1-Jul-31        $    363,723.02        80.00                                  0.250        0.017          0.358
8640317        1-Jun-31        $    438,854.85        45.36                                  0.250        0.017          0.483
8640678        1-Jun-31        $    369,406.48        78.72                                  0.250        0.017          0.108
8641381        1-May-31        $    456,722.12        77.59                                  0.250        0.017          0.233
8642361        1-Jun-31        $    471,261.37        80.00                                  0.250        0.017          0.233
8643414        1-Jul-31        $    390,702.48        69.08                                  0.250        0.017          0.358
8643795        1-Jun-31        $    318,275.40        74.13                                  0.250        0.017          0.483
8645829        1-May-31        $    438,938.14        57.37                                  0.250        0.017          0.108
8646118        1-Jun-31        $    908,075.95        70.00                                  0.250        0.017          0.233
8646646        1-Jun-31        $    509,201.90        65.38                                  0.250        0.017          0.233
8647544        1-Jun-31        $    328,497.78        69.26                                  0.250        0.017          0.358
8648067        1-May-31        $    343,070.05        80.00                                  0.250        0.017          0.108
8648140        1-Jun-31        $    619,454.43        47.73                                  0.250        0.017          0.000
8648144        1-Jun-31        $    339,506.27        80.00                                  0.250        0.017          0.608
8649020        1-Jun-31        $    624,021.94        67.57                                  0.250        0.017          0.233
8649912        1-Jun-31        $    323,492.97        80.00                                  0.250        0.017          0.233
8650013        1-Jun-31        $    372,658.06        80.00                                  0.250        0.017          0.608
8652005        1-Jun-31        $    318,624.89        79.99                                  0.250        0.017          0.483
8653226        1-Jun-31        $    349,465.72        68.29                                  0.250        0.017          0.358
8653337        1-May-31        $    341,214.49        69.23                                  0.250        0.017          0.358
8653955        1-Jun-31        $    313,056.05        95.00                      12          0.250        0.017          0.733
8654769        1-Jun-31        $    381,901.43        75.00                                  0.250        0.017          0.233
8654804        1-Jun-31        $    349,465.72        67.31                                  0.250        0.017          0.358
8655436        1-Jun-31        $    479,267.28        80.00                                  0.250        0.017          0.358
8656331        1-Jun-31        $    383,713.37        90.00                      06          0.250        0.017          0.358
8656372        1-Jun-31        $    342,962.44        62.45                                  0.250        0.017          0.233
8656459        1-Jun-31        $    456,835.64        75.00                                  0.250        0.017          0.608
8656865        1-Jun-31        $    299,542.04        75.00                                  0.250        0.017          0.358
8657197        1-Jun-31        $    369,420.99        60.16                                  0.250        0.017          0.233
8657753        1-Jun-31        $    423,302.88        80.00                                  0.250        0.017          0.000
8657898        1-May-31        $    414,930.76        47.53                                  0.250        0.017          0.233
8657969        1-Jun-31        $    968,482.05        46.19                                  0.250        0.017          0.233
8658248        1-Jun-31        $    333,265.35        75.00                                  0.250        0.017          0.608
8658406        1-Jun-31        $    471,242.86        80.00                                  0.250        0.017          0.108
8658581        1-Jun-31        $    329,470.65        79.52                                  0.250        0.017          0.108
8658594        1-May-31        $    385,091.17        70.18                                  0.250        0.017          0.233
8659034        1-Jul-31        $    299,747.96        75.00                                  0.250        0.017          0.000
8659122        1-Jun-31        $    402,320.92        62.00                                  0.250        0.017          0.000
8659388        1-May-31        $    387,490.88        77.70                                  0.250        0.017          0.000
8659798        1-Jun-31        $    299,553.33        78.95                                  0.250        0.017          0.483
8660210        1-Jun-31        $    299,530.53        69.77                                  0.250        0.017          0.233
8661246        1-Jun-31        $    327,483.75        80.00                                  0.250        0.017          0.608
8661999        1-Jun-31        $    422,885.01        68.31                                  0.250        0.017          0.608
8662626        1-Jun-31        $    459,564.15        67.69                                  0.250        0.017          0.000
8662716        1-Jun-31        $    399,419.16        64.52                                  0.250        0.017          0.608
8662841        1-Jul-31        $    435,676.42        80.00                                  0.250        0.017          0.483
8663016        1-Jun-31        $    299,553.33        80.00                                  0.250        0.017          0.483
8663398        1-Jun-31        $    301,949.76        80.00                                  0.250        0.017          0.483
8663431        1-Jun-31        $    353,444.14        83.54                      01          0.250        0.017          0.108
8663454        1-Jul-31        $    420,671.58        62.37                                  0.250        0.017          0.233
8663816        1-Jun-31        $    370,904.31        80.00                                  0.250        0.017          0.108
8665084        1-Jul-31        $    679,428.71        59.13                                  0.250        0.017          0.000
8665178        1-Jul-31        $    390,894.83        80.00                                  0.250        0.017          0.233
8665880        1-Jul-31        $    339,753.92        80.00                                  0.250        0.017          0.608
8665988        1-Jul-31        $    349,740.25        76.09                                  0.250        0.017          0.483
8666244        1-Jun-31        $    375,245.96        80.00                                  0.250        0.017          0.108
8666269        1-Jun-31        $    339,506.27        76.40                                  0.250        0.017          0.608
8666890        1-Jun-31        $    323,580.10        53.13                                  0.250        0.017          0.108
8667166        1-Jun-31        $    341,977.18        74.46                                  0.250        0.017          0.358
8667246        1-May-31        $    795,214.41        74.14                                  0.250        0.017          0.483
8667457        1-Jun-31        $    315,467.52        47.52                                  0.250        0.017          0.000
8668099        1-Jul-31        $    449,631.14        62.72                                  0.250        0.017          0.000
8668400        1-May-31        $    415,640.23        79.69                                  0.250        0.017          0.358
8669646        1-Jun-31        $    326,488.27        49.55                                  0.250        0.017          0.233
8670306        1-May-31        $    490,783.06        80.00                                  0.250        0.017          0.000
8670585        1-Jul-31        $    384,457.24        75.00                                  0.250        0.017          0.358
8671003        1-Jun-31        $    396,331.03        49.63                                  0.250        0.017          0.000
8671563        1-Jul-31        $    373,715.42        74.80                                  0.250        0.017          0.358
8671779        1-Jun-31        $    339,506.27        59.34                                  0.250        0.017          0.608
8672109        1-May-31        $    425,969.51        68.27                                  0.250        0.017          0.108
8672195        1-Jul-31        $    314,760.31        87.50                      06          0.250        0.017          0.358
8672674        1-Jun-31        $    408,826.72        75.00                                  0.250        0.017          0.000
8672900        1-Jun-31        $    302,537.46        79.74                                  0.250        0.017          0.358
8673673        1-Jun-31        $    343,910.96        80.00                                  0.250        0.017          0.233
8673715        1-May-31        $    798,069.33        68.67                                  0.250        0.017          0.108
8674488        1-Jun-31        $    294,560.77        53.15                                  0.250        0.017          0.483
8674816        1-Jun-31        $    367,452.07        80.00                                  0.250        0.017          0.483
8675380        1-May-31        $    474,933.55        70.00                                  0.250        0.017          0.483
8675389        1-Jun-31        $    351,449.16        80.00                                  0.250        0.017          0.233
8676162        1-Jul-31        $    380,717.24        79.99                                  0.250        0.017          0.483
8676492        1-Jun-31        $    534,183.32        79.26                                  0.250        0.017          0.358
8676670        1-Jul-31        $    649,517.61        76.47                                  0.250        0.017          0.483
8677281        1-May-31        $    329,242.04        49.25                                  0.250        0.017          0.358
8678580        1-Jun-31        $    303,524.26        89.41                      01          0.250        0.017          0.233
8679245        1-Jun-31        $    376,452.55        62.83                                  0.250        0.017          0.608
8679842        1-Jun-31        $    648,009.10        68.90                                  0.250        0.017          0.358
8679851        1-Jun-31        $    453,324.03        61.60                                  0.250        0.017          0.483
8679963        1-May-31        $    314,311.68        79.75                                  0.250        0.017          0.608
8680034        1-Jun-31        $    399,374.03        57.55                                  0.250        0.017          0.233
8680830        1-Jun-31        $    403,383.29        72.79                                  0.250        0.017          0.358
8681260        1-Jun-31        $    324,539.76        65.39                                  0.250        0.017          0.733
8681359        1-Jun-31        $    345,484.84        76.89                                  0.250        0.017          0.483
8681620        1-Jun-31        $    339,480.97        80.00                                  0.250        0.017          0.358
8681631        1-Jun-31        $    315,517.63        80.00                                  0.250        0.017          0.358
8682325        1-Jun-31        $    649,007.76        65.00                                  0.250        0.017          0.358
8682352        1-May-31        $    404,056.35        75.93                                  0.250        0.017          0.608
8682385        1-Jul-31        $    319,756.51        80.00                                  0.250        0.017          0.358
8682413        1-Jun-31        $    295,786.39        75.00                                  0.250        0.017          0.233
8682537        1-Jul-31        $    347,741.73        80.00                                  0.250        0.017          0.483
8683216        1-Jun-31        $    314,507.05        75.00                                  0.250        0.017          0.233
8684742        1-Jun-31        $    367,129.36        90.00                      06          0.250        0.017          0.733
8686767        1-Jun-31        $    309,538.44        71.76                                  0.250        0.017          0.483
8687128        1-Jun-31        $    299,553.33        75.66                                  0.250        0.017          0.483
8687585        1-Jun-31        $    363,458.03        65.59                                  0.250        0.017          0.483
8687663        1-Jul-31        $    424,660.14        63.91                                  0.250        0.017          0.108
8688362        1-Jun-31        $    320,797.20        85.00                      12          0.250        0.017          0.233
8688417        1-Jun-31        $    318,687.96        80.00                                  0.250        0.017          0.108
8689991        1-Jul-31        $    314,777.67        68.66                                  0.250        0.017          0.733
8690480        1-Jun-31        $    880,686.77        67.85                                  0.250        0.017          0.483
8690917        1-Jun-31        $    326,001.60        80.00                                  0.250        0.017          0.358
8691489        1-Jun-31        $    440,459.99        70.93                                  0.250        0.017          0.608
8691846        1-Jun-31        $    359,463.99        80.00                                  0.250        0.017          0.483
8692027        1-Jun-31        $    539,154.96        80.00                                  0.250        0.017          0.233
8692264        1-Jun-31        $    309,526.79        75.61                                  0.250        0.017          0.358
8692270        1-Jun-31        $    399,374.03        64.00                                  0.250        0.017          0.233
8693550        1-Jun-31        $    323,492.97        62.31                                  0.250        0.017          0.233
8694535        1-Jul-31        $    343,724.91        80.00                                  0.250        0.017          0.108
8694541        1-Jun-31        $    411,885.82        75.00                                  0.250        0.017          0.483
8694684        1-Jun-31        $    379,434.20        79.17                                  0.250        0.017          0.483
8694694        1-Jun-31        $    503,857.28        79.57                                  0.250        0.017          0.233
8695852        1-Jul-31        $    335,756.81        80.00                                  0.250        0.017          0.608
8696515        1-Jun-31        $    447,316.13        70.00                                  0.250        0.017          0.358
8696646        1-Jun-31        $    433,303.81        70.00                                  0.250        0.017          0.108
8696884        1-Jun-31        $    431,388.23        80.00                                  0.250        0.017          0.733
8697064        1-Jun-31        $    301,572.34        74.57                                  0.250        0.017          0.733
8697194        1-Jun-31        $    423,384.29        31.76                                  0.250        0.017          0.608
8697681        1-Jun-31        $    373,879.30        80.00                                  0.250        0.017          0.108
8698270        1-Jun-31        $    389,404.66        69.89                                  0.250        0.017          0.358
8698403        1-Jun-31        $    570,769.95        67.25                                  0.250        0.017          0.608
8698861        1-Jun-31        $    649,007.76        66.67                                  0.250        0.017          0.358
8698969        1-Jun-31        $    439,303.84        68.69                                  0.250        0.017          0.233
8699059        1-Jun-31        $    360,435.06        62.78                                  0.250        0.017          0.233
8699197        1-Jul-31        $    446,672.42        80.00                                  0.250        0.017          0.000
8699312        1-Jun-31        $    349,951.49        80.00                                  0.250        0.017          0.233
8699956        1-Jun-31        $    399,389.39        80.00                                  0.250        0.017          0.358
8700128        1-Jun-31        $    664,034.32        68.91                                  0.250        0.017          0.608
8700279        1-Jun-31        $    335,487.09        80.00                                  0.250        0.017          0.358
8700540        1-Jun-21        $    382,543.63        80.00                                  0.250        0.017          0.108
8701753        1-Jul-31        $    479,643.77        65.75                                  0.250        0.017          0.483
8702009        1-Jun-31        $    392,664.11        70.00                                  0.250        0.017          0.108
8702033        1-Jun-31        $    337,093.08        80.00                                  0.250        0.017          0.483
8702100        1-Jun-31        $    339,437.95        80.00                                  0.250        0.017          0.733
8702174        1-Jun-31        $    449,346.55        60.81                                  0.250        0.017          0.608
8702951        1-Jun-31        $    350,167.77        40.31                                  0.250        0.017          0.608
8703519        1-Jun-31        $    375,362.12        80.00                                  0.250        0.017          0.233
8703539        1-Jun-31        $    411,322.59        80.00                                  0.250        0.017          0.000
8704709        1-Jun-31        $    998,473.49        33.33                                  0.250        0.017          0.358
8704822        1-Jun-31        $    369,303.65        66.10                                  0.250        0.017          0.000
8705073        1-Jun-31        $    476,721.17        80.00                                  0.250        0.017          0.358
8705877        1-Jun-31        $    411,371.08        80.00                                  0.250        0.017          0.358
8705922        1-Jul-31        $    450,648.17        69.92                                  0.250        0.017          0.233
8706015        1-Jun-31        $    409,374.12        62.50                                  0.250        0.017          0.358
8706144        1-Jun-31        $    424,351.23        50.60                                  0.250        0.017          0.358
8706570        1-Jul-31        $    336,094.06        80.00                                  0.250        0.017          0.358
8706745        1-Jul-31        $    400,195.26        90.00                      01          0.250        0.017          0.358
8707003        1-Jun-31        $    549,342.99        80.00                                  0.250        0.017          0.233
8707146        1-Aug-31        $    495,000.00        62.66                                  0.250        0.017          0.358
8707559        1-Jun-31        $    299,553.33        63.69                                  0.250        0.017          0.483
8708039        1-Jul-31        $    630,876.87        51.13                                  0.250        0.017          0.000
8708506        1-Jul-31        $    439,648.14        80.00                                  0.250        0.017          0.108
8708750        1-Jun-31        $    300,352.12        80.00                                  0.250        0.017          0.483
8708898        1-Jun-31        $    499,255.54        61.35                                  0.250        0.017          0.483
8709963        1-Jul-31        $    387,712.05        80.00                                  0.250        0.017          0.483
8710226        1-Jun-31        $    384,367.00        74.04                                  0.250        0.017          0.000
8710483        1-Jun-31        $    509,221.48        55.74                                  0.250        0.017          0.358
8710825        1-Jun-31        $    455,303.91        71.92                                  0.250        0.017          0.358
8710833        1-Jul-31        $    677,036.76        66.15                                  0.250        0.017          0.733
8712312        1-Jun-31        $    638,998.46        76.65                                  0.250        0.017          0.233
8712497        1-Jun-31        $    468,741.04        80.00                                  0.250        0.017          0.483
8712700        1-Jun-31        $    324,416.09        65.00                                  0.250        0.017          0.483
8712963        1-Jul-31        $    347,483.32        80.00                                  0.250        0.017          0.358
8713411        1-Jul-31        $    479,677.93        79.34                                  0.250        0.017          0.983
8713607        1-Jul-31        $    309,775.63        58.27                                  0.250        0.017          0.608
8714836        1-Jul-31        $    449,690.32        75.00                                  0.250        0.017          0.858
8715011        1-Jun-31        $    307,529.84        70.00                                  0.250        0.017          0.358
8716414        1-Jul-31        $    402,708.32        58.83                                  0.250        0.017          0.608
8716427        1-Jun-31        $    798,778.80        57.60                                  0.250        0.017          0.358
8716588        1-Jul-21        $    583,842.50        68.82                                  0.250        0.017          0.000
8716688        1-Jul-21        $    578,936.37        66.29                                  0.250        0.017          0.358
8716944        1-Jul-31        $    359,732.83        80.00                                  0.250        0.017          0.483
8717140        1-Jul-31        $    355,761.13        80.00                                  0.250        0.017          0.983
8717611        1-Jun-31        $    499,192.17        50.00                                  0.250        0.017          0.608
8719580        1-Jun-31        $    349,427.25        70.30                                  0.250        0.017          0.108
8720905        1-Jun-31        $    686,550.37        68.76                                  0.250        0.017          0.358
8721127        1-Jul-31        $    331,747.38        79.05                                  0.250        0.017          0.358
8721205        1-Jun-31        $    381,771.27        80.00                                  0.250        0.017          0.000
8722707        1-Jul-31        $    442,260.73        72.56                                  0.250        0.017          0.233
8723208        1-Jun-31        $    481,581.90        46.83                                  0.250        0.017          0.483
8723250        1-Jul-31        $    479,616.15        79.54                                  0.250        0.017          0.108
8724476        1-Jul-31        $    989,168.28        76.15                                  0.250        0.017          0.000
8724648        1-Jun-31        $    432,854.56        75.00                                  0.250        0.017          0.483
8725650        1-Jul-31        $    309,781.20        47.69                                  0.250        0.017          0.733
8725838        1-Jul-31        $    899,348.61        75.00                                  0.250        0.017          0.608
8725911        1-Jun-31        $    487,308.93        80.00                                  0.250        0.017          0.733
8727033        1-Jun-31        $    331,992.42        65.45                                  0.250        0.017          0.358
8727969        1-Jul-31        $    545,574.07        70.00                                  0.250        0.017          0.233
8728286        1-Jun-31        $    363,471.42        80.00                                  0.250        0.017          0.608
8728467        1-Jul-31        $    359,739.44        87.80                      06          0.250        0.017          0.608
8728849        1-Jun-21        $    323,875.54        73.03                                  0.250        0.017          0.858
8730101        1-Jun-31        $    573,248.44        79.34                                  0.250        0.017          0.000
8731342        1-Jul-31        $    565,579.94        68.19                                  0.250        0.017          0.483
8731584        1-Jun-31        $    479,267.28        80.00                                  0.250        0.017          0.358
8731767        1-Jul-31        $    330,754.35        75.23                                  0.250        0.017          0.483
8732754        1-Jun-31        $    427,170.48        80.00                                  0.250        0.017          0.233
8732917        1-Jul-31        $    349,720.12        70.00                                  0.250        0.017          0.108
8733648        1-Jul-31        $    319,768.39        80.00                                  0.250        0.017          0.608
8734457        1-Jun-31        $    633,981.39        47.04                                  0.250        0.017          0.108
8734781        1-Jul-31        $    354,716.11        63.39                                  0.250        0.017          0.108
8734910        1-Jun-31        $    310,774.86        75.00                                  0.250        0.017          0.358
8735148        1-Jun-31        $    529,190.94        80.00                                  0.250        0.017          0.358
8736143        1-Jul-31        $    304,873.58        90.00                      06          0.250        0.017          0.483
8737367        1-Jul-31        $    447,650.52        63.55                                  0.250        0.017          0.233
8737393        1-Jul-31        $    799,375.92        56.38                                  0.250        0.017          0.233
8737640        1-Jul-31        $    497,639.57        51.88                                  0.250        0.017          0.608
8737845        1-Jul-31        $    424,660.14        73.91                                  0.250        0.017          0.108
8739551        1-Jul-31        $    599,531.94        61.54                                  0.250        0.017          0.233
8740344        1-Jul-31        $    323,753.46        80.00                                  0.250        0.017          0.358
8740412        1-Jun-31        $    490,192.71        79.97                                  0.250        0.017          0.000
8740481        1-Jun-31        $    346,409.61        69.40                                  0.250        0.017          0.483
8741003        1-Jun-31        $    349,491.75        71.43                                  0.250        0.017          0.608
8742527        1-Jul-31        $    444,661.40        61.38                                  0.250        0.017          0.358
8742573        1-Jul-31        $    327,737.70        80.00                                  0.250        0.017          0.108
8742817        1-Jul-31        $    363,729.86        56.00                                  0.250        0.017          0.483
8742875        1-Jul-31        $    599,543.45        65.93                                  0.250        0.017          0.358
8743033        1-Jul-31        $    354,716.11        61.21                                  0.250        0.017          0.108
8743358        1-Jul-31        $    318,495.10        75.00                                  0.250        0.017          0.108
8743431        1-Jun-31        $    648,982.80        65.66                                  0.250        0.017          0.233
8743731        1-Jul-31        $    526,598.99        79.85                                  0.250        0.017          0.358
8744953        1-Jul-31        $    302,769.44        78.91                                  0.250        0.017          0.358
8746196        1-Jun-31        $    304,506.11        88.20                      12          0.250        0.017          0.483
8747742        1-Jun-31        $    315,552.48        80.00                                  0.250        0.017          0.733
8749100        1-Aug-31        $    343,200.00        80.00                                  0.250        0.017          0.483
8749105        1-Jun-31        $    299,506.75        78.95                                  0.250        0.017          0.000
8749823        1-Jun-31        $    455,337.82        80.00                                  0.250        0.017          0.608
8750086        1-Jul-31        $    424,684.59        66.93                                  0.250        0.017          0.483
8750522        1-Aug-31        $    471,000.00        60.00                                  0.250        0.017          0.000
8751639        1-Jul-31        $    427,690.22        78.53                                  0.250        0.017          0.608
8752967        1-Jul-31        $    307,753.70        79.38                                  0.250        0.017          0.108
8753344        1-Jul-31        $    319,676.56        80.00                                  0.250        0.017          0.358
8755028        1-Jun-31        $    391,444.87        80.00                                  0.250        0.017          0.733
8755094        1-Jul-31        $    542,087.20        70.00                                  0.250        0.017          0.358
8755778        1-Jul-31        $    319,756.51        80.00                                  0.250        0.017          0.358
8756638        1-Jul-31        $    334,697.15        64.80                                  0.250        0.017          0.000
8757367        1-Jul-21        $    329,394.83        56.90                                  0.250        0.017          0.358
8759535        1-Jun-31        $    823,643.55        75.00                                  0.250        0.017          0.000
8762039        1-Jun-31        $    427,330.23        77.82                                  0.250        0.017          0.233
8763719        1-Jun-31        $    354,980.64        79.98                                  0.250        0.017          0.608
8768636        1-Jul-31        $    399,703.14        79.98                                  0.250        0.017          0.483
8769668        1-Aug-31        $    900,000.00        69.50                                  0.250        0.017          0.358
8771217        1-Aug-31        $    342,750.00        75.00                                  0.250        0.017          0.483
8773182        1-Jul-31        $    399,695.63        59.39                                  0.250        0.017          0.358
8775620        1-Aug-31        $    540,000.00        80.00                                  0.250        0.017          0.733
8775767        1-Jul-31        $    430,921.85        75.00                                  0.250        0.017          0.358
8776364        1-Jul-31        $    628,047.48        80.00                                  0.250        0.017          0.858
8776503        1-Jul-31        $    559,594.69        80.00                                  0.250        0.017          0.608
8776667        1-Aug-31        $    375,000.00        45.73                                  0.250        0.017          0.483
8776911        1-Jul-31        $    473,948.01        36.48                                  0.250        0.017          0.483
8779957        1-Jul-31        $    356,460.57        69.00                                  0.250        0.017          0.000
8781884        1-Aug-31        $    379,500.00        75.00                                  0.250        0.017          0.733
8787691        1-Aug-31        $    315,000.00        49.61                                  0.250        0.017          0.608
8790332        1-Aug-31        $    404,000.00        80.00                                  0.250        0.017          0.608
8791241        1-Aug-31        $    705,000.00        73.82                                  0.250        0.017          0.483
8793963        1-Aug-31        $    930,000.00        68.89                                  0.250        0.017          0.608
8796028        1-Jul-31        $    403,600.25        70.00                                  0.250        0.017          0.483
8796103        1-Jul-31        $    290,184.48        80.00                                  0.250        0.017          0.483
8796714        1-Jul-31        $    337,736.32        80.00                                  0.250        0.017          0.233
8800767        1-Jul-31        $    359,662.66        90.00                      06          0.250        0.017          0.483
8812011        1-Jul-31        $    349,705.96        76.09                                  0.250        0.017          0.000
8813456        1-Jul-31        $    401,294.42        79.99                                  0.250        0.017          0.358
8815686        1-Jul-31        $    902,229.92        72.18                                  0.250        0.017          0.483
8824284        1-Aug-31        $    500,000.00        64.10                                  0.250        0.017          0.358
8847728        1-Aug-31        $    428,000.00        54.87                                  0.250        0.017          1.108
9010353        1-Aug-31        $    360,000.00        69.90                                  0.250        0.017          0.483
9013939        1-Apr-31        $    374,873.30        80.00                                  0.250        0.017          0.483
9021901        1-Apr-31        $    420,336.66        79.55                                  0.250        0.017          0.483
9058311        1-Mar-31        $    305,985.69        48.82                                  0.250        0.017          1.358
9060427        1-Mar-31        $    556,752.53        75.00                                  0.250        0.017          0.733
9070992        1-Jul-31        $    349,740.25        77.78                                  0.250        0.017          0.483
9071350        1-Jul-31        $    324,770.62        86.67                      12          0.250        0.017          0.733
9071396        1-Apr-31        $    462,922.56        80.00                                  0.250        0.017          0.358
9210906        1-Jul-31        $    412,722.88        66.61                                  0.250        0.017          0.983
9211542        1-Apr-31        $    355,956.54        87.07                      12          0.250        0.017          0.608
9211599        1-Jun-31        $    359,422.51        80.00                                  0.250        0.017          0.108
9213791        1-Jul-31        $    379,731.80        62.81                                  0.250        0.017          0.733
9215131        1-May-31        $    369,150.18        72.55                                  0.250        0.017          0.358
9215378        1-Apr-31        $    398,601.99        69.53                                  0.250        0.017          0.483
9216280        1-Jun-31        $    499,177.91        33.90                                  0.250        0.017          0.000
9217012        1-May-31        $    394,780.28        69.98                                  0.250        0.017          2.233
9217274        1-Apr-31        $    907,340.25        65.00                                  0.250        0.017          0.608
9219049        1-Jul-31        $    391,701.72        40.21                                  0.250        0.017          0.358
9219908        1-May-31        $    367,175.54        77.97                                  0.250        0.017          0.483
9220442        1-May-26        $    470,779.24        64.66                                  0.250        0.017          2.233
9220592        1-Jun-31        $    322,636.48        43.95                                  0.250        0.017          1.858
9220616        1-Jun-31        $    351,749.16        75.00                                  0.250        0.017          0.733
9220633        1-May-31        $    284,361.47        95.00                      01          0.250        0.017          0.483
9220846        1-Jul-31        $    302,791.48        67.33                                  0.250        0.017          0.858
9220865        1-Jun-31        $    648,982.80        68.42                                  0.250        0.017          0.233
9221101        1-Jul-31        $    399,663.95        64.52                                  0.250        0.017          0.000
9221119        1-May-31        $    341,982.11        79.99                                  0.250        0.017          0.483
9221255        1-May-31        $    364,140.61        73.00                                  0.250        0.017          0.233
9221685        1-May-31        $    548,639.59        68.75                                  0.250        0.017          0.000
9221936        1-Jun-31        $    294,571.60        68.60                                  0.250        0.017          0.608
9222430        1-Jun-31        $    401,354.74        69.31                                  0.250        0.017          0.108
9222501        1-May-31        $    379,127.20        63.33                                  0.250        0.017          0.358
9222740        1-May-31        $    301,340.08        60.40                                  0.250        0.017          0.608
9222817        1-Jun-31        $    309,502.72        52.10                                  0.250        0.017          0.108
9222925        1-Jun-31        $    371,472.24        80.00                                  0.250        0.017          0.733
9223346        1-Jun-31        $    597,880.52        55.70                                  0.250        0.017          0.608
9223623        1-May-31        $    304,350.01        79.22                                  0.250        0.017          0.733
9223729        1-Jun-31        $    594,091.72        60.90                                  0.250        0.017          0.358
9224386        1-May-31        $    588,723.97        80.00                                  0.250        0.017          2.233
9224802        1-Jun-31        $    401,401.44        57.84                                  0.250        0.017          0.483
9224895        1-Jun-31        $    326,505.37        50.46                                  0.250        0.017          0.483
9225863        1-Jun-31        $    318,570.49        69.35                                  0.250        0.017          0.983
9225994        1-Jul-31        $    894,384.06        61.30                                  0.250        0.017          0.858
9226019        1-Jun-31        $    459,262.10        58.60                                  0.250        0.017          0.108
9226036        1-Jun-31        $    951,549.80        74.72                                  0.250        0.017          1.733
9226255        1-Jun-31        $    355,719.55        75.00                                  0.250        0.017          0.483
9226259        1-Jun-31        $    421,560.77        70.92                                  0.250        0.017          2.233
9226405        1-Jun-31        $    324,278.42        75.00                                  0.250        0.017          0.608
9226778        1-Jun-31        $    338,495.25        78.84                                  0.250        0.017          0.483
9226841        1-Jun-31        $    583,172.97        77.25                                  0.250        0.017          0.733
9226874        1-Jun-31        $    324,516.09        50.94                                  0.250        0.017          0.483
9226939        1-Jun-31        $    389,006.73        79.59                                  0.250        0.017          0.000
9226951        1-Jul-31        $    382,223.15        75.00                                  0.250        0.017          0.608
9227372        1-Jun-31        $    344,523.58        78.41                                  0.250        0.017          0.858
9227478        1-May-31        $    293,706.79        77.46                                  0.250        0.017          0.608
9227530        1-Jun-31        $    648,957.84        65.32                                  0.250        0.017          0.358
9227570        1-May-31        $    432,029.91        69.84                                  0.250        0.017          0.483
9228673        1-Apr-31        $    448,210.08        72.00                                  0.250        0.017          0.358
9229150        1-Jun-31        $    987,064.54        67.71                                  0.250        0.017          0.608
9229565        1-May-31        $    648,431.34        26.00                                  0.250        0.017          0.108
9230315        1-May-31        $    486,851.02        51.64                                  0.250        0.017          0.233
9230369        1-Jun-31        $    343,474.87        80.00                                  0.250        0.017          0.358
9230388        1-Aug-31        $    380,000.00        80.00                                  0.250        0.017          0.358
9230601        1-Jun-31        $    466,240.44        55.73                                  0.250        0.017          0.858
9230660        1-Jun-31        $    329,895.64        70.00                                  0.250        0.017          0.358
9230707        1-Jun-31        $    332,540.16        90.00                      01          0.250        0.017          0.858
9231187        1-Jul-31        $    741,449.32        70.00                                  0.250        0.017          0.483
9231288        1-Jul-31        $    327,779.92        74.55                                  0.250        0.017          0.983
9231317        1-Jun-31        $    309,651.13        69.66                                  0.250        0.017          1.858
9231875        1-Mar-31        $    338,784.50        80.00                                  0.250        0.017          0.733
9232167        1-Apr-31        $    637,602.72        80.00                                  0.250        0.017          0.483
9233379        1-Apr-31        $    286,497.79        84.85                      11          0.250        0.017          0.983
9262538        1-Jun-31        $    349,478.88        70.00                                  0.250        0.017          0.483
9262543        1-Jul-31        $    369,704.12        69.16                                  0.250        0.017          0.108
9262586        1-Jun-31        $    561,619.73        75.00                                  0.250        0.017          0.233
9262607        1-Jul-31        $    377,739.86        70.00                                  0.250        0.017          0.858
9262608        1-Jul-31        $    469,624.15        69.12                                  0.250        0.017          0.108
9263172        1-Jun-31        $    408,420.79        34.08                                  0.250        0.017          0.733
9263194        1-Jun-31        $    363,484.52        70.00                                  0.250        0.017          0.733
9263220        1-Jun-31        $    463,255.70        56.24                                  0.250        0.017          0.108
9263390        1-Jun-31        $    302,537.46        61.21                                  0.250        0.017          0.358
9263511        1-Jun-31        $    318,700.48        80.00                                  0.250        0.017          0.233
9263535        1-Jun-31        $    510,219.95        70.00                                  0.250        0.017          0.358
9264084        1-Apr-31        $    351,021.42        80.00                                  0.250        0.017          0.858
9264241        1-Apr-31        $    388,579.65        76.47                                  0.250        0.017          0.608
9265243        1-Apr-31        $    348,924.82        70.00                                  0.250        0.017          0.358
9265256        1-Apr-31        $    478,202.77        70.00                                  0.250        0.017          0.483
9266689        1-Jun-31        $    361,536.73        55.69                                  0.250        0.017          1.233
9267644        1-May-31        $    306,320.61        68.44                                  0.250        0.017          0.608
9268281        1-Jul-31        $    449,666.03        69.23                                  0.250        0.017          0.483
9268383        1-Apr-31        $    364,646.78        58.88                                  0.250        0.017          0.108
9268429        1-Apr-31        $    498,501.71        45.45                                  0.250        0.017          0.483
9268513        1-Jun-31        $    323,505.40        39.04                                  0.250        0.017          0.358
9269094        1-Jul-31        $    649,606.23        54.17                                  0.250        0.017          1.483
9269365        1-Jun-31        $    481,905.85        64.00                                  0.250        0.017          0.000
9269527        1-Jun-31        $    499,255.52        64.10                                  0.250        0.017          0.483
9270049        1-Jun-31        $    315,552.48        80.00                                  0.250        0.017          0.733
9270145        1-Jun-31        $    343,548.43        55.48                                  0.250        0.017          1.108
9270368        1-Jun-31        $    383,392.44        56.72                                  0.250        0.017          0.608
9271004        1-Jul-31        $    334,757.54        54.54                                  0.250        0.017          0.608
9271888        1-Jul-31        $    499,680.16        71.43                                  0.250        0.017          1.233
9273315        1-Aug-31        $    368,000.00        80.00                                  0.250        0.017          0.483
9274042        1-Jul-31        $    407,704.70        60.00                                  0.250        0.017          0.608
9274096        1-Jul-31        $    361,310.83        80.00                                  0.250        0.017          0.108
9274141        1-Jul-31        $    358,084.05        95.00                      12          0.250        0.017          0.483
9274174        1-Aug-31        $    620,000.00        68.89                                  0.250        0.017          0.858
9274204        1-Jul-31        $    399,717.68        46.08                                  0.250        0.017          0.733
9274292        1-Jul-31        $    428,697.21        68.64                                  0.250        0.017          0.733
9274900        1-Jul-31        $    346,255.44        90.00                      11          0.250        0.017          0.733
9275799        1-Jul-31        $    799,435.37        69.57                                  0.250        0.017          0.733
9275952        1-Jul-31        $    327,768.49        80.00                                  0.250        0.017          0.733
9276174        1-Jul-31        $    419,710.95        56.00                                  0.250        0.017          0.858
9276839        1-Jul-31        $    409,695.72        63.08                                  0.250        0.017          0.483
9276922        1-Jul-31        $    524,620.02        75.00                                  0.250        0.017          0.608
9277387        1-Jul-31        $    369,732.20        69.16                                  0.250        0.017          0.608
9277548        1-Jul-31        $    729,497.62        48.67                                  0.250        0.017          0.858
9278068        1-Apr-31        $    351,942.22        73.54                                  0.250        0.017          0.483
9278126        1-May-31        $    322,294.19        79.56                                  0.250        0.017          0.608
9278192        1-Jun-31        $    349,491.75        61.40                                  0.250        0.017          0.608
9278204        1-Jul-31        $    424,676.61        61.59                                  0.250        0.017          0.358
9278259        1-May-31        $    371,665.45        68.98                                  0.250        0.017          0.483
9278304        1-May-31        $    289,381.97        77.33                                  0.250        0.017          0.733
9278951        1-Apr-31        $    390,765.65        80.00                                  0.250        0.017          0.233
9279368        1-May-31        $    400,180.85        25.29                                  0.250        0.017          0.608
9279402        1-Apr-31        $    340,720.36        90.00                      01          0.250        0.017          0.233
9279421        1-Jul-31        $    359,752.25        80.00                                  0.250        0.017          0.858
9280434        1-Apr-31        $    415,401.49        80.00                                  0.250        0.017          0.483
9280495        1-Aug-31        $    560,000.00        80.00                                  0.250        0.017          0.733
9281923        1-May-31        $    307,326.96        70.00                                  0.250        0.017          0.608
9282217        1-Jul-31        $    649,574.80        67.36                                  0.250        0.017          1.108
9283840        1-Apr-31        $    447,421.16        59.95                                  0.250        0.017          0.358
9283844        1-Jul-31        $    322,783.27        78.21                                  0.250        0.017          0.983
9283927        1-Jun-31        $    389,433.66        75.00                                  0.250        0.017          0.608
9284023        1-May-31        $    375,934.54        80.00                                  0.250        0.017          0.358
9284245        1-Jul-31        $    419,655.73        64.62                                  0.250        0.017          0.000
9285308        1-Jun-31        $    299,530.53        66.67                                  0.250        0.017          0.233
9285665        1-May-31        $    362,145.33        71.88                                  0.250        0.017          0.233
9285667        1-Jun-31        $    568,131.40        35.56                                  0.250        0.017          0.358
9285713        1-May-31        $    355,140.85        52.35                                  0.250        0.017          0.108
9286300        1-Jun-31        $    312,017.73        95.00                      13          0.250        0.017          0.858
9288100        1-May-31        $    406,639.78        80.00                                  0.250        0.017          0.733
9288708        1-May-31        $    389,058.54        53.79                                  0.250        0.017          0.108
9290571        1-Aug-31        $    385,000.00        79.38                                  0.250        0.017          0.483
9291293        1-Aug-31        $    327,300.00        78.87                                  0.250        0.017          0.483
9292082        1-Aug-31        $    750,000.00        53.57                                  0.250        0.017          0.733
9292431        1-Aug-31        $    572,000.00        66.59                                  0.250        0.017          0.733
9292523        1-Aug-31        $    859,000.00        69.95                                  0.250        0.017          0.733
9293255        1-Aug-31        $    404,600.00        89.91                      01          0.250        0.017          1.233
9294017        1-Aug-31        $    418,000.00        76.00                                  0.250        0.017          0.358
9294107        1-Jul-31        $    713,783.01        64.94                                  0.250        0.017          0.608
9294609        1-Jul-31        $    328,262.23        69.16                                  0.250        0.017          0.608
9294730        1-Aug-31        $    320,000.00        74.42                                  0.250        0.017          0.358
9296168        1-Jul-31        $    539,499.32        80.00                                  0.250        0.017          0.483
9297259        1-Jul-31        $    564,630.41        73.38                                  0.250        0.017          1.108
9297288        1-Jul-31        $    417,319.80        80.00                                  0.250        0.017          0.983
9297402        1-Jul-31        $    323,759.54        80.00                                  0.250        0.017          0.483
9297593        1-Jun-31        $    444,952.93        80.00                                  0.250        0.017          0.608
9297884        1-Jul-31        $    399,724.72        42.11                                  0.250        0.017          0.858
9298682        1-Jun-31        $    369,476.02        74.75                                  0.250        0.017          0.733
9298716        1-Jun-31        $    439,342.45        79.99                                  0.250        0.017          0.858
9299062        1-Jul-31        $    475,905.30        75.00                                  0.250        0.017          0.608
9299111        1-Jul-31        $    348,503.85        75.00                                  0.250        0.017          0.733
9299253        1-Jul-31        $    295,774.77        79.57                                  0.250        0.017          0.358
9299329        1-Jul-31        $    729,471.64        32.44                                  0.250        0.017          0.608
9299919        1-Jul-31        $    381,209.71        79.48                                  0.250        0.017          0.358
9299944        1-Jun-31        $    306,065.94        74.76                                  0.250        0.017          0.733
9300411        1-Jul-31        $    811,940.84        65.00                                  0.250        0.017          0.858
9300491        1-Jun-31        $    294,180.94        39.33                                  0.250        0.017          0.733
9300784        1-Jun-31        $    499,273.92        67.57                                  0.250        0.017          0.608
9300817        1-Jun-31        $    518,227.23        68.38                                  0.250        0.017          0.483
9300867        1-Jul-31        $    311,035.80        75.00                                  0.250        0.017          0.858
9300869        1-Jun-31        $    399,404.42        88.89                      06          0.250        0.017          0.483
9301241        1-Jul-31        $    354,729.87        52.21                                  0.250        0.017          0.358
9301290        1-Jun-31        $    303,580.21        80.00                                  0.250        0.017          0.858
9301399        1-Jun-31        $    590,950.06        54.31                                  0.250        0.017          0.483
9301697        1-Jun-31        $    648,354.84        68.42                                  0.250        0.017          0.608
9302853        1-Jul-31        $    649,529.55        23.64                                  0.250        0.017          0.608
9303107        1-Jun-31        $    377,472.45        70.00                                  0.250        0.017          0.858
9303271        1-Jun-31        $    442,127.71        52.12                                  0.250        0.017          0.233
9303357        1-Jun-31        $    313,077.88        95.00                      12          0.250        0.017          0.983
9303458        1-Jun-31        $    294,571.60        72.84                                  0.250        0.017          0.608
9303541        1-Jul-31        $    621,161.28        80.00                                  0.250        0.017          0.733
9303690        1-Jun-31        $    499,291.92        68.03                                  0.250        0.017          0.733
9304115        1-Jun-31        $    298,508.39        74.19                                  0.250        0.017          0.000
9304149        1-Jun-31        $    325,502.34        74.94                                  0.250        0.017          0.358
9304812        1-Jul-31        $    444,661.39        73.55                                  0.250        0.017          0.358
9305000        1-Jun-31        $    502,150.43        63.13                                  0.250        0.017          0.858
9305250        1-Jun-31        $    514,209.67        67.76                                  0.250        0.017          0.733
9305375        1-Jun-31        $    391,430.74        67.01                                  0.250        0.017          0.608
9305997        1-Jul-31        $    479,625.55        60.00                                  0.250        0.017          0.233
9306720        1-Jun-31        $    363,522.17        70.00                                  0.250        0.017          1.108
9306787        1-Jul-31        $    328,755.83        45.07                                  0.250        0.017          0.483
9307019        1-Jun-31        $    323,928.93        78.17                                  0.250        0.017          0.608
9307465        1-Aug-31        $    420,000.00        80.00                                  0.250        0.017          0.858
9307529        1-Jul-31        $    520,613.34        65.13                                  0.250        0.017          0.483
9307658        1-Jul-31        $    387,339.92        94.77                      12          0.250        0.017          0.983
9307747        1-Jul-31        $    353,231.01        70.00                                  0.250        0.017          0.358
9309316        1-Jul-31        $    583,847.92        74.90                                  0.250        0.017          0.858
9309414        1-Jul-31        $    499,655.90        76.34                                  0.250        0.017          0.858
9309419        1-Jul-31        $    374,721.69        67.08                                  0.250        0.017          0.483
9309997        1-Jul-31        $    323,765.49        80.00                                  0.250        0.017          0.608
9310213        1-Jun-31        $    321,556.80        70.00                                  0.250        0.017          1.233
9310705        1-Jun-31        $    452,325.50        84.67                      12          0.250        0.017          0.483
9310828        1-Jun-31        $    324,503.88        57.22                                  0.250        0.017          0.358
9310869        1-Jul-31        $    372,913.28        95.00                      06          0.250        0.017          0.733
9311136        1-Jun-31        $    423,883.55        62.43                                  0.250        0.017          0.608
9311139        1-Jun-31        $    467,139.69        66.86                                  0.250        0.017          0.858
9311170        1-Jun-31        $    324,491.39        73.86                                  0.250        0.017          0.233
9311312        1-Jun-31        $    324,503.88        54.17                                  0.250        0.017          0.358
9311315        1-Jun-31        $    384,426.75        70.00                                  0.250        0.017          0.483
9311342        1-Jul-31        $    326,769.20        77.86                                  0.250        0.017          0.733
9311426        1-Jun-31        $    351,501.52        74.11                                  0.250        0.017          0.733
9311436        1-Jun-31        $    318,275.40        75.00                                  0.250        0.017          0.483
9312012        1-Jun-31        $    375,453.99        80.00                                  0.250        0.017          0.608
9312020        1-Jun-31        $    429,359.75        74.78                                  0.250        0.017          0.483
9312139        1-Jun-31        $    431,323.94        80.00                                  0.250        0.017          0.233
9312205        1-Jul-31        $    349,733.67        61.95                                  0.250        0.017          0.358
9312243        1-Jun-31        $    323,505.40        77.14                                  0.250        0.017          0.358
9312272        1-Jun-31        $    325,949.27        80.00                                  0.250        0.017          0.858

                               $592,086,395.21



                                   EXHIBIT F-2

                       [Schedule of Type 2 Mortgage Loans]



WFMBS
WFMBS 2001-18 EXHIBIT F-2
30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)            (ii)                                             (iii)         (iv)           (v)             (vi)          (vii)
--------       --------------------------    -----    -----     --------      --------       --------        ----------    --------
                                                                                             NET
MORTGAGE                                                                      MORTGAGE       MORTGAGE        CURRENT       ORIGINAL
LOAN                                                  ZIP       PROPERTY      INTEREST       INTEREST        MONTHLY       TERM TO
NUMBER         CITY                          STATE    CODE      TYPE          RATE           RATE            PAYMENT       MATURITY
--------       --------------------------    -----    -----     --------      --------       --------        ----------    --------
8529453        NAPERVILLE                     IL      60563      SFD            7.750         6.750          $ 2,407.14       360
8643511        SOUTH SAINT PAUL               MN      55075      SFD            7.625         6.750          $ 2,434.81       360
8669598        LAKEVILLE                      MN      55044      SFD            7.500         6.750          $ 2,398.31       360
8692515        SCHAUMBURG                     IL      60173      SFD            7.625         6.750          $ 2,321.56       360


COUNT:                                                 4
WAC:                                         7.624333468
WAM:                                         357.2491744
WALTV:                                       81.10627155






WFMBS
WFMBS 2001-18 EXHIBIT F-2
30 YEAR FIXED RATE NON-RELOCATION LOANS (Continued)


(i)            (viii)          (ix)                  (x)        (xi)          (xii)        (xiii)       (xv)           (xvi)
--------       -----------     ---------------       ------     ---------     ---------    --------     ----------     -----------
                               CUT-OFF
MORTGAGE       SCHEDULED       DATE                                           MORTGAGE                  MASTER         FIXED
LOAN           MATURITY        PRINCIPAL                                      INSURANCE    SERVICE      SERVICE        RETAINED
NUMBER         DATE            BALANCE               LTV        SUBSIDY       CODE         FEE          FEE            YIELD
--------       -----------     ---------------       ------     ---------     ---------    --------     ----------     -----------
8529453        1-Apr-31        $    335,042.22        80.00                                 0.250        0.017          0.733
8643511        1-Jun-31        $    343,500.46        84.94                     12          0.250        0.017          0.608
8669598        1-May-31        $    342,231.54        79.40                                 0.250        0.017          0.483
8692515        1-Jun-31        $    327,496.33        80.00                                 0.250        0.017          0.608

                               $  1,348,270.55


WFMBS
WFMBS 2001-18 EXHIBIT F-3
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)            (ii)                                             (iii)         (iv)           (v)             (vi)          (vii)
--------       --------------------------    -----    -----     --------      --------       --------        ----------    --------
                                                                                             NET
MORTGAGE                                                                      MORTGAGE       MORTGAGE        CURRENT       ORIGINAL
LOAN                                                  ZIP       PROPERTY      INTEREST       INTEREST        MONTHLY       TERM TO
NUMBER         CITY                          STATE    CODE      TYPE          RATE           RATE            PAYMENT       MATURITY
--------       --------------------------    -----    -----     --------      --------       --------        ----------    --------
4260172        SAN FRANCISCO                  CA      94122       SFD          7.125           6.750         $ 2,694.88       360
4260638        PORTLAND                       TN      37148       SFD          7.250           6.750         $ 2,783.28       360
4260700        BIG TIMBER                     MT      59011       SFD          7.250           6.750         $ 3,274.45       360
4260708        MORRISON                       CO      80465       SFD          7.125           6.750         $ 4,041.64       360
4260745        ALEXANDRIA                     VA      22309       PUD          7.250           6.750         $ 3,329.03       360
4260779        HIGHLANDS RANCH                CO      80129       PUD          7.000           6.733         $ 2,275.34       360
4261527        MARTINEZ                       CA      94553       SFD          7.250           6.750         $ 2,264.83       360
4261543        HOSCHTON                       GA      30548       SFD          7.250           6.750         $ 2,474.94       360
4263348        CHARLOTTESVILLE                VA      22901       PUD          7.625           6.750         $ 7,077.94       360
5880078        UNIVERSITY PARK                TX      75205       SFD          8.250           6.750         $ 3,206.41       360
5898880        LITTLETON                      CO      80123       SFD          8.125           6.750         $ 2,769.51       360
5939011        ARLINGTON                      VA      22207       SFD          7.875           6.750         $ 2,749.46       360
5952252        ALPHARETTA                     GA      30022       PUD          8.375           6.750         $ 2,345.58       360
5963782        MILPITAS                       CA      95035       SFD          7.625           6.750         $ 2,944.42       360
5964996        DACULA                         GA      30019       SFD          7.375           6.750         $ 2,265.41       360
5975337        FREMONT                        CA      94539       SFD          7.750           6.750         $ 2,643.56       360
5978544        CARLSBAD                       CA      92009       SFD          7.750           6.750         $ 2,528.94       360
5979912        BROOKLYN                       NY      11215       MF2          7.875           6.750         $ 4,277.91       360
5982447        CARLSBAD                       CA      92009       SFD          8.375           6.750         $ 2,814.17       360
5988628        CENTERVILLE                    OH      45458       SFD          7.625           6.750         $ 2,293.26       360
6007137        HOBE SOUND                     FL      33455       SFD          7.500           6.750         $ 2,447.26       360
6007897        LITITZ                         PA      17543       SFD          7.625           6.750         $ 2,658.83       360
6007987        FENTON                         MI      48430       SFD          7.375           6.750         $ 3,403.65       360
6012085        DENVER                         CO      80230       SFD          7.375           6.750         $ 2,507.16       360
6015372        WEST BLOOMFIELD                MI      48322       SFD          7.625           6.750         $ 4,087.51       360
6015526        GERMANTOWN                     WI      53022       SFD          7.375           6.750         $ 2,417.36       360
6015545        LAFAYETTE                      CO      80026       SFD          7.625           6.750         $ 2,725.01       360
6016737        EDMOND                         OK      73013       SFD          7.250           6.750         $ 3,410.88       360
6016909        BROOKEVILLE                    MD      20833       SFD          7.750           6.750         $ 3,524.75       360
6018595        FORT WORTH                     TX      76132       SFD          7.500           6.750         $ 4,429.53       360
6021365        HIGHLAND PARK                  IL      60035       HCO          7.375           6.750         $ 2,790.33       360
6021617        HOLLAND                        MI      49424       SFD          7.500           6.750         $ 2,272.45       360
6021727        PORTAGE                        MI      49002       SFD          7.750           6.750         $ 2,389.95       360
6021957        TUCSON                         AZ      85749       SFD          7.625           6.750         $ 3,588.51       360
6022780        NOVI                           MI      48374       SFD          7.750           6.750         $ 4,605.10       360
6022820        GREENVILLE                     MI      48838       SFD          7.750           6.750         $ 2,579.08       360
6024631        MONTVALE                       NJ      07645       SFD          7.875           6.750         $ 3,154.06       360
6024761        MADISON                        WI      53704       SFD          7.250           6.750         $ 2,844.68       360
6025165        CORPUS CHRISTI                 TX      78411       SFD          7.250           6.750         $ 2,571.46       360
6025501        UNION CITY                     CA      94587       SFD          7.000           6.733         $ 2,403.43       240
6025973        BROOKLYN                       NY      11230       SFD          7.500           6.750         $ 3,251.35       360
6026119        PURCELLVILLE                   VA      20132       PUD          7.250           6.750         $ 2,336.10       360
6026141        NORTH BARRINGTON               IL      60010       SFD          7.250           6.750         $ 3,144.84       360
6026317        LAWRENCE                       KS      66047       SFD          7.250           6.750         $ 3,595.07       360
6026385        FRANKTOWN                      CO      80116       SFD          7.500           6.750         $ 3,635.92       360
6029465        VALLEY CENTER                  CA      92082       SFD          7.875           6.750         $ 2,958.28       360
6029653        LAGRANGEVILLE                  NY      12540       SFD          7.250           6.750         $ 2,196.61       360
6030487        CHARLOTTESVILLE                VA      22901       SFD          6.875           6.608         $ 2,589.61       360
6031518        NEWBURY                        MA      01951       SFD          7.375           6.750         $ 3,350.46       360
6031547        SEATTLE                        WA      98105       SFD          7.250           6.750         $ 4,434.15       360
6031562        SANDWICH                       MA      02563       SFD          7.125           6.750         $ 2,021.16       360
6031563        ANAHEIM                        CA      92808       SFD          7.625           6.750         $ 3,078.90       360
6031574        GLENVIEW                       IL      60025       SFD          7.375           6.750         $ 2,641.83       360
6031582        SCOTTSDALE                     AZ      85258       PUD          7.125           6.750         $ 2,635.59       360
6031603        SAN JOSE                       CA      95148       SFD          7.875           6.750         $ 3,190.31       360
6031607        CARY                           NC      27511       PUD          7.000           6.733         $ 2,652.90       360
6031612        SAN JOSE                       CA      95129       SFD          7.250           6.750         $ 3,410.88       360
6031621        SAN JOSE                       CA      95129       SFD          7.750           6.750         $ 2,937.29       360
6031631        SANTA ROSA                     CA      95401       SFD          7.000           6.733         $ 2,395.09       360
6031633        BLOOMINGDALE                   IL      60108       PUD          8.250           6.750         $ 3,005.07       360
6031639        JAMICA PLAIN                   MA      02130       SFD          7.375           6.750         $ 3,446.47       360
6031658        LEMONT                         IL      60181       SFD          8.500           6.750         $ 2,944.94       360
6031688        TUALATIN                       OR      97062       SFD          7.375           6.750         $ 2,210.17       360
6031834        BARRINGTON HILLS               IL      60010       SFD          7.500           6.750         $ 2,870.28       360
6031873        SPARKS                         MD      21152       SFD          7.250           6.750         $ 2,558.17       360
6031924        ANNAPOLIS                      MD      21401       SFD          7.125           6.750         $ 3,179.96       360
6031970        SCOTTSDALE                     AZ      85262       SFD          7.375           6.750         $ 2,386.98       360
6032021        CHICAGO                        IL      60614       PUD          7.375           6.750         $ 3,215.09       360
6032043        GREAT FALLS                    VA      22066       SFD          7.500           6.750         $ 3,286.31       360
6032099        LIVERMORE                      CA      94550       SFD          7.375           6.750         $ 3,798.72       360
6032295        FOUNTAIN HILLS                 AZ      85268       SFD          7.250           6.750         $ 2,164.48       360
6032692        HOLLY SPRINGS                  NC      27540       SFD          7.375           6.750         $ 2,071.34       360
6032694        PLANO                          TX      75025       SFD          7.250           6.750         $ 2,039.37       360
6032709        GILBERT                        AZ      85234       SFD          8.000           6.750         $ 3,370.92       360
6032714        SHOREWOOD                      IL      60431       SFD          7.625           6.750         $ 4,105.20       360
6032724        NEWPORT BEACH                  CA      92660       SFD          7.500           6.750         $ 3,496.08       360
6032729        CHICAGO                        IL      60622       SFD          7.625           6.750         $ 1,840.27       360
6032743        POWELL                         OH      43065       SFD          7.250           6.750         $ 2,783.28       360
6032748        CHICAGO                        IL      60657       LCO          7.375           6.750         $ 2,038.88       360
6032749        FARMINGTON HILLS               MI      48331       SFD          7.250           6.750         $ 2,023.34       360
6032753        ORLAND PARK                    IL      60467       SFD          7.250           6.750         $ 4,018.02       360
6032768        BALLWIN                        MO      63021       SFD          7.125           6.750         $ 2,371.49       360
6032773        CLIFTON                        VA      20124       PUD          7.375           6.750         $ 3,148.10       360
6032796        HUNTINGTON BEACH               CA      92649       PUD          7.125           6.750         $ 2,560.13       360
6032810        WARD                           CO      80481       SFD          7.375           6.750         $ 3,038.98       360
6032820        WAUSEON                        OH      43567       SFD          6.875           6.608         $ 1,970.79       360
6032821        ROCKVILLE                      MD      20851       SFD          7.500           6.750         $ 1,292.15       360
6032836        GAITHERSBURG                   MD      20879       PUD          7.625           6.750         $ 2,572.84       360
6032849        MCCORDSVILLE                   IN      46055       SFD          7.375           6.750         $ 2,344.85       360
6032853        WASHINGTON                     DC      20009       SFD          7.250           6.750         $ 2,510.41       360
6032865        GERMANTOWN                     MD      20876       PUD          7.250           6.750         $ 2,009.70       360
6032867        AUSTIN                         TX      78737       PUD          7.000           6.733         $ 3,220.73       360
6032872        MESA                           AZ      85204       SFD          7.125           6.750           $ 985.31       360
6032879        JOPLIN                         MO      64804       SFD          7.750           6.750           $ 648.44       240
6032890        CINCINNATI                     OH      45243       SFD          7.250           6.750         $ 3,240.34       360
6032891        SAN JOSE                       CA      95127       SFD          7.375           6.750         $ 2,044.40       360
6032900        EVERGREEN                      CO      80439       PUD          7.375           6.750         $ 2,189.45       360
6032906        FAIRFAX                        VA      22032       SFD          7.500           6.750         $ 2,177.36       360
6032911        GLENWOOD                       MD      21738       SFD          7.375           6.750         $ 2,977.85       360
6032917        ROCKVILLE                      MD      20852       SFD          7.375           6.750         $ 3,177.11       360
6032923        METAMORA                       MI      48455       SFD          7.000           6.733         $ 3,399.70       360
6032930        HEALDSBURG                     CA      95448       SFD          7.500           6.750         $ 2,237.49       360
6032931        LOS ANGELES                    CA      90025       LCO          7.000           6.733         $ 2,428.36       360
6032938        HUNTINGTON BEACH               CA      92649       SFD          7.250           6.750         $ 2,387.62       360
6032955        FAIRFAX                        VA      22033       PUD          7.250           6.750         $ 2,073.82       360
6032970        OAKWOOD                        OH      45419       SFD          7.500           6.750         $ 3,915.61       360
6033011        UNION                          KY      41091       SFD          7.375           6.750         $ 2,362.11       360
6033034        LA MESA                        CA      91941       SFD          7.250           6.750         $ 2,237.54       360
6033071        CHICAGO                        IL      60640       SFD          7.375           6.750         $ 2,463.64       360
6033167        MARSHFIELD                     WI      54449       SFD          7.375           6.750         $ 2,089.29       360
6033232        VIRGINIA BEACH                 VA      23454       SFD          7.250           6.750         $ 3,581.43       360
6033551        PLANO                          IL      60545       SFD          8.125           6.750         $ 4,733.42       360
6033628        WASHINGTON                     DC      20005       HCO          7.125           6.750         $ 2,574.62       360
6033643        GERMANTOWN                     MD      20874       SFD          7.250           6.750         $ 4,434.15       360
6033660        NAPA                           CA      94558       SFD          7.625           6.750         $ 3,370.87       360
6033699        POTOMAC                        MD      20854       PUD          7.375           6.750         $ 4,489.39       360
6033727        COTTRELLVILLE TWP              MI      48039       SFD          7.500           6.750         $ 2,817.83       360
6033746        PERRYSBURG                     OH      43551       SFD          7.250           6.750         $ 3,151.66       360
6033966        PANAMA CITY BEACH              FL      32407       SFD          7.375           6.750         $ 4,489.39       360
6033991        WILDWOOD                       MO      63025       SFD          7.375           6.750         $ 2,417.37       360
6034020        MAKANDA                        IL      62958       SFD          7.500           6.750         $ 2,386.07       360
6034049        WESTPORT                       CT      06880       SFD          7.375           6.750         $ 2,099.66       360
6035871        PONTE VEDRA BEACH              FL      32082       SFD          7.375           6.750         $ 4,489.39       360
6037091        MALBA                          NY      11357       SFD          7.750           6.750         $ 3,839.97       360
6037103        ROCKVILLE                      MD      20850       SFD          8.125           6.750         $ 2,474.01       360
6037123        CORTLAND                       OH      44410       SFD          7.500           6.750         $ 2,447.25       360
6037147        SAN CLEMENTE                   CA      92673       PUD          8.375           6.750         $ 3,420.33       360
6037158        HEATHROW                       FL      32746       PUD          7.750           6.750         $ 3,220.99       360
6037169        DULUTH                         GA      30097       SFD          7.875           6.750         $ 2,842.28       360
6037211        RIVER FOREST                   IL      60305       SFD          7.875           6.750         $ 3,494.83       360
6037239        LAKE FOREST                    IL      60045       SFD          8.250           6.750         $ 7,512.67       360
6037263        RIVERWOODS                     IL      60015       SFD          8.125           6.750         $ 2,175.52       360
6037286        FLOSSMOOR                      IL      60422       SFD          8.250           6.750         $ 2,392.78       360
6037326        PASSAIC                        NJ      07055       SFD          7.625           6.750         $ 2,519.75       360
6037344        EVANSTON                       IL      60201       SFD          8.250           6.750         $ 2,875.85       360
6037375        CHICAGO                        IL      60618       SFD          8.250           6.750         $ 3,696.24       360


COUNT:                                              136
WAC:                                        7.503026275
WAM:                                        355.6479193
WALTV:                                      72.96213397


                                   EXHIBIT F-3

                   [Schedule of Other Servicer Mortgage Loans]



WFMBS
WFMBS 2001-18 EXHIBIT F-3
30 YEAR FIXED RATE NON-RELOCATION LOANS (Continued)


(i)            (viii)          (ix)                  (x)        (xi)          (xii)        (xiii)       (xv)           (xvi)
--------       -----------     ---------------       ------     ---------     ---------    --------     ----------     -----------
                               CUT-OFF
MORTGAGE       SCHEDULED       DATE                                           MORTGAGE                  MASTER         FIXED
LOAN           MATURITY        PRINCIPAL                                      INSURANCE    SERVICE      SERVICE        RETAINED
NUMBER         DATE            BALANCE               LTV        SUBSIDY       CODE         FEE          FEE            YIELD
--------       -----------     ---------------       ------     ---------     ---------    --------     ----------     -----------
4260172        1-Mar-31        $    398,381.49        75.47                                  0.250        0.017          0.108
4260638        1-Mar-31        $    406,389.26        80.00                                  0.250        0.017          0.233
4260700        1-Feb-31        $    477,719.09        65.75                                  0.250        0.017          0.233
4260708        1-Mar-31        $    597,472.68        75.00                                  0.250        0.017          0.108
4260745        1-Dec-30        $    484,889.23        80.00                                  0.250        0.017          0.233
4260779        1-Mar-31        $    337,013.25        76.68                                  0.250        0.017          0.000
4261527        1-Feb-31        $    330,422.35        80.00                                  0.250        0.017          0.233
4261543        1-Feb-31        $    361,076.01        69.77                                  0.250        0.017          0.233
4263348        1-Nov-30        $    993,318.01        45.45                                  0.250        0.017          0.608
5880078        1-Dec-30        $    424,567.50        80.00                                  0.250        0.017          1.233
5898880        1-Jan-31        $    371,257.00        80.00                                  0.250        0.017          1.108
5939011        1-May-31        $    378,411.97        80.00                                  0.250        0.017          0.858
5952252        1-Mar-31        $    307,627.47        78.13                                  0.250        0.017          1.358
5963782        1-Mar-31        $    414,475.31        80.00                                  0.250        0.017          0.608
5964996        1-Apr-31        $    326,992.45        80.00                                  0.250        0.017          0.358
5975337        1-Apr-31        $    367,948.12        73.80                                  0.250        0.017          0.733
5978544        1-Mar-31        $    351,609.95        67.43                                  0.250        0.017          0.733
5979912        1-Mar-31        $    587,943.01        63.44                                  0.250        0.017          0.858
5982447        1-Mar-31        $    368,838.49        89.87                                  0.250        0.017          1.358
5988628        1-Apr-31        $    323,052.98        79.80                                  0.250        0.017          0.608
6007137        1-Jun-31        $    349,478.86        63.64                                  0.250        0.017          0.483
6007897        1-Apr-31        $    374,552.05        90.00                                  0.250        0.017          0.608
6007987        1-Apr-31        $    491,083.61        80.00                                  0.250        0.017          0.358
6012085        1-Jun-31        $    362,445.86        74.85                                  0.250        0.017          0.358
6015372        1-Apr-31        $    575,812.08        79.22                                  0.250        0.017          0.608
6015526        1-May-31        $    349,196.12        58.82                                  0.250        0.017          0.358
6015545        1-Jun-31        $    384,440.91        70.00                                  0.250        0.017          0.608
6016737        1-Apr-31        $    496,824.88        78.74                                  0.250        0.017          0.233
6016909        1-Apr-31        $    490,521.60        80.00                                  0.250        0.017          0.733
6018595        1-Jun-31        $    632,556.76        70.00                                  0.250        0.017          0.483
6021365        1-Apr-31        $    402,758.97        79.22                                  0.250        0.017          0.358
6021617        1-Apr-31        $    323,722.35        75.58                                  0.250        0.017          0.483
6021727        1-May-31        $    332,889.08        80.00                                  0.250        0.017          0.733
6021957        1-May-31        $    505,808.80        65.00                                  0.250        0.017          0.608
6022780        1-Mar-31        $    640,502.10        71.42                                  0.250        0.017          0.733
6022820        1-Mar-31        $    357,895.49        78.77                                  0.250        0.017          0.733
6024631        1-Apr-31        $    433,790.67        75.00                                  0.250        0.017          0.858
6024761        1-May-31        $    416,018.18        75.82                                  0.250        0.017          0.233
6025165        1-May-31        $    376,062.50        88.69                     06           0.250        0.017          0.233
6025501        1-May-21        $    307,970.29        49.21                                  0.250        0.017          0.000
6025973        1-Apr-31        $    463,606.60        77.50                                  0.250        0.017          0.483
6026119        1-May-31        $    341,641.72        80.00                                  0.250        0.017          0.233
6026141        1-May-31        $    459,914.58        62.72                                  0.250        0.017          0.233
6026317        1-May-31        $    525,749.25        69.62                                  0.250        0.017          0.233
6026385        1-May-31        $    518,834.99        80.00                                  0.250        0.017          0.483
6029465        1-May-31        $    407,117.85        80.00                                  0.250        0.017          0.858
6029653        1-May-31        $    316,217.66        76.30                                  0.250        0.017          0.233
6030487        1-May-31        $    393,200.78        67.97                                  0.250        0.017          0.000
6031518        1-May-31        $    483,985.83        77.00                                  0.250        0.017          0.358
6031547        1-May-31        $    648,469.59        62.77                                  0.250        0.017          0.233
6031562        1-May-31        $    298,141.74        68.18                                  0.250        0.017          0.108
6031563        1-May-31        $    434,049.47        79.82                                  0.250        0.017          0.608
6031574        1-May-31        $    381,621.47        75.00                                  0.250        0.017          0.358
6031582        1-May-31        $    390,255.89        80.00                                  0.250        0.017          0.108
6031603        1-May-31        $    438,886.41        80.00                                  0.250        0.017          0.858
6031607        1-May-31        $    397,763.69        68.16                                  0.250        0.017          0.000
6031612        1-May-31        $    498,822.78        67.84                                  0.250        0.017          0.233
6031621        1-May-31        $    409,126.27        66.67                                  0.250        0.017          0.733
6031631        1-May-31        $    359,109.56        50.00                                  0.250        0.017          0.000
6031633        1-May-31        $    399,229.52        64.52                                  0.250        0.017          1.233
6031639        1-May-31        $    497,853.89        68.83                                  0.250        0.017          0.358
6031658        1-May-31        $    382,298.99        69.64                                  0.250        0.017          1.483
6031688        1-May-31        $    319,264.99        80.00                                  0.250        0.017          0.358
6031834        1-May-31        $    409,580.31        74.64                                  0.250        0.017          0.483
6031873        1-May-31        $    374,117.06        75.76                                  0.250        0.017          0.233
6031924        1-May-31        $    470,860.88        80.00                                  0.250        0.017          0.108
6031970        1-May-31        $    344,281.21        84.50                     06           0.250        0.017          0.358
6032021        1-May-31        $    464,430.85        73.89                                  0.250        0.017          0.358
6032043        1-May-31        $    468,947.02        71.43                                  0.250        0.017          0.483
6032099        1-May-31        $    548,736.74        61.38                                  0.250        0.017          0.358
6032295        1-Mar-31        $    315,272.19        79.97                                  0.250        0.017          0.233
6032692        1-May-31        $    299,211.17        79.97                                  0.250        0.017          0.358
6032694        1-May-31        $    298,243.85        94.99                     13           0.250        0.017          0.233
6032709        1-Apr-31        $    458,154.60        79.34                                  0.250        0.017          0.983
6032714        1-May-31        $    578,732.64        80.00                                  0.250        0.017          0.608
6032724        1-May-31        $    498,879.79        41.67                                  0.250        0.017          0.483
6032729        1-May-31        $    259,431.84        73.24                                  0.250        0.017          0.608
6032743        1-May-31        $    406,662.11        78.61                                  0.250        0.017          0.233
6032748        1-May-31        $    294,521.96        80.00                                  0.250        0.017          0.358
6032749        1-May-31        $    294,737.87        79.73                                  0.250        0.017          0.233
6032753        1-May-31        $    587,613.22        78.53                                  0.250        0.017          0.233
6032768        1-May-31        $    350,546.94        76.69                                  0.250        0.017          0.108
6032773        1-May-31        $    454,753.10        78.59                                  0.250        0.017          0.358
6032796        1-May-31        $    379,082.94        80.00                                  0.250        0.017          0.108
6032810        1-May-31        $    438,989.38        80.00                                  0.250        0.017          0.358
6032820        1-May-31        $    299,239.54        80.00                                  0.250        0.017          0.000
6032821        1-May-31        $    184,385.97        80.00                                  0.250        0.017          0.483
6032836        1-May-31        $    362,705.68        74.95                                  0.250        0.017          0.608
6032849        1-Apr-31        $    338,457.08        79.91                                  0.250        0.017          0.358
6032853        1-May-31        $    367,133.55        80.00                                  0.250        0.017          0.233
6032865        1-May-31        $    293,906.36        79.62                                  0.250        0.017          0.233
6032867        1-May-31        $    482,902.60        79.36                                  0.250        0.017          0.000
6032872        1-May-31        $    145,897.06        75.00                                  0.250        0.017          0.108
6032879        1-May-21             $78,568.35        60.76                                  0.250        0.017          0.733
6032890        1-May-31        $    473,881.62        60.13                                  0.250        0.017          0.233
6032891        1-May-31        $    295,320.14        80.00                                  0.250        0.017          0.358
6032900        1-May-31        $    316,271.88        76.20                                  0.250        0.017          0.358
6032906        1-May-31        $    310,702.33        77.85                                  0.250        0.017          0.483
6032911        1-May-31        $    430,159.72        79.84                                  0.250        0.017          0.358
6032917        1-Apr-31        $    458,586.93        69.70                                  0.250        0.017          0.358
6032923        1-May-31        $    509,333.41        59.08                                  0.250        0.017          0.000
6032930        1-May-31        $    319,283.07        80.00                                  0.250        0.017          0.483
6032931        1-May-31        $    364,097.18        74.49                                  0.250        0.017          0.000
6032938        1-May-31        $    349,074.72        74.95                                  0.250        0.017          0.233
6032955        1-May-31        $    303,284.23        80.00                                  0.250        0.017          0.233
6032970        1-Mar-31        $    557,895.81        80.00                                  0.250        0.017          0.483
6033011        1-May-31        $    341,214.49        90.00                     01           0.250        0.017          0.358
6033034        1-Jun-31        $    327,486.71        80.00                                  0.250        0.017          0.233
6033071        1-May-31        $    355,756.79        72.80                                  0.250        0.017          0.358
6033167        1-Apr-31        $    301,570.77        75.63                                  0.250        0.017          0.358
6033232        1-May-31        $    523,763.90        64.02                                  0.250        0.017          0.233
6033551        1-May-31        $    636,240.47        72.86                                  0.250        0.017          1.108
6033628        1-May-31        $    381,227.74        79.78                                  0.250        0.017          0.108
6033643        1-May-31        $    648,469.59        68.78                                  0.250        0.017          0.233
6033660        1-May-31        $    475,209.32        75.00                                  0.250        0.017          0.608
6033699        1-May-31        $    648,507.06        70.27                                  0.250        0.017          0.358
6033727        1-May-31        $    402,097.14        66.07                                  0.250        0.017          0.483
6033746        1-May-31        $    458,565.22        60.39                                  0.250        0.017          0.233
6033966        1-May-31        $    648,507.06        66.69                                  0.250        0.017          0.358
6033991        1-May-31        $    348,196.09        70.00                                  0.250        0.017          0.358
6034020        1-May-31        $    340,359.69        75.00                                  0.250        0.017          0.483



6034049        1-May-31        $    303,301.32        59.61                                  0.250        0.017          0.358
6035871        1-Jun-31        $    649,007.76        50.29                                  0.250        0.017          0.358
6037091        1-Feb-31        $    533,693.21        80.00                                  0.250        0.017          0.733
6037103        1-Mar-31        $    311,548.11        79.99                                  0.250        0.017          1.108
6037123        1-Jun-31        $    349,478.88        77.78                                  0.250        0.017          0.483
6037147        1-May-31        $    449,155.02        78.26                                  0.250        0.017          1.358
6037158        1-May-31        $    448,636.89        80.00                                  0.250        0.017          0.733
6037169        1-May-31        $    391,185.34        80.00                                  0.250        0.017          0.858
6037211        1-Jun-31        $    481,334.42        78.37                                  0.250        0.017          0.858
6037239        1-Jun-31        $    998,720.28        44.44                                  0.250        0.017          1.233
6037263        1-Jun-31        $    292,615.37        79.84                                  0.250        0.017          1.108
6037286        1-May-31        $    317,886.53        49.00                                  0.250        0.017          1.233
6037326        1-May-31        $    355,222.08        79.11                                  0.250        0.017          0.608
6037344        1-Jun-31        $    382,310.12        78.12                                  0.250        0.017          1.233
6037375        1-May-31        $    490,864.93        80.00                                  0.250        0.017          1.233

WFMBS
WFMBS   2001-18 EXHIBIT F-3 (continued)
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)                   (xvii)                                                                  (xviii)
--------              -------------------------------------------------                       --------------------------------------
MORTGAGE                                                                                      NMI
LOAN                                                                                          LOAN
NUMBER                SERVICER                                                                SELLER
--------              -------------------------------------------------                       --------------------------------------
4260172               SUNTRUST MORTGAGE, INC.                                                 SUNTRUST MORTGAGE, INC.
4260638               SUNTRUST MORTGAGE, INC.                                                 SUNTRUST MORTGAGE, INC.
4260700               WASHINGTON MUTUAL BANK F.A                                              WASHINGTON MUTUAL BANK F.A
4260708               SUNTRUST MORTGAGE, INC.                                                 SUNTRUST MORTGAGE, INC.
4260745               SUNTRUST MORTGAGE, INC.                                                 SUNTRUST MORTGAGE, INC.
4260779               SUNTRUST MORTGAGE, INC.                                                 SUNTRUST MORTGAGE, INC.
4261527               SUNTRUST MORTGAGE, INC.                                                 SUNTRUST MORTGAGE, INC.
4261543               SUNTRUST MORTGAGE, INC.                                                 SUNTRUST MORTGAGE, INC.
4263348               SUNTRUST MORTGAGE, INC.                                                 SUNTRUST MORTGAGE, INC.
5880078               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
5898880               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
5939011               HSBC MORTGAGE CORP (USA)                                                HSBC MORTGAGE CORP (USA)
5952252               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
5963782               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
5964996               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
5975337               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
5978544               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
5979912               CHASE MANHATTAN MORTGAGE                                                CHASE MANHATTAN MORTGAGE
5982447               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
5988628               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6007137               HUNTINGTON MORTGAGE COMPANY                                             HUNTINGTON MORTGAGE COMPANY
6007897               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6007987               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6012085               COLONIAL SAVINGS & LOAN                                                 COLONIAL SAVINGS & LOAN
6015372               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6015526               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6015545               COLONIAL SAVINGS & LOAN                                                 COLONIAL SAVINGS & LOAN
6016737               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6016909               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6018595               COLONIAL SAVINGS & LOAN                                                 COLONIAL SAVINGS & LOAN
6021365               OLD KENT MORTGAGE COMPANY                                               OLD KENT MORTGAGE COMPANY
6021617               OLD KENT MORTGAGE COMPANY                                               OLD KENT MORTGAGE COMPANY
6021727               OLD KENT MORTGAGE COMPANY                                               OLD KENT MORTGAGE COMPANY
6021957               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6022780               OLD KENT MORTGAGE COMPANY                                               OLD KENT MORTGAGE COMPANY
6022820               OLD KENT MORTGAGE COMPANY                                               OLD KENT MORTGAGE COMPANY
6024631               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6024761               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6025165               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6025501               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6025973               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6026119               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6026141               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6026317               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6026385               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6029465               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6029653               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6030487               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6031518               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031547               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031562               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031563               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031574               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031582               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031603               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031607               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031612               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031621               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031631               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031633               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031639               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031658               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031688               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031834               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031873               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031924               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6031970               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032021               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032043               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032099               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032295               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032692               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032694               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032709               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032714               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032724               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032729               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032743               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032748               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032749               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032753               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032768               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032773               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032796               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032810               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032820               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032821               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032836               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032849               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032853               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032865               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032867               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032872               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032879               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032890               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032891               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032900               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032906               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032911               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032917               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032923               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032930               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032931               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032938               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032955               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6032970               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6033011               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6033034               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6033071               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6033167               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6033232               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6033551               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6033628               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6033643               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6033660               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6033699               NATIONAL CITY MORTGAGE C                                                NATIONAL CITY MORTGAGE C
6033727               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6033746               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6033966               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6033991               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6034020               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6034049               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6035871               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6037091               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6037103               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6037123               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6037147               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6037158               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6037169               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6037211               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6037239               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6037263               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6037286               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6037326               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6037344               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.
6037375               HOMESIDE LENDING, INC.                                                  HOMESIDE LENDING, INC.


COUNT:                                                                                    136
WAC:                                                                              7.503026275
WAM:                                                                              355.6479193
WALTV:                                                                            72.96213397


                                    EXHIBIT G

                               REQUEST FOR RELEASE

                             (for Trustee/Custodian)

Loan Information

      Name of Mortgagor:                   ____________________________________

      Servicer
      Loan No.:                            ____________________________________

Custodian/Trustee

      Name:                                ____________________________________


      Address:                             ____________________________________

      Custodian/Trustee
      Mortgage File No.:                   ____________________________________

Seller

      Name:                                ____________________________________


      Address:                             ____________________________________

                                           ____________________________________

      Certificates:                        Mortgage Pass-Through Certificates,
                                           Series 2001-18

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 2001-18, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of August 30, 2001 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

            ( ) Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

            ( ) Mortgage recorded on _____________________ as instrument no. ______________ in the County Recorder's Office of the County of ____________________, State of
                   _______________________ in book/reel/docket
                   ____________________ of official records at page/image
                   ____________.

            ( ) Deed of Trust recorded on ____________________ as instrument no. _________________ in the County Recorder's Office of the County of ___________________, State of _________________ in book/reel/docket ____________________ of official records at page/image ____________.

            ( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ______________________________ as instrument no.
                   ______________ in the County Recorder's Office of the County of ______________________, State of _____________________ in
                   book/reel/docket ____________________ of official records at page/image ____________.

            ( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

            ( )   _____________________________________________

            ( )   _____________________________________________

            ( )   _____________________________________________

            ( )   _____________________________________________

            The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                       WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION



                                       By: __________________________



                                       Title: ________________________

Date: ________________, 20__

                                    EXHIBIT H

                                            AFFIDAVIT PURSUANT TO SECTION
                                            860E(e)(4) OF THE INTERNAL REVENUE
                                            CODE OF 1986, AS AMENDED,  AND FOR
                                            NON-ERISA INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.    That the Purchaser's Taxpayer Identification Number is [   ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-18, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.


                                       [Name of Purchaser]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of __________, 20__.




Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

                [Letter from Transferor of Class A-R Certificate]

                                     [Date]

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Re:   Wells Fargo Asset Securities Corporation,
      Series 2001-18, Class A-R

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.


                                       Very truly yours,


                                       [Transferor]


                                       ______________________

                                    EXHIBIT J



                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-18
                       CLASS [B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER


First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way

Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-18, Class [B-4][B-5][B-6] Certificates (the "Class [B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of August 30, 2001 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-18.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

            [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 20__, relating to the Class [B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3.  Transfer of Class [B-4][B-5][B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]

                                       By: ______________________________


                                       Its: ______________________________

                                    EXHIBIT K

                                   [RESERVED]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

               Wells Fargo Home Mortgage, Inc. Servicing Agreement



                 National City Mortgage Co. Servicing Agreement



                   HomeSide Lending, Inc. Servicing Agreement



                   SunTrust Mortgage, Inc. Servicing Agreement



                    Old Kent Mortgage Co. Servicing Agreement



                    Colonial Saving, F.A. Servicing Agreement



            Chase Manhattan Mortgage Corporation Servicing Agreement



                Washington Mutual Bank, F.A. Servicing Agreement



                  HSBC Mortgage Corporation Servicing Agreement



               The Huntington Mortgage Company Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

            ______________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-18, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of August 30, 2001 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

            ______________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Defined Terms.

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's, a division of The McGraw Hill Companies, Inc. ("S&P") or at least F-1 by Fitch, Inc. ("Fitch") or
(vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by S&P or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either S&P or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.2 Definitions Incorporated by Reference.

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                          SPECIAL SERVICING PROCEDURES

            Section 1.3 Reports and Notices.

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

               (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

               (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 1.4 Purchaser's Election to Delay Foreclosure Proceedings.

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 1.5 Purchaser's Election to Commence Foreclosure
Proceedings.

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 1.6 Termination.

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                       COLLATERAL FUND; SECURITY INTEREST

            Section 1.7 Collateral Fund.

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-18." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 1.8 Collateral Fund Permitted Investments.

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 1.9 Grant of Security Interest.

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 1.10      Collateral Shortfalls.

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                            MISCELLANEOUS PROVISIONS

            Section 1.11      Amendment.

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 1.12      Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 1.13      Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 1.14      Notices.

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a) in the case of the Company,
                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way
                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b)   in the case of the Purchaser,

                    ____________________________________

                    ____________________________________

                    ____________________________________

                    ____________________________________

            Section 1.15      Severability of Provisions.

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 1.16      Successors and Assigns.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 1.17      Article and Section Headings.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 1.18      Confidentiality.

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 1.19      Indemnification.

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       Wells Fargo Bank Minnesota, National
                                          Association


                                       By:____________________________________
                                          Name:
                                          Title:



                                       By:____________________________________
                                          Name:
                                          Title:

                                   SCHEDULE I

         Wells Fargo Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2001-18 Applicable Unscheduled Principal Receipt Period

                                         Full Unscheduled   Partial Unscheduled
                 Servicer               Principal Receipts  Principal Receipts

WFHM (Exhibit F-1)                          Mid-Month            Mid-Month
WFHM (Exhibit F-2)                         Prior Month          Prior Month
National City Mortgage Co.                  Mid-Month           Prior Month
HomeSide Lending, Inc.                     Prior Month          Prior Month
SunTrust Mortgage, Inc.                     Mid-Month           Prior Month
Old Kent Mortgage Company                   Mid-Month           Prior Month
Colonial Savings, F.A.                      Mid-Month           Prior Month
Chase Manhattan Mortgage Corporation        Mid-Month           Prior Month
Washington Mutual Bank, F.A.                Mid-Month           Prior Month
HSBC Mortgage Corporation (USA)             Mid-Month           Prior Month
The Huntington Mortgage Company             Mid-Month           Prior Month